Reference is made to the Intercreditor Agreement, dated as of March 1, 2022, among Wilmington Savings Fund Society, FSB, as Priority Lien Agent (as defined therein), U.S. Bank Trust Company, National Association, as Original Second Lien Indenture Trustee (as defined therein), Wilmington Savings Fund Society, FSB, as Original Second Lien Credit Agreement Agent (as defined therein), U.S. Bank Trust Company, National Association, as Original Third Lien Indenture Trustee (as defined therein), and Wilmington Savings Fund Society, FSB, as Original Third Lien Credit Agreement Agent (as defined therein) and acknowledged and agreed by Diamond Sports Group, LLC and certain of its subsidiaries and parent companies (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, and (iii) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.
Notwithstanding any other provision contained herein, this Indenture, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Indenture and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

INDENTURE

Dated as of March 1, 2022

Among

DIAMOND SPORTS GROUP, LLC
and
DIAMOND SPORTS FINANCE COMPANY,
as Issuers,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent

5.375% SENIOR SECURED SECOND LIEN NOTES DUE 2026

i

EXHIBITS
Exhibit A    Form of Secured Note
Exhibit B    Form of Certificate of Transfer
Exhibit C    Form of Certificate of Exchange
Exhibit D    Form of Supplemental Indenture to be Delivered by Subsequent Guarantors
Exhibit E    Form of Security Agreement
Exhibit F    Form of First/Second/Third Lien Intercreditor Agreement
Exhibit G    Form of Second Lien Pari Passu Intercreditor Agreement
Exhibit H    Form of Certificate of Acquiring Institutional Accredited Investor

INDENTURE, dated as of March 1, 2022, among Diamond Sports Group, LLC, a Delaware limited liability company (“Diamond Sports Group”), Diamond Sports Finance Company, a Delaware corporation (together with Diamond Sports Group, the “Issuers”, and each, an “Issuer”), Diamond Sports Intermediate Holdings LLC, a Delaware limited liability company and the direct parent of the Issuers (“Holdings”), and the other Guarantors (as defined herein) from time to time party hereto, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H
WHEREAS, the Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) the Issuers’ 5.375% Senior Secured Second Lien Notes due 2026 in an aggregate principal amount of $3,035,937,000 in exchange for the Issuers’ existing 5.375% Senior Secured Notes due 2026 (the “Existing Secured Notes”) pursuant to the Exchange Offer on the Effective Date and (ii) the Issuers’ 5.375% Senior Secured Second Lien Notes due 2026 in an aggregate principal amount not exceeding $14,063,000 in exchange for Existing Secured Notes pursuant to the Exchange Offer after the Effective Date and on or prior to the Final Settlement Date (such 5.375% Senior Secured Second Lien Notes due 2026 issued on the Effective Date and after the Effective Date and on or prior to the Final Settlement Date, collectively, the “Secured Notes” or the “Notes”); and
WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Issuers, in accordance with its terms, have been done.
NOW, THEREFORE, the Issuers, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and, except as provided herein, for the equal and ratable benefit of the Holders of the Secured Notes:
ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions.
“12.750% Secured Notes” means the 12.750% Senior Secured Notes due 2026 of the Issuers.
“12.750% Secured Notes Indenture” means that certain indenture, dated as of June 10, 2020, as supplemented to the Effective Date, among the Issuers and U.S. Bank Trust Company, National Association governing the 12.750% Secured Notes.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Secured Notes sold in reliance on Rule 144A.
“Acquired Indebtedness” means, with respect to any specified Person,
(1)    Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred or assumed in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Agreement” means that certain Equity Purchase Agreement, dated as of May 3, 2019, among The Walt Disney Company, as the seller, Fox Cable Networks, LLC, as the selling subsidiary, and Diamond Sports Group, as the buyer (together with all exhibits, schedules and other attachments thereto).
“Acquisition Transaction” means any Investment by Holdings, an Issuer or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment, (a) such Person becomes a Subsidiary Guarantor or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys all or substantially all of its assets (or all or substantially all the assets constituting a business unit, division, product line or line of business) to, or is liquidated into, Holdings, an Issuer or a Subsidiary Guarantor.
“Addback Cap” means for amounts added back to Consolidated EBITDA pursuant to clause (1)(l) and clause (2) of the definition thereof, excluding from the applicability of the Addback Cap amounts added back for sports rights payments and amortization of sports rights payments, that the aggregate amount of such addbacks for the Applicable Measurement Period shall be limited to an aggregate amount not to exceed 10.0% of Consolidated EBITDA (prior to giving effect to such addbacks) for the Applicable Measurement Period.
“Additional Second Lien Obligations” has the meaning set forth in the First/Second/Third Lien Intercreditor Agreement.
“Additional Second Lien Secured Parties” has the meaning set forth in the First/Second/Third Lien Intercreditor Agreement.
“Additional Third Lien Secured Parties” has the meaning set forth in the First/Second/Third Lien Intercreditor Agreement.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar or Paying Agent.
“Applicable Calculation Date” means the applicable date of determination for (i) Consolidated Second Lien Debt Ratio, (ii) Consolidated Secured Debt Ratio, (iii) Consolidated Total Debt Ratio, (iv) Fixed Charge Coverage Ratio or (v) Consolidated EBITDA.
“Applicable Measurement Period” means the most recently completed four consecutive fiscal quarters of Holdings immediately preceding the Applicable Calculation Date for which internal financial statements are available.
“Applicable Premium” means, with respect to any Secured Note on any Redemption Date, the greater of:
(1)    1.0% of the principal amount of such Secured Note; and
(2)    the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Secured Note at August 15, 2022 (such redemption price being set forth in the table appearing in Section 3.07(b) plus (ii) all required interest payments due on such Secured Note through August 15, 2022 (excluding accrued but unpaid interest to the Redemption Date), computed by Holdings on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Secured Note.

Calculation of the Applicable Premium will be made by Holdings; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
“Asset Sale” means:
(1)    the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Holdings or any of its Restricted Subsidiaries, including any disposition of property in connection with a division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws); or
(2)    the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.09), whether in a single transaction or a series of related transactions
(each of the foregoing clauses (1) and (2) referred to in this definition as a “disposition”);
in each case, other than:
(a)    any disposition of Cash Equivalents or Investment Grade Securities or obsolete, non-core, surplus, damaged, unnecessary, unsuitable or worn out property or equipment, inventory or other assets, in each case, in the ordinary course of business or any disposition of inventory, immaterial assets or goods (or other assets), property or equipment held for sale or no longer used or useful, or economically practicable to maintain, in the conduct of the business of Holdings and the Restricted Subsidiaries (but not including any disposition of DTC Assets);
(b)    the disposition of all or substantially all of the assets of Holdings or any Restricted Subsidiary in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;
(c)    any disposition in connection with the making of any Restricted Payment that is permitted to be made under Section 4.07 or any Permitted Investment;
(d)    any disposition of property or assets, or issuance or sale of Equity Interests of any Restricted Subsidiary, in any single transaction or series of related transactions with an aggregate fair market value not to exceed $150.0 million;
(e)    any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to another Restricted Subsidiary (including any sale, transfer or other disposition to effect the formation of any Subsidiary in connection with a division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) so long as upon formation of such Subsidiary, such Subsidiary shall be a Restricted Subsidiary); provided that if the transferor in such transaction is a Note Party, then the transferee must be a Note Party;
(f)    Permitted DTC Licenses;
(g)     the lease, assignment, sublease, license or sublicense of any real or personal property (including the provision of software under an open source license) in the ordinary course of business and that does not materially interfere with the business of Holdings and the Restricted Subsidiaries, taken as a whole;
(h)    [reserved];

(i)     foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action (whether by deed in lieu of condemnation or otherwise) with respect to any property, assets, Equity Interests or Indebtedness, the granting of Liens permitted or not prohibited by this Indenture, and transfers of any property, asset, Equity Interests or Indebtedness that have been subject to a casualty to the respective insurer of such property, asset, Equity Interests or Indebtedness as part of an insurance settlement or upon receipt of the net proceeds of such casualty event;
(j)    dispositions or discounts without recourse (including by way of assignment or participation) of (i) accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties) and (ii) receivables and related assets pursuant to any Permitted Receivables Financing or any participation therein;
(k)    [reserved];
(l)    any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;
(m)    the sale, discount or other disposition, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable, equipment or other property, assets, Equity Interests or Indebtedness in the ordinary course of business, and the conversion of accounts receivable or notes receivable or other dispositions of accounts receivable or notes receivable in connection with the collection or compromise thereof;
(n)    the licensing, sub-licensing or cross-licensing of intellectual property or other general intangibles in the ordinary course of business and that do not materially interfere with the business of Holdings and the Restricted Subsidiaries, taken as a whole;
(o)    the unwinding or termination of any Hedging Obligations or Cash Management Obligations;
(p)    sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in binding joint venture or similar agreements or arrangements;
(q)    the lapse, abandonment or invalidation of intellectual property rights (but not including DTC Assets) that are not material to the conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole, or that are no longer used or useful or no longer economically practicable or commercially reasonable to maintain, in each case as reasonably determined by Holdings;
(r)    the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;
(s)    the disposition of any property, assets, Equity Interests or Indebtedness (i) acquired in a transaction that are not used or useful in the core or principal business of Holdings and its Restricted Subsidiaries as reasonably determined by Holdings, or (ii) made in connection with the approval of any applicable antitrust authority or any other governmental authority or otherwise necessary or advisable to consummate any acquisition after the Effective Date, as determined by Holdings;
(t)    any disposition of property, assets, Equity Interests or Indebtedness of a Foreign Subsidiary the Net Proceeds of which Holdings has reasonably determined that the repatriation of such Net Proceeds (i) is prohibited or subject to limitations under applicable law, orders, decrees or determinations of any arbitrator, court or governmental authority or (ii) would have a material adverse tax consequence; provided that when Holdings determines that repatriation of any of such Net Proceeds (i) is no longer prohibited or subject to limitations under such applicable law, orders, decrees or determinations of any arbitrator, court or governmental authority or (ii) would no longer have a material adverse tax consequence, such amount at such time shall be considered the Net Proceeds in respect of an Asset Sale;
(u)    any disposition of property, assets, Equity Interests or Indebtedness that were acquired with Qualified Equity Proceeds if the proceeds of such disposition are used to make a Restricted Payment pursuant to clause (9)(b) of Section 4.07(b); and
(v)    any disposition of minority Equity Interests of Subsidiary Guarantors that own RSNs to any Sports Partner in connection with the negotiation of media rights or other contracts in the ordinary course of business that are approved by all of the Independent Directors to the extent that after giving effect to such disposition such Sports Partner holds minority Equity Interests in the Subsidiary Guarantor whose Equity Interests are disposed of.
In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, Holdings, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Board” with respect to a Person means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).
“Business Day” means each day which is not a Legal Holiday.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.
“Cash Equivalents” means:
(1)    United States dollars;
(2)    Canadian dollars, euro, pound sterling or any national currency of any participating member state of the EMU;

(3)    securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof as a full faith and credit obligation of the U.S. government, with average maturities of 24 months or less from the date of acquisition;
(4)    certificates of deposit, time deposits and eurodollar time deposits with average maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with average maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100.0 million in the case of U.S. banks or other U.S. financial institutions and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions;
(5)    repurchase obligations for underlying securities of the types described in clauses (3), (4) and (10) entered into with any financial institution meeting the qualifications specified in clause (4) above;
(6)    commercial paper rated at least P-2 by Moody’s, at least A-2 by S&P or at least F2 by Fitch (or, if at any time, none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another Rating Agency) and variable or fixed rate notes issued by any financial institution meeting the qualifications specified in clause (4) above, in each case, with average maturities of 36 months after the date of creation thereof;
(7)    marketable short-term money market and similar securities having a rating of at least P-2, A-2 or F2 from either Moody’s, S&P or Fitch, respectively (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another Rating Agency);
(8)    investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (12) below;
(9)    securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having average maturities of not more than 12 months from the date of acquisition thereof;
(10)    readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any participating member state of the EMU) having an Investment Grade Rating from any of Moody’s, S&P or Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 24 months or less from the date of acquisition;
(11)    Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P, A2 or higher from Moody’s or F1 or higher from Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;
(12)    Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated A or better by S&P, A2 or better by Moody’s or F1 or better by Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another Rating Agency);
(13)    [reserved];

(14)    investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (4) above, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (1) through (13) of this definition; and
(15)    investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (14) above.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under this Indenture regardless of the treatment of such items under GAAP.
“Cash Management Obligations” means (1) obligations of Holdings or any of its Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (2) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).
“Change of Control” means the occurrence of one or more of the following events after the Effective Date:
(1)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any Person other than Parent; or
(2)    (a) Holdings becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of Holdings (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Parent, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Holdings having a majority of the aggregate votes on the Board of Holdings, unless Parent has the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint directors or other governing body of Holdings having a majority of the aggregate votes on the Board of Holdings or other governing body; or (b) the failure of the Issuers and each Guarantor to otherwise be direct or indirect subsidiaries of Parent.
Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not for purposes of this definition beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement sufficient to otherwise be a Change of Control and (ii) a Person or group shall not for purposes of this definition beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors or other governing members of such Parent Entity.
“Change in Law” means (a) the adoption of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any governmental authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any governmental authority made or issued, in each case, after the Effective Date.
“Charter Agreement” means that certain Amended and Restated Affiliation Agreement dated as of January 1, 2017, by and between Diamond Sports Net, LLC (f/k/a Fox Sports Net, LLC, the assignee of Fox Cable Network Services, LLC) and Spectrum Management Holding Company LLC, successor to Time Warner Cable Enterprises LLC (as amended, supplemented or otherwise modified).
“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearance agency.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.
“Collateral” means any and all assets and property, whether tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Second Lien Notes Obligations.
“College Sports Transaction” means the contribution and/or disposition, directly or indirectly, by Parent of assets (including any Capital Stock) related to the high school and college sports assets, businesses and/or divisions of Parent and its Subsidiaries to Holdings, Diamond Sports Group, Diamond College Sports, Inc. or any other Subsidiary of Holdings and/or to any third party. For the avoidance of doubt, the College Sports Transaction shall not be permitted to include a transfer of DTC Assets from any Note Party to any Person that is not a Note Party.
“Consolidated EBITDA” means, as of any Applicable Calculation Date, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:
(1)    without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income for such period, the sum of the following amounts for such period:
(a)    Fixed Charges of such Person for such period and, to the extent not reflected in Fixed Charges, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (n) through (y) of clause (1) thereof,
(b)    provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes based on income, profits, revenue or capital, and foreign withholding taxes of such Person paid or accrued during such period (including in respect of repatriated funds), including any penalties and interest relating to such taxes or arising from any tax examinations, and (without duplication) any payments actually made to a Parent Entity pursuant to clause (13) of Section 4.07(b) in respect of such taxes,
(c)    the total amount of depreciation and amortization expense (including amortization of deferred financing fees or costs, internal labor costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs and incentive payments, content (including film) and sports rights amortization, conversion costs and contract acquisition costs) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP,

(d)    any other non-cash charges, expenses or losses, including any write offs, write downs, expenses, losses or items (each, a “non-cash charge”), except that if any non-cash charge represents an accrual or reserve for potential cash items in any future period (A) such Person may elect not to add back such non-cash charge in such period and (B) to the extent such Person elects to add back such non-cash charge (other than amortization of a prepaid cash item that was paid in a prior period) in such period, the cash payment in respect thereof in any future period shall be subtracted from Consolidated EBITDA,
(e)    the amount of any non-controlling interest or minority interest expense (including in the form of any income, gain, fee, charge or expense), in each case attributable to non-controlling or minority equity interests of third parties (other than Holdings or any of its Subsidiaries) in any non-wholly-owned Subsidiary, to the extent deducted (and not added back) in such period from Consolidated Net Income,
(f)    the amount of fees, expenses and indemnities paid to directors, including of Holdings or any Parent Entity thereof,
(g)    losses or discounts on sales or dispositions of receivables and related assets in connection with any Permitted Receivables Financing,
(h)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (3) below for any previous period and not added back,
(i)    any costs or expenses incurred by such Person or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of such Person or Net Proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock),
(j)    any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature,
(k)    any accrual for the deferred or non-cash portion of the Management Fee;
(l)    extraordinary, one-time, non-recurring or unusual losses (less all fees and expenses relating thereto) and expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings, expenses, operating expense reductions, synergies and charges (including restructuring and integration charges) initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, contract termination costs, system establishment charges, integration and facilities’ opening costs and other business optimization expenses (including related to new product introductions and other strategic or cost savings initiatives), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions after the Effective Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, recruiting and signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, charges or expenses attributable to legal or regulatory claims, suits, actions, disputes, hearings and other matters, asset divestitures, costs or cost inefficiencies related to labor, facility, property or broadcasting transmission slowdowns, shutdowns or disruptions (as applicable), costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments thereof); and

(m)    any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any Specified Event, acquisition, Investment, recapitalization, asset disposition, issuance or repayment of indebtedness, issuance of equity securities, refinancing transaction or amendment or other modification of, or the rating by the Rating Agencies of, any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or abandoned (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification Topic 805—Business Combinations and gains or losses associated with FASB Accounting Standards Codification Topic 460—Guarantees); plus
(2)    without duplication, the amount reasonably projected by such Person of “run rate” cost savings, expenses, operating expense reductions, synergies (including from increased pricing in existing customer contracts, new projects and adjustments for annualized full-year gross profit contribution from current recurring contract base and backlog; provided that any such revenue or gross profit synergies of the type described in this parenthetical shall be limited to 5.0% of Consolidated EBITDA for the Applicable Measurement Period) and charges (including restructuring and integration charges) to be realized by such Person as a result of actions (including actions taken or initiated before, on or after the Effective Date) that have been taken or initiated or are expected to be taken or initiated in connection with, pursuant to or as contemplated by the Transactions, any Specified Event or any joint venture or other arrangement of such Person or any of its Restricted Subsidiaries (even if not accounted for on the financial statements of any such joint venture or such Person) (a) occurring on or prior to the date that is 12 full months after the date of the final consummation of the Transactions and (b) occurring on or prior to the date that is 12 full months after the date of final consummation of any other investment, disposition of assets, property, Capital Stock or Indebtedness, incurrence, prepayment or repayment of Indebtedness, Restricted Payment, Subsidiary designation, restructuring, cost saving initiative or other initiative (each such investment, disposition, incurrence, prepayment, repayment, Restricted Payment and Subsidiary designation, a “Specified Event”). Such cost savings, expenses, operating expense reductions, synergies and charges (including restructuring and integration charges) shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of the relevant period, net of the amount of actual benefits realized from such actions if such cost savings are reasonably identifiable and factually supportable, and identified on an Officer’s Certificate delivered to the Trustee. No cost savings, expenses, operating expense reductions, synergies and charges (including restructuring and integration charges) shall be added pursuant to this clause (2) to the extent duplicative of any cost savings, expenses, operating expense reductions, synergies and charges (including restructuring and integration charges) that are included in clause (1) above (it being understood and agreed that “run rate” shall mean the full recurring cost savings, expenses, operating expense reductions, synergies and charges (including restructuring and integration charges) that are associated with any action taken) and the share of any such cost savings, expenses, operating expense reductions, synergies and charges (including restructuring and integration charges) with respect to a joint venture that are to be allocated to such Person shall not exceed the total amount thereof proportionate to such Person’s economic interest in such joint venture for the relevant Applicable Measurement Period; less
(3)    without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(a)    non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),
(b)    the amount of any non-controlling interest attributable to non-controlling or minority equity interests of third parties (other than Holdings or any of its Subsidiaries) in any non-wholly-owned Subsidiary, to the extent added back (and not deducted) in such period to Consolidated Net Income; and

(c)    extraordinary, one-time, non-recurring or unusual gains (less all fees and expenses relating thereto);
less
(4)    solely for purposes of calculating the Specified Ratios (without duplication and to the extent included in arriving at such Consolidated Net Income), the Consolidated EBITDA (or, plus negative Consolidated EBITDA) for such period attributable to any non-wholly-owned Subsidiary (determined as otherwise provided for in this definition), except that Consolidated EBITDA shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or if not paid in cash or Cash Equivalents, but later converted into cash or Cash Equivalents, upon such conversion) by such Person to the referent Person or a Restricted Subsidiary thereof during such period, in each case, as determined on a consolidated basis for such Person and its Restricted Subsidiaries. For purposes of testing the covenants under this Indenture in connection with any transaction, the Consolidated EBITDA of such Person and its Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio (other than as set forth in the first proviso to the first paragraph of such definition). In addition, for purposes of calculating the Specified Ratios, Consolidated EBITDA shall be subject to and limited by the Addback Cap.
Notwithstanding anything to the contrary contained in this Indenture, for purposes of determining Consolidated EBITDA for any period that includes any of the fiscal quarters ended on March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021, Consolidated EBITDA for such fiscal quarters shall be as follows: $23.0 million, $250.0 million, $268.0 million and $43.0 million, respectively.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Financing Lease Obligations and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (n) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Specified Event, (o) annual agency or similar fees paid to the administrative agents, collateral agents, trustees and other agents under any Credit Facilities or indentures, (p) any “additional interest” or “liquidated damages” with respect to failure to comply with any registration rights agreement owing with respect to any securities, (q) costs associated with obtaining Hedging Obligations, (r) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Acquisition or any acquisition, (s) penalties and interest relating to taxes, (t) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities, (u) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Effective Date, (v) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing, (w) any accretion of accrued interest on discounted liabilities and any prepayment, make whole or breakage premium, penalty or cost, (x) interest expense attributable to a Parent Entity resulting from push-down accounting and (y) any lease, rental or other expense in connection with a Non-Financing Lease Obligation); plus
(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)    interest income of such Person and its Restricted Subsidiaries for such period.
For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP).
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person for such period, determined on a consolidated basis, excluding (and excluding the effect of), without duplication:
(1)    [reserved],
(2)    the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period to the extent included in Consolidated Net Income,
(3)    Transaction Costs,
(4)    the net income for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, except that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or if not paid in cash or Cash Equivalents, but later converted into cash or Cash Equivalents, upon such conversion) by such Person to the referent Person or a Restricted Subsidiary thereof during such period,
(5)    [reserved],
(6)    [reserved],
(7)     any income (loss) for such period attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid),
(8)     accruals and reserves, contingent liabilities and any gains or losses on the settlement of any pre-existing contractual or non-contractual relationships that are established or adjusted as a result of the RSN Acquisition in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period,
(9)     non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements,
(10)     any income (loss) attributable to deferred compensation plans or trusts,
(11)     any income (loss) from investments recorded using the equity method of accounting (but including any cash dividends or distributions actually received by such Person or a Restricted Subsidiary thereof in respect of such investment),
(12)     any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income (loss) from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of),

(13)     any non-cash gain (loss) attributable to the mark-to-market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging or mark-to-market movement of other financial instruments pursuant to FASB Accounting Standards Codification Topic 825—Financial Instruments in such period; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period,
(14)     any non-cash gain (loss) related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Hedging Obligations for currency exchange risk and revaluations of intercompany balances and other balance sheet items),
(15)     any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures; provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made,
(16)     any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities),
(17)     [reserved],
(18)     any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item,
(19)     costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and other costs and expenses attributable to Holdings or any Parent Entity thereof being a public company, and
(20)    any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period).
There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries), as a result of the Transactions, any Specified Event, acquisition or Investment consummated prior to the Effective Date and any other Specified Event or acquisition (by merger, consolidation, amalgamation or otherwise) or other Investment or the amortization or write-off of any amounts thereof.
In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any Specified Event, acquisition or other Investment or any disposition of any asset permitted under this Indenture (net of any amount so added back in any prior period to the extent not so reimbursed within a one-year period) and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period.

“Consolidated Second Lien Debt Ratio” means, as of any Applicable Calculation Date, with respect to any Person and its Restricted Subsidiaries, the ratio of (1) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries for borrowed money, unreimbursed drawings under letters of credit, Obligations in respect of Financing Lease Obligations, debt obligations evidenced by promissory notes and similar instruments that is secured by a Lien on the Collateral (other than Indebtedness secured by the Collateral with a Junior Lien Priority relative to the Secured Notes and the Note Guarantees), computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date to (2) such Person’s Consolidated EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio (other than as set forth in the third sentence of the first paragraph of such definition) and for the avoidance of doubt subject to the Addback Cap.
“Consolidated Secured Debt Ratio” means, as of any Applicable Calculation Date, with respect to any Person and its Restricted Subsidiaries, the ratio of (1) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries for borrowed money, unreimbursed drawings under letters of credit, Obligations in respect of Financing Lease Obligations, debt obligations evidenced by promissory notes and similar instruments that is secured by a Lien on the Collateral, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date to (2) such Person’s Consolidated EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (other than as set forth in the third sentence of the first paragraph of such definition) and for the avoidance of doubt subject to the Addback Cap.
“Consolidated Total Debt Ratio” means, as of any Applicable Calculation Date, with respect to any Person and its Restricted Subsidiaries, the ratio of (1) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries for borrowed money, unreimbursed drawings under letters of credit, Obligations in respect of Financing Lease Obligations, debt obligations evidenced by promissory notes and similar instruments, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date to (2) such Person’s Consolidated EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (other than as set forth in the third sentence of the first paragraph of such definition).
“Consolidated Total Indebtedness” means, as of any date of determination, with respect to any Person and its Restricted Subsidiaries, an amount equal to (a) the sum of (1) the aggregate amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, unreimbursed drawings under letters of credit, Obligations in respect of Financing Lease Obligations, debt obligations evidenced by promissory notes and similar instruments, but excluding (A) all undrawn amounts under revolving credit facilities, (B) Hedging Obligations, (C) performance bonds or any similar instruments, (D) the effects of any discounting of Indebtedness resulting from the application of recapitalization accounting or acquisition method accounting in connection with the RSN Acquisition or any Specified Event, acquisition (by merger, consolidation, amalgamation, dividend, distribution or otherwise), or other Investment, and (E) all Obligations (including any Non-Recourse Indebtedness) relating to Permitted Receivables Financings and (2) the aggregate amount of all outstanding Disqualified Stock of such Person and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP; less (b) cash and Cash Equivalents of such Person and its Restricted Subsidiaries. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified

Stock or Preferred Stock, such fair market value shall be determined in good faith by the Board or senior management of such Person.
“Content Rights” means all rights of Holdings and its Subsidiaries to any content used in the operation of the business of Holdings and its Subsidiaries, including, but not limited to, broadcast rights, digital distribution rights and editorial content, including future rights to be acquired or otherwise made available to Holdings or any of its Subsidiaries or to which Holdings or any of its Subsidiaries is entitled.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation, or
(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly controls, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in Holdings and/or other Persons.
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Holders and the Issuers.
“Credit Facility” means one or more debt facilities (including, without limitation, the Senior Credit Facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (if and to the extent that such increase in borrowings or issuance is permitted under Section 4.09) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.
“Credit Facility Exchange” means the sale, on the Effective Date, by certain lenders under the Third Lien Credit Agreement (the “Exchanging Lenders”) in an open market purchase and sale transaction pursuant to the Credit Facility Exchange Agreement, of their loans under the Third Lien Credit Agreement to Diamond Sports Group in exchange for consideration consisting of term loans issued under the Second Lien Credit Facilities, and the exchange, on the Effective Date, by existing revolving lenders under the Third Lien Credit Agreement of their outstanding revolving loans and outstanding revolving commitments, the deemed issuance of letters of credit previously existing under the Third Lien Credit Agreement under the Second Lien Credit Facilities and the termination of all obligations of the revolving lenders under the Third Lien Credit Agreement, in each case pursuant to the Credit Facility Exchange Agreement.
“Credit Facility Exchange Agreement” means that certain Open Market and Cashless Exchange Agreement, by and among Holdings, Diamond Sports Group and the specified lenders party thereto, dated as of the Effective Date.
“Custodian” means the Trustee, as custodian with respect to the Secured Notes in global form, or any successor entity thereto.
“Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Depositary” means, with respect to the Secured Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Secured Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by or owing to Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, less the amount of cash or Cash Equivalents actually received in connection with a subsequent disposition of or collection on such Designated Non-cash Consideration. A particular item of Designated Non-cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or subject of a disposition in exchange for consideration in the form of cash or Cash Equivalents in compliance with Section 4.10.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock of such Person or any Parent Entity thereof that would not otherwise constitute Disqualified Stock, and other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the maturity date of the Secured Notes; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries or Parent Entities in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of Holdings, any of its Subsidiaries or any Parent Entity or any other entity in which Holdings or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Holdings shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement or in order to satisfy applicable statutory or regulatory obligations.
“Domestic Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.
“DTC Application” means any application (“app”) that is owned by Diamond Sports Group or any other Note Party through which the end-user customer can access any Content Rights.
“DTC Assets” means (i) any developed direct-to-consumer technology and/or Intellectual Property used or intended to be used in connection with the DTC Application, (ii) all Content Rights and (iii) the DTC Application and any other assets used in connection with the DTC Application; provided that DTC Assets shall not include any “off-the-shelf” software made generally available to the public on a non-exclusive basis by the third-party owner thereof used in connection with the development or operation of the DTC Application and licensed by, but not owned, developed or created by, Diamond Sports Group or any other Note Party.
“Effective Date” means March 1, 2022, the first date on which Secured Notes are issued under this Indenture.
“Effective Date Receivables Financing” has the meaning assigned to such term in the definition of the term “Permitted Receivables Financing.”
“EMU” means economic and monetary union as contemplated in the Treaty on European Union.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” means any public or private sale or issuance of common equity or Preferred Stock of Holdings or any Parent Entity (excluding Disqualified Stock), other than:
(1)    public offerings with respect to Holdings or any Parent Entity’s common stock registered on Form S-8 (or any successor form thereto); and
(2)     issuances to any Subsidiary of Holdings.
“euro” means the single currency of participating member states of the EMU.
“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system, or any successor securities clearance agency.
“Exchange Act” means the Securities Exchange Act of 1934, as amended (with respect to the definitions of “Change of Control” and “Permitted Holders” only, as in effect on the Effective Date).
“Exchange Offer” means the exchange offer and consent solicitation contemplated by the Offering Memorandum.
“Excluded Accounts” means any account as to which any one or more of the following applies: (i) the account is a deposit account balance of which contains solely (a) withheld income taxes and federal, state, local or foreign employment taxes in such amounts as are required in the reasonable judgment of a Note Party to be paid to the Internal Revenue Service or any other U.S., federal, state or local or foreign government agencies within the following month with respect to employees of such Note Party, (b) amounts required to be paid over to an employee benefit plan pursuant to Department of Labor Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of any Note Party, (c) amounts which are required to be pledged or otherwise provided as security pursuant to any requirement of any governmental authority or foreign pension requirement, (d) amounts to be used to fund payroll or employee benefit obligations (including, but not limited to, amounts payable to any employment contracts between any Note Party and their respective employees), or (e) (i) a trust account used solely to hold security deposits of customers, (ii) zero-balance accounts, (iii) deposit accounts maintained in the ordinary course of business containing cash amounts that do not exceed at any time $200,000 per account, not to exceed $1.0 million in the aggregate for all such accounts under this clause (iii) or (iv) an account that, immediately prior to the Effective Date, is already subject to a deposit account control agreement under the Permitted Accounts Receivable Facility or is an account of any Receivables Subsidiary.
“Excluded Assets” means:
(1)    [reserved];
(2)    [reserved];
(3)    any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction);
(4)    any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Obligations under the Secured Notes is prohibited by any requirements of law, including, without limitation, to the extent the Note Collateral Agent may not validly possess a security interest in any applicable FCC license pursuant to the Communications Act of 1934, as amended, and the rules, regulations, published orders and published and promulgated policy statements of the FCC, all as may be amended from time to time (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable requirements of law) or would require consent or approval of any governmental authority;
(5)    margin stock;
(6)    assets to the extent a security interest in such assets would result in material adverse tax consequences to Holdings or one of its Subsidiaries as reasonably determined by Diamond Sports Group and the Second Lien Bank Collateral Agent (pursuant to the terms of the Second Lien Credit Facilities);
(7)    any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;
(8)    any lease, license or other agreement (but, for the avoidance of doubt, not including any joint venture agreement, shareholders’ agreement or similar agreement (including with any Sports Partners)) or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than the Issuers or any Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition;

(9)    receivables and related assets (or interests therein) (a) sold to any Receivables Subsidiary or (b) otherwise pledged, factored, transferred or sold in each case, in connection with any Permitted Receivables Financing;
(10)    to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto under (other than any Note Party) the terms of any applicable organizational documents, joint venture agreement, shareholders’ agreement, or similar arrangement (including with any Sports Partners), Equity Interests in any joint venture that is (a) in existence or contemplated as of the Effective Date and is permitted by the terms of the Second Lien Credit Agreement or (b) is a bona fide joint venture of Holdings or any Restricted Subsidiary that has been approved by all of the Independent Directors;
(11)    [reserved];
(12)    [reserved];
(13)    any and all assets and personal property owned or held by any Subsidiary that is not an Issuer or a Guarantor (including any Unrestricted Subsidiary);
(14)    the Equity Interests of any Unrestricted Subsidiary;
(15)    any proceeds from any issuance of indebtedness that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Cash Equivalents set aside at the time of the incurrence of such indebtedness, to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such indebtedness (or any costs related to the issuance of such indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose; and
(16)    any asset with respect to which the Second Lien Bank Collateral Agent (pursuant to the terms of the Second Lien Credit Facilities) and the Issuers agree, in writing (each acting reasonably), that the cost of obtaining such a security interest or perfection thereof shall be excessive in view of the benefits to be obtained by the lenders and other parties holding obligations under the Second Lien Credit Facilities therefrom, and confirmed in writing by notice to the Notes Collateral Agent.
“Existing Credit Agreement” has the meaning set forth in the definition of “Third Lien Credit Agreement”.
“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as reasonably determined in good faith by the Board or senior management of Holdings.
“FCC” means the Federal Communications Commission or any governmental authority substituted therefor.
“Final Settlement Date” means the date on which Secured Notes are issued hereunder in exchange for Existing Secured Notes that are validly tendered and not validly withdrawn after 5:00 p.m., New York City time, on February 28, 2022, but prior to the expiration of the Exchange Offer, in accordance with the terms of the Exchange Offer as in effect on the Effective Date.
“Financing Lease Obligation” means, at the time any determination thereof is to be made, an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“First Lien Credit Agreement” means that certain First Lien Credit Agreement dated as of the Effective Date, among Diamond Sports Group, Holdings, the guarantors party thereto, Wilmington Savings Fund Society, FSB as administrative agent and collateral agent (in such capacity the “Priority Lien Agent”), and the lenders party thereto, as such agreement, in whole or in part, in one or more instances, may be amended, restated, renewed, extended, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, restatements, renewals and extensions) and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Priority Substitute Credit Facility (as defined in the First/Second/Third Lien Intercreditor Agreement) with respect thereto; provided that any such amendment, restatement, renewal, extension, supplement, modification or Priority Substitute Credit Facility shall comply with the requirements of Refinancing Indebtedness set forth in the proviso to Section 4.09(b)(13) and subclauses (c) and (d) of the proviso to clause (32) of the definition of “Permitted Liens”.
“First Lien Credit Facility” means the term loan facility under the First Lien Credit Agreement, as the same may be in effect from time to time, including, in each case, any related notes, mortgages, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof in whole and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any such term loan facility so long as any such financing arrangement constitutes a Priority Substitute Credit Facility (as defined in the First/Second/Third Lien Intercreditor Agreement); provided that any such amendment, supplement, modification, extension, renewal, restatement, refunding, replacement, exchange, refinancing or financing arrangements shall comply with the requirements of Refinancing Indebtedness set forth in the proviso to Section 4.09(b)(13) and subclauses (c) and (d) of the proviso to clause (32) of the definition of “Permitted Liens”.
“First Lien Obligations” means the “Secured Obligations” as defined in the First Lien Credit Facility.
“First Lien Priority” means, with respect to specified indebtedness, such indebtedness is secured by a Lien that is senior in priority to the Liens on the Collateral securing the Second Lien Notes Obligations and is subject to the First/Second/Third Lien Intercreditor Agreement.
“First/Second/Third Lien Intercreditor Agreement” means that certain First/Second/Third Lien Intercreditor Agreement, dated as of the Effective Date, among the Priority Lien Agent for the Priority Lien Secured Parties, the Notes Collateral Agent, as trustee and notes collateral agent for the Original Second Lien Indenture Secured Parties, the Second Lien Bank Collateral Agent for the Original Second Lien Credit Agreement Secured Parties, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee and notes collateral agent for the Original Third Lien Indenture Secured Parties, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent for the Original Third Lien Credit Agreement Secured Parties, and acknowledged and agreed to by the Issuers and the other Note Parties, in the form attached hereto as Exhibit F, as it may be amended or otherwise modified from time to time in accordance with this Indenture.
“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and any successor to its rating agency business.
“Fixed Charge Coverage Ratio” means, with respect to any Person as of any Applicable Calculation Date, the ratio of Consolidated EBITDA of such Person for the Applicable Measurement Period to the Fixed Charges of such Person for such Applicable Measurement Period. In the event that such Person or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the Applicable Measurement Period but on or prior to the Applicable Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period, except as provided in Section 1.06. Such pro forma calculation shall not give effect to any Indebtedness incurred on the Applicable Calculation Date pursuant to the provisions described in Section 4.09(b) (other than pursuant to clause (14) thereof).
For purposes of making the computation referred to above, Specified Events, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Holdings or any of its Restricted Subsidiaries during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the Applicable Calculation Date shall be calculated on a pro forma basis assuming that all such Specified Events, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom, for the avoidance of doubt subject to the Addback Cap) had occurred on the first day of the Applicable Measurement Period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into Holdings or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or disposed operation had occurred at the beginning of the Applicable Measurement Period.
For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made reasonably by a responsible financial or accounting officer of Holdings (and may include cost savings, expenses, operating expense reductions, synergies and charges (including restructuring and integration charges) resulting from the Transactions, any Specified Event, Asset Sale or other disposition or such Investment, acquisition, disposition, merger, amalgamation or consolidation or other transaction, in each case calculated in accordance with and permitted by clause (2) of the definition of “Consolidated EBITDA” herein and in any event subject to the Addback Cap). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Applicable Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving credit facility as of the Applicable Calculation Date. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate.
“Fixed Charges” means, with respect to any Person for any period, the sum of (without duplication):
(1)     Consolidated Interest Expense of such Person for such period;
(2)     all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person during such period; and
(3)     all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person during such period.
“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to in this Indenture shall be made without giving effect to any election under FASB Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of Holdings or any Subsidiary at “fair value,” as defined therein.
If there occurs a change in generally accepted accounting principles occurring after the Effective Date and such change would cause a change in the method of calculation of any term or measure used in this Indenture (an “Accounting Change”), then Holdings may elect, as evidenced by a written notice of Holdings to the Trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred; provided that, with respect to any Accounting Change (other than an Accounting Change in respect of the treatment of leases), in Holdings’ good faith determination, Holdings’ election to calculate such term or measure as if such Accounting Change had not occurred will not be less favorable to the Holders in any material respect than the method of calculation of such term or measure as in effect on the Effective Date.
“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Guarantor” means Holdings and each Subsidiary of Holdings (excluding the Issuers) that executes this Indenture as a Guarantor on the Effective Date and each other Affiliate of Holdings that thereafter guarantees the Secured Notes in accordance with the terms of this Indenture, until, in each case, such Person is released from its Note Guarantee with respect to the Secured Notes in accordance with the terms of this Indenture.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person with respect to (1) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Holder” means the Person in whose name a Secured Note is registered on the registrar’s books.
“Holdings” means Diamond Sports Intermediate Holdings LLC, a Delaware limited company and the direct parent of the Issuers, or any successor thereto.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Indebtedness” means, with respect to any Person on any date of determination, the principal in respect of indebtedness of such Person (a) in respect of borrowed money, including indebtedness for borrowed money evidenced by notes, debentures, bonds or other similar instruments or reimbursement obligations in respect of letters of credit, (b) representing any balance deferred and unpaid portion of the purchase price of any property (including pursuant to Financing Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) purchase price holdbacks to satisfy warranty or other unperformed obligations of the seller, (iii) obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions with respect thereto, (iv) any earn-out obligations until such earn-out obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (v) any deferred portion of the Management Fee, (c) [reserved], and (d) representing any net Hedging Obligations, but only if and to the extent that any of the foregoing Indebtedness in clauses (a) through (d) (other than net Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. All guarantees in respect of Indebtedness specified in clauses (a) through (d) of this definition (other than any exclusion therefrom) of another Person shall be included. To the extent not otherwise included, the obligations of the type referred to in clauses (a) through (d) of this definition (other than any exclusion therefrom) of another Person secured by a consensual Lien on any assets owned by such Person, whether or not such Indebtedness is assumed by such Person shall be included to such extent, but the amount of such Indebtedness will be the lesser of (x) the fair market value of such assets at such date of determination and (y) the amount of such Indebtedness of such other Person (it being understood, however, that Indebtedness shall in no event include any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business). Indebtedness of Holdings and its Restricted Subsidiaries shall exclude (i) intercompany liabilities arising from their cash management and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business and not made with the intent of evading the restrictions on incurring Indebtedness set forth in this Indenture, (ii) deferred or prepaid revenues, (iii) accrued expenses and royalties, (iv) any liabilities for taxes and (v) Capital Stock and Disqualified Stock.
“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time with respect to the Secured Notes.
“Indenture Documents” means, collectively, this Indenture, the Secured Notes, the Note Guarantees and the Security Documents.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of Holdings, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.
“Intellectual Property” has the meaning assigned to such term in the Security Agreement.
“Intercreditor Agreements” means, collectively, the First/Second/Third Lien Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement and the Third Lien Pari Passu Intercreditor Agreement.
“Interest Payment Date”, when used with respect to any Secured Note, means the Stated Maturity of an installment of interest on such Secured Note.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB− (or the equivalent) by S&P and BBB− (or the equivalent) by Fitch, or the equivalent investment grade credit rating from any other Rating Agency substituted for Moody’s, S&P or Fitch pursuant to clause (2) of the definition of “Rating Agency.”
“Investment Grade Securities” means:
(1)     securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);
(2)     debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings and its Subsidiaries;
(3)     investments in any fund that invests at least 90% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and
(4)     corresponding instruments in countries other than the United States customarily utilized for high quality investments.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers, directors, managers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
For purposes of Section 4.07:
(1)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by Holdings; and
(2)    a Restricted Subsidiary ceasing to be a Restricted Subsidiary shall not be deemed an Investment at such time.
The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by Holdings or a Restricted Subsidiary in respect of such Investment.
“Investor” means each of (1) (i) David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith, (ii) Immediate Family Members of the Persons described in clause (1)(i), (iii) any Affiliates, related estate plan and trusts created for the benefit of the Persons described in clause (1)(i), (ii) or (iv) or any trust for the benefit of any such Affiliate, estate plan or trust, or (iv) in the event of the incompetence of death of any of the Persons described in clause (1)(i) and (ii), such Persons’ estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Diamond Sports Group, any Parent Entity of Diamond Sports Group or any Subsidiary thereof and their respective Affiliates, and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates, (2) Parent and (3) JPMorgan Chase Funding, Inc. and its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates.
“Issuer Order” means a written request or order signed on behalf of the Issuers by an Officer of each Issuer and delivered to the Trustee.
“Junior Indebtedness” means (a) Indebtedness in respect of the Third Lien Credit Agreement or Third Lien Notes or any other Indebtedness in an aggregate principal amount exceeding $50.0 million secured by the Collateral on a junior lien basis (but without regard to control of remedies) to the Liens securing the Second Lien Notes Obligations pursuant to the First/Second/Third Lien Intercreditor Agreement, (b) any Indebtedness in an aggregate principal amount exceeding $50.0 million that is unsecured or is subordinated in right of payment to the Second Lien Notes Obligations and (c) any Disqualified Stock issued by Holdings or any of its Restricted Subsidiaries or Preferred Stock issued by any Restricted Subsidiary.
“Junior Lien Priority” means, with respect to specified indebtedness, such indebtedness is secured by a Lien that is junior in priority to the Liens on the Collateral securing the Second Lien Notes Obligations and is subject to the First/Second/Third Lien Intercreditor Agreement.
“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the city in which the Corporate Trust Office of the Trustee is located.
“Lender Independent Directors” means directors selected by the “Required Lenders” under and as defined under the First Lien Credit Agreement pursuant to the terms and conditions of the First Lien Credit Agreement and the Second Lien Credit Agreement, as applicable.
“Lien” means, with respect to any asset, (1) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (2) the interest of a vendor or a lessor under any conditional sale agreement, Financing Lease Obligation or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall Non-Financing Lease Obligations be deemed to constitute a Lien.
“Limited Condition Transaction” means any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.
“Liquidity” means, as of any date of determination, the sum of cash and Cash Equivalents of the Issuers and the other Restricted Subsidiaries, plus availability under any revolving credit facility.
“Management Agreement” means that certain Management Services Agreement, dated as of August 23, 2019, by and between STG and Diamond Sports Group, as amended, amended and restated, modified, refinanced, renewed or extended.

“Management Fee” means the “Service Fees” specified in the Management Agreement.
“Management Fee Scheduled Amount” has the meaning set forth on Schedule 1.01(d) of the First Lien Credit Agreement as in effect on the Effective Date.
“Management Investors” means current and/or former directors, officers and employees of Holdings and/or any of its Subsidiaries who are (directly or indirectly through one or more investment vehicles) Investors on the Effective Date.
“Management Side Letter” means that certain confidential letter agreement, to be dated on or about the Effective Date, among STG, Diamond Sports Group, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent under the First Lien Credit Agreement, and Wilmington Savings Fund Society, FSB, as term facility agent under the Second Lien Credit Agreement, regarding the deferral of payment of services fees under the Management Agreement.
“Market Capitalization” means an amount equal to (i) the total number of shares of common Equity Interests of Holdings (or its Parent Entity that is a Subsidiary of Parent) on a fully-diluted basis immediately following consummation of the first public offering of common equity or common stock of Holdings (or its Parent Entity that is a Subsidiary of Parent) after the Effective Date multiplied by (ii) the price to public per share of such common equity or common stock in such public offering.
“Marquee” means Marquee Sports Network, LLC, a Delaware limited liability company.
“Maturity”, when used with respect to any Secured Note, means the date on which the principal of such Secured Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of option for repayment or otherwise.
“MLB Teams” means major league baseball teams.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“MVPD” means a multichannel video programming distributor.
“Net Proceeds” means the aggregate cash proceeds received by Holdings and any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of (1) the fees, out-of-pocket expenses and other direct costs relating to such Asset Sale or the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting, consulting, investment banking and other customary fees, underwriting discounts and commissions, survey costs, title and recordation expenses, title insurance premiums, payments made in order to obtain a necessary consent or required by applicable law, brokerage and sales commissions and any relocation expenses incurred as a result thereof), (2) all federal, state, provincial, foreign and local taxes (including tax distributions paid or payable to a Parent Entity pursuant to clause (13) of Section 4.07(b)) paid or reasonably estimated to be payable as a result thereof (including transfer taxes, deed or mortgage recording taxes and estimated taxes payable in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), (3) amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness (other than any unsecured Indebtedness or any other Junior Indebtedness) required (other than required by Section 4.10(b)) to be paid as a result of such transaction, (4) the pro rata portion of Net Proceeds thereof (calculated without regard to this clause (4)) attributable to minority interests and not available for distribution to or for the account of Holdings and the Restricted Subsidiaries as a result thereof, (5) any costs associated with unwinding any related Hedging Obligations in connection with such transaction, (6) any deduction of appropriate amounts to be provided by Holdings or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-

employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (7) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale; provided that upon the termination of that escrow (other than in connection with a payment in respect of any such adjustment or satisfaction of indemnities), Net Proceeds will be increased by any portion of funds in the escrow that are released to Holdings or any of its Restricted Subsidiaries and (8) the amount of any liabilities (other than Indebtedness in respect of the Senior Credit Facilities, the Existing Secured Notes, the Secured Notes and the Senior Notes) directly associated with such asset being sold and retained by Holdings or any of its Restricted Subsidiaries. Any non-cash consideration received in connection with any Asset Sale that is subsequently converted to cash shall become Net Proceeds only at such time as it is so converted.
“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.
“Non-Recourse Indebtedness” means Indebtedness that is non-recourse to Holdings and its Restricted Subsidiaries (except for customary representations, warranties, covenants and indemnities made in connection with applicable facilities of such type).
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Not Otherwise Applied” means, with reference to Qualified Equity Proceeds, that such Qualified Equity Proceeds were not previously applied pursuant to, or made the basis for the utilization of, the provisions described above under clause (2), (4), (8)(a) or (9) of Section 4.07(b), clause (12)(a) of Section 4.09(b), clause (u) of the definition of “Asset Sale”, or clause (9) of the definition of “Permitted Investments”.
“Note Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture and the Secured Notes.
“Note Parties” means Holdings, the Issuers and the Subsidiary Guarantors.
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium (including the Redemption Fee, if applicable), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“OID Legend” means the legend set forth in Section 2.06(f)(iv), which is required to be placed on any applicable Secured Notes issued under this Indenture.
“Offering Memorandum” means the Confidential Offering Memorandum, Offer to Exchange and Consent Solicitation Statement, dated February 14, 2022, relating to the Exchange Offer, as amended prior to the Effective Date.
“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Chief Accounting Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary or any other officer designated by any such individuals of Holdings or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of Holdings or an Issuer by an Officer of Holdings or an Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions). The counsel may be an employee of or counsel to Holdings or the Issuers.
“Parent” means Sinclair Broadcast Group, Inc., a Maryland corporation.
“Parent Entity” means any Person that, with respect to another Person, owns (directly or indirectly) 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such other Person having a majority of the aggregate votes on the Board of such other Person. Unless the context otherwise requires, any references to Parent Entity refer to a Parent Entity of Holdings (including the Parent).
“Parent Group” means Parent and any of its Affiliates other than Holdings and its direct and indirect Subsidiaries.
“Parent Guarantor” means a Guarantor that is a Parent Entity of Diamond Sports Group.
“Pari Passu Lien Priority” means, with respect to specified indebtedness, such indebtedness is secured by a Lien that is equal in priority to the Liens on specified Collateral securing the Second Lien Notes Obligations (without regard to control of remedies) and is subject to the Second Lien Pari Passu Intercreditor Agreement.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted DTC License” means licenses and sublicenses of any DTC Assets so long as such licenses and sublicenses (1) with respect to any such licenses and sublicenses with a fair market value under $10.0 million, are (x) bona fide transactions with third parties (it being agreed that such third parties shall not include Parent or any of its Affiliates other than Holdings or a Subsidiary thereof), (y) on arm’s length terms and for fair market value, and (z) entered into in the ordinary course of business and consistent with past practice (to the extent applicable and reasonable in the circumstances); (2) with respect to any such licenses and sublicenses with a fair market value of $10.0 million or more, (w) are approved by a majority of the Independent Directors, (x) are bona fide transactions with third parties (it being agreed that such third parties shall not include Parent or any of its Affiliates other than Holdings or a Subsidiary thereof), (y) are on arm’s length terms and for fair market value, and (z) either (A) if entered into in the ordinary course of business and consistent with past practice (to the extent applicable and reasonable under the circumstances) have a fair market value in excess of $10.0 million, but not in excess of $250.0 million or (B) if not entered into in the ordinary course of business and consistent with past practice (to the extent applicable and reasonable under the circumstances), have a fair market value not to exceed $100.0 million; (3) with respect to all other licenses and sublicenses of DTC Assets with third parties (it being agreed that such third parties shall not include Parent or any of its Affiliates other than Holdings or a Subsidiary thereof), are approved by all of the Independent Directors (including the Lender Independent Directors); and (4) with respect to any such licenses and sublicenses involving Parent or any of its Affiliates other than Holdings or a Subsidiary thereof, are permitted and approved pursuant to Section 4.11(a); provided, that no license or sublicense shall be a Permitted DTC License if it would: (a) have the effect of, or be structured in a manner that could be considered to be, whether under applicable law or otherwise, a sale, transfer, assignment, encumbrance, conveyance, contribution, or other disposition of any DTC Asset, (b) not preserve the Lien of the Second Lien Notes Secured Parties on any such DTC Assets granted pursuant to the Security Documents, and/or (c) result in any lien or other encumbrance being placed on any DTC Asset (other than a lien or other encumbrance in favor of the Second Lien Notes Secured Parties and the parties secured by the same assets as contemplated under the First/Second/Third Lien Intercreditor Agreement).

“Permitted Holders” means (1) each of the Investors, (2) the Management Investors and their Permitted Transferees, (3) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of Holdings or any Parent Entity, acting in such capacity, (4) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing Persons described in clauses (1) and (2) or any Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that such Persons, without giving effect to the existence of such group or any other group, collectively own, directly or indirectly, more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Holdings having a majority of the aggregate votes on the Board of Holdings held by such group, (5) any Permitted Parent and (6) any Permitted Plan, in each case of the foregoing clauses (1) through (6), whether holding Equity Interests of Holdings directly or indirectly. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Permitted Investments” means:
(1)     any Investment in Holdings or any of its Restricted Subsidiaries that is a Note Party;
(2)     any Investment in cash and Cash Equivalents or Investment Grade Securities;
(3)    so long as no Event of Default is continuing or would occur as a result thereof, any Investment by Holdings or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit, product line or line of business, including research and development and related assets in respect of any product) that is engaged, directly or indirectly, in a Similar Business if as a result of such Investment:
(a) such Person is or becomes a Note Party; or
(b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit, product line or line of business) to, or is liquidated into, a Note Party, and, in each case, any Investment held by such Person if and to the extent such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, transfer or conveyance;
(4)     any Investment in securities or other assets (including earn-outs) not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of Section 4.10 or any other disposition of assets not constituting an Asset Sale;
(5)     (i) any Investment existing on the Effective Date or made pursuant to binding commitments in effect on the Effective Date or an Investment consisting of any extension, modification, replacement, reinvestment or renewal of any such Investment existing on the Effective Date or binding commitment in effect on the Effective Date, provided that such extension, modification, replacement, reinvestment or renewal shall not be adverse in any respect to the Holders or result in any assets of any Note Party becoming Excluded Assets or result in additional capital contributions or other Investments to be made by any Note Party and (ii) any Investment existing on the Effective Date by Holdings, either Issuer or any Restricted Subsidiary in either Issuer or any Restricted Subsidiary; provided that, in each case of clause (i) and (ii), the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(6)     any Investment acquired by Holdings or any of its Restricted Subsidiaries:
(a) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of an Issuer of such other Investment or accounts receivable;
(b) in satisfaction or release of judgments against other Persons;
(c) as a result of a foreclosure or other remedy by Holdings or any of its Restricted Subsidiaries with respect to any Investment or other transfer of title or ownership interest with respect to any Investment; or
(d) received in compromise or resolution of (A) obligations of trade creditors, suppliers or customers of Holdings or any Restricted Subsidiary that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency or reorganization of any trade creditor, supplier or customer, or (B) litigation, arbitration or other disputes or claims, actions or proceedings in law or equity;
(7)     Hedging Obligations permitted under clause (10) of Section 4.09(b);
(8)     [reserved];
(9)     any Acquisition Transaction the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of Holdings or any Parent Entity or Qualified Equity Proceeds; provided that any amounts used for such Acquisition Transaction that are not Qualified Equity Interests of Holdings or any Parent Entity or Qualified Equity Proceeds shall otherwise be permitted under this Indenture;
(10)     guarantees of Indebtedness of Holdings or any Restricted Subsidiary permitted (and permitted to be guaranteed) under Section 4.09 and Investments consisting of Liens permitted under Section 4.12;
(11)     [reserved];
(12)     any Investments consisting of purchases and acquisitions of inventory, supplies, materials or equipment, or purchases, acquisitions, licenses or leases of other assets, intellectual property, or other rights, or the licensing or contribution of intellectual property (but in any event not including any DTC Assets of the Note Parties) pursuant to joint marketing arrangements with other Persons;
(13)     additional cash Investments having an aggregate fair market value measured at the time such Investment is made and without giving effect to subsequent changes in value, when aggregated with all other Investments outstanding under this clause (13), does not exceed (i) $25.0 million or (ii) if, on the date of such Investment, on a pro forma basis after giving effect to such Investment, the Consolidated Second Lien Debt Ratio of Holdings for the Applicable Measurement Period would be equal to or less than 4.75 to 1.00, $50.0 million; provided that (a) Investments under this clause (13) may not be made in any Unrestricted Subsidiaries or joint ventures and (b) this clause (13) may not be used to directly or indirectly transfer any ownership or other rights in any DTC Assets to any Person that is not a Note Party;
(14)     Investments in Subsidiaries in the form of receivables and related assets (which related assets shall in no event include Intellectual Property, including any DTC Assets) required in connection with a Permitted Receivables Financing (including the contribution or lending of cash and Cash Equivalents to Subsidiaries to finance the purchase of such assets from Holdings or any Restricted Subsidiary or to otherwise fund required reserves);

(15)    loans and advances to, or guarantees of Indebtedness of, officers, directors, managers, employees and consultants not in excess of $10.0 million, in the aggregate, outstanding at the time of such Investment;
(16)    loans and advances to officers, directors, managers, employees, consultants and independent contractors for business-related travel expenses, moving or relocation expenses, entertainment, payroll advances and other analogous or similar expenses or payroll expenses;
(17)     advances, loans or extensions of trade credit (including the creation of receivables) or prepayments to suppliers or lessors or loans or advances made to distributors, and performance guarantees, in each case in the ordinary course of business;
(18)     Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business and any earnest money deposits in connection therewith;
(19)     [reserved];
(20)     Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;
(21)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, cash Investments made after the Effective Date for the initial capitalization of any bona fide joint ventures of Holdings or any Restricted Subsidiary, which bona fide joint ventures and such Investments therein each have been approved by all of the Independent Directors;
(22)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, cash Investments made after the Effective Date to fund liquidity shortfalls of joint ventures to the extent approved by all of the Independent Directors;
(23)    Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business;
(24)    to the extent that they constitute Investments, Permitted DTC Licenses;
(25)    any Investment in any Subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;
(26)    contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings or any Restricted Subsidiary;
(27)    [reserved];
(28)    [reserved];
(29)    Investments made in the ordinary course of business, on ordinary terms in connection with obtaining, maintaining or renewing vendor contracts;
(30)    Investments consisting of promissory notes issued by an Issuer or any Guarantor to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of Holdings or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the redemption of Equity Interests of Holdings or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is permitted by Section 4.07; and
(31)    Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a casualty event.
“Permitted Liens” means:
(1)    Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of Holdings or any of its Restricted Subsidiaries in accordance with GAAP, or for property taxes on property that Holdings or any of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;
(2)     Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, architects’ or construction contractors’ Liens and other similar Liens that secure amounts not overdue for a period of more than 60 days or that are being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against Holdings or any of its Restricted Subsidiaries with respect to which Holdings or such Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review, if adequate reserves with respect thereto are maintained on the books of Holdings or such Restricted Subsidiary in accordance with GAAP;
(3)     Liens incurred or deposits made in the ordinary course of business (a) in connection with workers’ compensation, unemployment insurance, employers’ health tax, and other social security or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (b) securing reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any of its Restricted Subsidiaries or otherwise supporting the payment of items set forth in the foregoing clause (a);
(4)     Liens incurred or deposits made to secure the performance of bids, tenders, trade contracts, governmental contracts, leases, public or statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements, completion guarantees, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), deposits as security for contested taxes or import duties or for payment of rent, performance and return of money bonds and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business;
(5)     minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, restrictions, encroachments, protrusions, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) affecting real properties or Liens incidental to the conduct of the business of Holdings and its Subsidiaries or to the ownership of their respective properties which were not incurred in connection with Indebtedness and which do not in any case materially interfere with the ordinary conduct of the business of Holdings and its Subsidiaries, taken as a whole;
(6)     [reserved];
(7)     Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Holdings or any of its Restricted Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of Holdings or such Restricted Subsidiaries in respect of such letter of credit to the extent such obligations are permitted under Section 4.09;
(8)     (a) rights of set-off, banker’s liens, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments and (b) Liens securing, or otherwise arising from, judgments but not constituting an Event of Default under clause (5) of Section 6.01(a);
(9)     Liens arising from Uniform Commercial Code financing statements, including precautionary financing statements, or any similar filings made in respect of operating leases or consignments entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;
(10)     Liens on Collateral (or, to the extent required by such clauses, Third Lien Collateral) securing Indebtedness that was, at the time such Indebtedness is deemed to be incurred, permitted to be incurred pursuant to clauses (1), (12)(b), (16) or (31) of Section 4.09(b) and which is, in accordance with the requirements of such clauses, permitted to be so secured, which Liens shall be subject to the priority and other requirements provided for pursuant to such clauses; provided that a Senior Representative with respect to such secured Indebtedness shall have entered into the First/Second/Third Lien Intercreditor Agreement and (x) in the case of Indebtedness permitted by such clauses to be secured on a Junior Lien Priority basis, the Third Lien Pari Passu Intercreditor Agreement or (y) in the case of Indebtedness permitted by such clauses to be secured on a pari passu basis with the Second Lien Notes Obligations, the Second Lien Pari Passu Intercreditor Agreement;
(11)     Liens existing on the Effective Date securing Indebtedness (including any letter of credit facility under any relevant Credit Facility permitted by such clause) permitted by clause (3) of Section 4.09(b) which Liens, if covering Collateral, shall be subject to the terms of the First/Second/Third Lien Intercreditor Agreement and (except in the case of Liens securing Indebtedness under the First Lien Credit Agreement) the Second Lien Pari Passu Intercreditor Agreement or Third Lien Pari Passu Intercreditor Agreement, as applicable, and for the avoidance of doubt shall not be modified after the Effective Date to obtain greater priority than that in effect as of the Effective Date;
(12)     Liens securing Indebtedness permitted to be incurred pursuant to clauses (4), (18), (19), (24) and (28) of Section 4.09(b); provided that (a) Liens securing Indebtedness permitted to be incurred pursuant to such clause (4) extend only to the property or assets purchased or acquired with the proceeds of such Indebtedness, accessions to such assets and the proceeds and products thereof; provided, however, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender; (b) Liens securing Indebtedness permitted to be incurred pursuant to such clause (18) extend only to the property or assets of, or Equity Interests issued by, Foreign Subsidiaries; (c) Liens securing Indebtedness permitted to be incurred pursuant to such clause (19) are solely on acquired property, assets or Investment or extend only to the property or assets of the acquired entity, as the case may be, and the proceeds and products thereof; (d) Liens securing Indebtedness permitted to be incurred pursuant to such clause (24) extend only to the property or assets subject to the Sale and Lease Back Transaction related thereto, accessions to such property or assets and the proceeds and products thereof; and (e) Liens securing Indebtedness permitted to be incurred pursuant to such clause (28) extend only to the property or assets of, or Equity Interests issued by, Restricted Subsidiaries that are not Note Parties;
(13)     leases (including leases of aircraft), licenses, subleases or sublicenses granted to others that do not (a) interfere in any material respect with the business of Holdings and its Restricted Subsidiaries, taken as a whole, or (b) secure any Indebtedness;

(14)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(15)     Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (c) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;
(16)     Liens (a) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment (including any letter of intent or purchase agreement with respect to such Investment), and (b) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 4.10, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;
(17)     Liens existing on property or assets at the time of acquisition thereof by Holdings or any of its Subsidiaries (by a merger, consolidation or amalgamation or otherwise) or existing on the property or assets of, or Equity Interests issued by, any Person at the time such Person becomes a Restricted Subsidiary, in each case after the Effective Date if (a) such Lien was not created in contemplation of such acquisition (by a merger, consolidation or amalgamation or otherwise) or such Person becoming a Restricted Subsidiary, (b) such Lien does not extend to or cover any other property or assets of Holdings or any of its other Restricted Subsidiaries, except that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender and (c) the Indebtedness secured thereby is permitted under Section 4.09;
(18)     any interest or title of a lessor under leases (other than leases constituting Financing Lease Obligations) entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;
(19)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;
(20)     Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (5) of the definition of “Cash Equivalents”;
(21)     Liens (a) on deposit accounts securing Indebtedness permitted to be incurred pursuant to clause (15) of Section 4.09(b) or (b) on deposit accounts or cash collateral securing obligations incurred under (5)(b) of Section 4.09(b);
(22)     Liens that are contractual rights of setoff or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (c) relating to purchase orders and other agreements entered into with customers of Holdings or any of its Restricted Subsidiaries in the ordinary course of business;
(23)     ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by Holdings or any of its Restricted Subsidiaries are located;

(24)     (a) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or (b) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;
(25)     Liens on cash and any Cash Equivalents used to satisfy or discharge Indebtedness;
(26)     Liens on receivables and related assets incurred in connection with Permitted Receivables Financings;
(27)     (a) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (b) Liens on specific items of inventory or other goods and proceeds of Holdings or any of its Restricted Subsidiaries securing Holdings’ or such Restricted Subsidiary’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary or trade letters of credit issued or created for the account of Holdings or such Restricted Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods;
(28)     Liens on cash or Cash Equivalents securing Hedging Obligations in the ordinary course of business in accordance with applicable requirements of law;
(29)     Liens on property of any Restricted Subsidiary that is not a Note Party, which Liens secure Obligations relating to any Indebtedness or other obligations of such Restricted Subsidiary or another Restricted Subsidiary that is not a Note Party, in each case permitted to be incurred in accordance with Section 4.09;
(30)     Liens in favor of an Issuer or any Guarantor or the Trustee;
(31)     Liens on equipment of Diamond Sports Group or any of its Restricted Subsidiaries granted in the ordinary course of business to Diamond Sports Group’s or such Restricted Subsidiary’s customer at which such equipment is located;
(32)     Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (10), (11), (12), (17), (32) and (33) of this definition; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien, plus accessions, additions and improvements on such property and after-acquired property that by the terms of such Indebtedness require or include a pledge of after-acquired property, (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (10), (11), (12), (17), (32) and (33) of this definition at the time of such modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement, and (y) an amount necessary to pay accrued but unpaid interest on such Indebtedness and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including upfront fees, original issue discount (in lieu of upfront fees) or similar fees) incurred in connection with such modification, refinancing, refunding, extension, renewal or replacement, (c) if the original Lien was on assets constituting Collateral, the new Lien will be secured by no assets other than the Collateral (provided that if the original Lien only extended to Third Lien Collateral, the new Lien will extend to no assets other than the Third Lien Collateral), and the applicable Senior Representative acting on behalf of the holders of the relevant secured Indebtedness shall have become party to the First/Second/Third Lien Intercreditor Agreement and, as applicable, the Second Lien Pari Passu Intercreditor Agreement or the Third Lien Pari Passu Intercreditor Agreement, (d) if the original Lien was on the Collateral, the priority of the new Lien on the Collateral shall be equal or junior to the priority of the original Lien on the Collateral, and (e) if the Indebtedness being modified, refinanced, refunded, restated, exchanged, extended, renewed or replaced is not secured by Collateral, any modifying, refinancing, refunding, restating, exchanging, extending, renewing or replacing Indebtedness shall not be secured by Collateral;
(33)     so long as at the time of incurrence of such Lien, no Default or Event of Default has occurred and is continuing or would result therefrom, other Liens securing outstanding Indebtedness in an aggregate principal amount not to exceed $150.0 million; provided that (a) if such Indebtedness is secured by a Lien on the Collateral, such Indebtedness may only be secured by the Third Lien Collateral and such Lien shall rank pari passu with or junior in priority to the Lien securing the Third Lien Credit Agreement and (b) if such Indebtedness is secured by a Lien on the Third Lien Collateral, then a Senior Representative of such Indebtedness shall have entered into the First/Second/Third Lien Intercreditor Agreement and the Third Lien Pari Passu Intercreditor Agreement;
(34)     Liens granted by a Restricted Subsidiary that is not a Note Party in favor of any Note Party and Liens granted by a Restricted Subsidiary that is not a Note Party in favor of a Restricted Subsidiary that is not a Note Party;
(35)    (a) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture pursuant to any joint venture or similar arrangement (including joint venture, licensing or other agreements with Sports Partners in respect of the ownership and operation of RSNs and any other Similar Business), (b) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (c) purchase options, calls, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Holdings or any of its Subsidiaries in joint ventures;
(36)    Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations under a Permitted Receivables Financing in effect on the Effective Date;
(37)    agreements to subordinate any interest of Holdings or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by Holdings or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;
(38)    Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness;
(39)    Liens securing the Secured Notes permitted under clause (2) of Section 4.09(b), and the related Note Guarantees;
(40)    Liens on deposits taken by a Restricted Subsidiary that constitutes a regulated bank incurred in connection with the taking of such deposits;
(41)    Permitted DTC Licenses;
(42)    Liens relating to future escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose;
(43)    [reserved];

(44)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of Holdings or any of its Restricted Subsidiaries in the ordinary course of business;
(45)    Liens securing Cash Management Obligations owed by Holdings or any of its Restricted Subsidiaries to any lender under the Second Lien Credit Facilities or any Affiliate of such a lender; and
(46)    Liens solely on any cash earnest money deposits made by Holdings or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement.
For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but is permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, Holdings may, in its sole discretion, divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion ) such Lien (or any portion thereof) in any manner that complies with this definition.
For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.
“Permitted Parent” means any Parent Entity that at the time it became a Parent Entity of Holdings was a Permitted Holder pursuant to clause (1) of the definition thereof and was not formed in connection with, or in contemplation of, a transaction that (assuming such parent was not formed) would otherwise constitute a Change of Control.
“Permitted Plan” means any employee benefits plan of Holdings or its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.
“Permitted Receivables Financing” means, collectively, (a) certain receivables financing made available pursuant to that certain Amended and Restated Loan and Security Agreement, entered into as of June 25, 2021 (as amended, amended and restated, assigned or otherwise modified from time to time, the “Effective Date Receivables Financing”), by and among Diamond Sports Finance SPV, LLC, as borrower, Parent, as administrative agent and lender, Diamond Sports Net, LLC (f/k/a Fox Sports Net, LLC), as initial servicer and Wilmington Trust, National Association, as collateral agent, paying agent and as account bank in an aggregate outstanding amount under this clause (a) not to exceed $400.0 million at any time outstanding (the “Permitted Receivables Financing Cap”) so long as such financings are non-recourse to Holdings and its Restricted Subsidiaries, other than any Receivables Subsidiary (except for customary representations, warranties, covenants and indemnities made in connection with such facilities), and (b) any amendments, amendments and restatements, modifications, refinancings, renewals, replacements or extensions thereof; provided that, in the case of this clause (b), the terms of the applicable Permitted Receivables Financing, after giving effect to any amendments, amendments and restatements, modifications, refinancings, renewals, replacements or extensions thereof would satisfy the requirements set forth in clause (a) above; provided, further, that, (i) the Receivables Subsidiary under the Effective Date Receivables Financing as in effect on the Effective Date, and as the same may be amended, amended and restated, modified, refinanced, renewed or extended (but for the avoidance of doubt still subject to the requirements of clauses (a) and (b) of this definition), may be and remain an Unrestricted Subsidiary and (ii) in the event that the Effective Date Receivables Financing as in effect on the Effective Date is replaced by a new receivables financing satisfying clause (a) above that is a replacement of the Effective Date Receivables Financing with a new facility that is not an amendment, amendment and restatement, modification, refinancing, renewal or extension of the Effective Date Receivables Financing, the Receivables Subsidiary thereunder shall be a Restricted Subsidiary.
“Permitted Receivables Financing Cap” has the meaning assigned to such term in the definition of the term “Permitted Receivables Financing.”

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s Immediate Family Members, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) without duplication with any of the foregoing, such Person’s successors, heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in Holdings.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Priority Lien Agent” has the meaning set forth in the definition of “First Lien Credit Agreement.”
“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Secured Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Equity Interests” means Equity Interests in Holdings or any parent of Holdings other than Disqualified Stock.
“Qualified Equity Proceeds” means net cash proceeds, the fair market value of marketable securities or the fair market value of Qualified Proceeds received by Holdings from:
(1) contributions to its common equity capital,
(2) dividends, distributions, fees and other payments from any Unrestricted Subsidiaries or joint ventures or Investments in entities that are not Restricted Subsidiaries, and
(3) the sale (other than to a Subsidiary of Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings) of Capital Stock (other than Disqualified Stock and Preferred Stock) of Holdings.
“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.
“Rating Agency” means (1) S&P, Moody’s and Fitch or (2) if S&P, Moody’s or Fitch or each of them shall not make a corporate rating with respect to an Issuer (or any Parent Guarantor) or a rating on the Secured Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Holdings, which shall be substituted for any or all of S&P, Moody’s or Fitch, as the case may be, with respect to such corporate rating or the rating of the Secured Notes, as the case may be.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Receivables Subsidiary in connection with, any Permitted Receivables Financing.

“Receivables Subsidiary” means any Special Purpose Entity (including, without limitation, Diamond Sports Finance SPV, LLC) established in connection with a Permitted Receivables Financing.
“Record Date” for the interest, if any, payable on any Interest Payment Date on the Secured Notes means the date specified for that purpose as contemplated by Section 2.01.
“Redemption Date”, when used with respect to any Secured Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Fee” means, as applicable, the Applicable Premium or the redemption price (to the extent in excess of 100.0%) provided for with respect to an optional redemption of the Secured Notes under Section 3.07(a) or (b), respectively.
“Redemption Price”, when used with respect to any Secured Note to be redeemed, means the price at which such Secured Note is to be redeemed pursuant to this Indenture.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.
“Regulation S Permanent Global Note” means, with respect to the Secured Notes, a permanent Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the corresponding Regulation S Temporary Global Note representing the Secured Notes upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means, with respect to the Secured Notes, a temporary Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Secured Notes initially sold in reliance on Rule 903.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(iii).
“Required Additional Debt Terms” means with respect to any Indebtedness, (a) such Indebtedness does not mature earlier than the date that is 91 days after the maturity date of the Secured Notes (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature earlier than the date that is 91 days after the maturity date of the Secured Notes), (b) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or excess cash flow prepayments applicable to periods before the maturity date of the Secured Notes) that could result in redemptions of such Indebtedness prior to the maturity date of the Secured Notes, (c) such Indebtedness is not issued or guaranteed by any entity that is not a Note Party; provided that in no event shall any such Indebtedness that is secured by a Lien that ranks pari passu with, or junior to, the Liens on the Collateral securing the Third Lien Credit Agreement include a definition of “Excluded Subsidiaries” or any similar definition or provision that governs which Subsidiaries of a Note Party are required to become a guarantor or to provide similar credit support that is more restrictive or less beneficial with respect to the Note Parties or the Second Lien Notes Secured Parties than the definition of “Excluded Subsidiaries” as set forth in the Third Lien Credit Agreement as in effect on the Effective Date, (d) such Indebtedness that is secured (i) is not secured by any assets other than the Third Lien Collateral (or if such Indebtedness is permitted to be secured by a Lien on the Collateral that ranks junior to the Liens securing the First Lien Credit Agreement and ranks pari passu with the Liens on the

Collateral securing the Second Lien Notes Obligations pursuant to clause (iv) below, such Indebtedness is not secured by any assets other than Collateral); provided that in no event shall any such Indebtedness that is secured by a Lien that ranks pari passu with, or junior to, the Liens on the Collateral securing the Third Lien Credit Agreement be permitted to have a definition of “Excluded Assets” or any similar definition or provision that governs which assets of a grantor are required to be pledged as or defined as “Collateral” that is more restrictive or less beneficial with respect to the Note Parties or the Second Lien Notes Secured Parties than the definition of “Excluded Assets” as set forth in the Third Lien Credit Agreement as in effect on the Effective Date, (ii) is subject to the First/Second/Third Lien Intercreditor Agreement and, as applicable, the Third Lien Pari Passu Intercreditor Agreement or the Second Lien Pari Passu Intercreditor Agreement, (iii) is subject to security agreements relating to such Indebtedness that are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Second Lien Bank Collateral Agent) and (iv) has a Lien on the Collateral that ranks junior to the Lien securing the Second Lien Notes Obligations and ranks pari passu with, or junior to, the Liens on the Collateral securing the Third Lien Credit Agreement; provided that if such Indebtedness is utilized to fund an Acquisition Transaction permitted under this Indenture of a Person that has a Consolidated Total Debt Ratio of 4.25:1.00 or less for the Applicable Measurement Period, such Indebtedness may be secured by a Lien on the Collateral that ranks junior to the Liens on the Collateral securing the First Lien Credit Agreement and ranks pari passu with the Liens on the Collateral securing the Second Lien Notes Obligations, (e) such Indebtedness does not have a shorter Weighted Average Life to Maturity than the Secured Notes and (f) the terms and conditions of such Indebtedness reflect prevailing market standards in effect at the time of incurrence (as determined by Holdings in its good faith judgment).
“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within its corporate trust department, including any vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means, at any time, with respect to any Person, any direct or indirect Subsidiary of such Person (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” Unless the context otherwise requires, any references to Restricted Subsidiary refer to a Restricted Subsidiary of Holdings.
“RSN Acquisition” means the acquisition of all of the issued and outstanding limited liability company interests, or other ownership interests in, Diamond Sports Net, LLC (f/k/a Fox Sports Net, LLC), a Delaware limited liability company, pursuant to the Acquisition Agreement.
“RSN Guarantors” means Holdings’ wholly-owned direct and indirect domestic subsidiaries (other than the Issuers) that guarantee the Senior Credit Facility Obligations on the Effective Date.
“RSNs” means any regional sports networks owned or held by Holdings and the Restricted Subsidiaries on or after the Effective Date.

“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by Holdings or any of its Restricted Subsidiaries of any real property or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Lien Bank Collateral Agent” means the “Bank Collateral Agent” as defined in the Second Lien Pari Passu Intercreditor Agreement.
“Second Lien Controlling Collateral Agent” means the “Controlling Collateral Agent” as such term is defined in the Second Lien Pari Passu Intercreditor Agreement.
“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement dated as of March 1, 2022 by and among Holdings, Diamond Sports Group, Wilmington Savings Fund Society, FSB, as term facility administrative agent and collateral agent (in such capacity as collateral agent, the “Second Lien Bank Collateral Agent”), JP Morgan Chase Bank, N.A., as revolving facility agent, and the lenders and issuing banks party thereto, as such agreement, in whole or in part, in one or more instances, may be amended, restated, renewed, extended, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, restatements, renewals and extensions) and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Second Lien Substitute Credit Facility (as defined in the First/Second/Third Lien Intercreditor Agreement); provided that any such amendment, restatement, renewal, extension, supplement, modification or Second Lien Substitute Credit Facility shall comply with the requirements of Refinancing Indebtedness set forth in the proviso to Section 4.09(b)(13) and subclauses (c) and (d) of the proviso to clause (32) of the definition of “Permitted Liens”.
“Second Lien Credit Facilities” means the term loan facility and revolving credit facility under the Second Lien Credit Agreement, as the same may be in effect from time to time, including, in each case, any related notes, mortgages, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof; provided that any such amendment, supplement, modifications, extensions, renewals, restatements, refundings, replacements, exchanges, refinancings or financing arrangements shall comply with the requirements of Refinancing Indebtedness set forth in the proviso to Section 4.09(b)(13) and subclauses (c) and (d) of the proviso to clause (32) of the definition of “Permitted Liens”.
“Second Lien Credit Facility Obligations” means the “Secured Obligations” as defined in the Second Lien Credit Agreement.
“Second Lien Credit Facility Secured Parties” means the “Secured Parties” as defined in the Second Lien Credit Agreement.

“Second Lien Notes Obligations” means Obligations in respect of the Secured Notes, this Indenture, the Guarantees and the Security Documents relating to the Secured Notes.
“Second Lien Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders of the Secured Notes.
“Second Lien Obligations” means, collectively, (1) the Second Lien Credit Facility Obligations, (2) the Second Lien Notes Obligations and (3) each series of Additional Second Lien Obligations.
“Second Lien Pari Passu Intercreditor Agreement” means that certain Second Lien Pari Passu Intercreditor Agreement, dated as of the Effective Date, among Diamond Sports Group, Holdings, the other Note Parties party thereto, the Second Lien Bank Collateral Agent and the Notes Collateral Agent, in the form attached hereto as Exhibit G, as it may be amended or otherwise modified from time to time in accordance with this Indenture.
“Second Lien Representative” means any duly authorized representative of any holders of Second Lien Obligations, which representative is named in the Second Lien Pari Passu Intercreditor Agreement or any joinder thereto.
“Second Lien Secured Parties” means (1) the Second Lien Credit Facility Secured Parties, (2) the Second Lien Notes Secured Parties and (3) any Additional Second Lien Secured Parties.
“Secured Indebtedness” means any Indebtedness of Holdings or any of its Restricted Subsidiaries secured by a Lien.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security Agreement” means that certain Second Lien Collateral Agreement, to be dated as of the Effective Date, among the Issuer, the Guarantors and the Notes Collateral Agent, substantially and in all material respects in the form of Exhibit E, as it may be amended or otherwise modified from time to time in accordance with this Indenture.
“Security Documents” means, collectively, the First/Second/Third Lien Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement, the Security Agreement, other security or intercreditor agreements relating to the Collateral to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states applicable to the Collateral), each for the benefit of the Notes Collateral Agent, as amended, amended and restated, modified, renewed or replaced from time to time.
“Senior Credit Facilities” means the First Lien Credit Facility and the Second Lien Credit Facilities.
“Senior Credit Facility Obligations” means the “Secured Obligations” as defined in the Senior Credit Facilities.
“Senior Credit Facility Secured Parties” means the “Secured Parties” as defined in the Senior Credit Facilities.
“Senior Indebtedness” means:
(1)    all Indebtedness of an Issuer or any Guarantor outstanding under the Senior Credit Facilities, the Third Lien Credit Agreement, the Third Lien Notes, the Secured Notes or Senior Notes and related Note Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of an Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Effective Date or thereafter created or incurred) and all obligations of an Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;
(2)    all (a) Hedging Obligations (and guarantees thereof) and (b) Cash Management Obligations (and guarantees thereof); provided that such Hedging Obligations and Cash Management Obligations, as the case may be, are permitted to be incurred under the terms of this Indenture;
(3)    any other Indebtedness of an Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Secured Notes or any related Note Guarantee; and
(4)    all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);
provided, however, that Senior Indebtedness shall not include:
(a)    any obligation of such Person to Holdings or any of its Subsidiaries;
(b)     any liability for federal, state, local or other taxes owed or owing by such Person;
(c)     any accounts payable or other liability to trade creditors arising in the ordinary course of business;
(d)     any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or
(e)     that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.
“Senior Notes” means the 6.625% Senior Notes due 2027, issued by the Issuers on August 2, 2019 in the original aggregate principal amount of $1,825.0 million.
“Significant Subsidiary” means any Restricted Subsidiary that, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, accounted for, in such quarter, in excess of 2.5% of Consolidated EBITDA of Holdings for such quarter, or any group of Restricted Subsidiaries that, taken together, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, accounted for, in such quarter, in excess of 10% of Consolidated EBITDA of Holdings for such quarter; provided that solely for purposes of clauses (6) and (7) of Section 6.01(a), or any other Section of this Indenture that refers to either such clause, each Restricted Subsidiary forming part of any such group shall be subject to such clauses or such other Sections.
“Similar Business” means any business conducted or proposed to be conducted by Holdings and its Restricted Subsidiaries on the Effective Date (including, without limitation, development and operation of the DTC Application, ownership of the DTC Assets and other activities related thereto) or any business that is similar (including, without limitation, any television, radio, print, digital, online, entertainment, broadcasting, publishing, streaming, marketing, data gathering and harvesting, technology, media or telecom business, including sports team broadcasting, ownership or management, and any sports gaming or wagering business), complementary, reasonably related, synergistic, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“Special Purpose Entity” means a direct or indirect subsidiary of Holdings, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from Holdings and/or one or more Subsidiaries of Holdings.
“Specified Event” has the meaning given to such term in the definition of “Consolidated EBITDA.”
“Specified Ratios” means the Consolidated Second Lien Debt Ratio, Consolidated Secured Debt Ratio, the Consolidated Total Debt Ratio and the Fixed Charge Coverage Ratio.
“Sports Partners” means MLB Teams, other sports teams, leagues, athletic conferences, schools, cable networks or other Persons with whom Holdings and/or its Subsidiaries enter into joint venture, licensing or other agreements in respect of the ownership and operation of RSNs and any other Similar Business.
“Stated Maturity”, when used with respect to any Secured Note or any installment of principal thereof or interest thereon, means the date specified in such Secured Note as the fixed date on which the principal of such Secured Note or such installment of principal or interest is due and payable. The Stated Maturity of the Secured Notes is August 15, 2026.
“STG” means Sinclair Television Group, Inc., a Maryland corporation.
“Subordinated Indebtedness” means, with respect to the Secured Notes,
(1)     any Indebtedness of an Issuer which is by its terms subordinated in right of payment to the Secured Notes, and
(2)     any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such entity of the Secured Notes.
“Subsidiary” means, with respect to any Person:
(1)    any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and
(2)    any partnership, joint venture, limited liability company or similar entity of which
(a)    more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
(b)    such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on Holdings’ or any of its Restricted Subsidiaries’ financial statements. Notwithstanding anything to the contrary in the foregoing, however, Marquee shall be a “Subsidiary” so long as Marquee is consolidated on the consolidated financial statements of Holdings (or any applicable Parent Entity) delivered pursuant to Section 4.03.

“Subsidiary Guarantor” means a Guarantor that is a Subsidiary of Holdings.
“Supermajority Original Second Lien Secured Parties” has the meaning assigned to such term in the First/Second/Third Lien Intercreditor Agreement.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings, assessments, fees or other charges imposed, collected or withheld by imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.
“Third Lien Collateral” has the meaning assigned to such term in the First/Second/Third Lien Intercreditor Agreement.
“Third Lien Credit Agreement” means that certain Credit Agreement, dated as of August 23, 2019 among the Borrower, Holdings, Wilmington Savings Fund Society, FSB (as successor to JPMorgan Chase Bank, N.A.), as administrative agent and collateral agent, and the lenders party thereto, as amended by the First Amendment to Credit Agreement, dated as of December 20, 2019 (such Credit Agreement as amended thereby, the “Existing Credit Agreement”) and the Second Amendment to Credit Agreement, dated as of the Effective Date and as such agreement, in whole or in part, in one or more instances, may be further amended, restated, renewed, extended, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, restatements, renewals and extensions) and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Third Lien Substitute Credit Facility (as defined in the First/Second/Third Lien Intercreditor Agreement) with respect thereto; provided that any such amendment, restatement, renewal, extension, supplement, modification or Third Lien Substitute Credit Facility shall comply with the requirements of Refinancing Indebtedness set forth in the proviso to Section 4.09(b)(13) and subclauses (c) and (d) of the proviso to clause (32) of the definition of “Permitted Liens”.
“Third Lien Credit Facility Secured Parties” means the “Secured Parties” as defined in the Third Lien Credit Facilities.
“Third Lien Debt” has the meaning assigned to such term in the First/Second/Third Lien Intercreditor Agreement.
“Third Lien Obligations” has the meaning assigned to such term in the First/Second/Third Lien Intercreditor Agreement.
“Third Lien Notes” means the 5.375% Senior Secured Notes of the Issuers that are not exchanged in connection with the Exchange Offer and remain outstanding after giving effect to the Transactions.
“Third Lien Notes Secured Parties” means the “Secured Notes Secured Parties” as defined in the indenture governing the Third Lien Notes.
“Third Lien Pari Passu Intercreditor Agreement” means that certain Amended and Restated Third Lien Pari Passu Intercreditor Agreement, dated as of the Effective Date, among Wilmington Savings Fund Society, FSB, as the bank collateral agent, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as the notes collateral agent, and the Loan Parties, as amended, restated, or otherwise modified from time to time in accordance with the terms thereof.
“Third Lien Secured Parties” means (1) the Third Lien Credit Facility Secured Parties, (2) the Third Lien Notes Secured Parties and (3) any Additional Third Lien Secured Parties.
“Transaction Costs” means any fees or expenses incurred or paid by Holdings, its Restricted Subsidiaries and any Parent Entity in connection with the Transactions or this Indenture and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the issuance and sale of the Secured Notes and the consummation of the other transactions relating to Indebtedness of the Note Parties contemplated by the Offering Memorandum, including the Exchange Offer, the redemption of the 12.750% Secured Notes and, if applicable in connection therewith, the satisfaction and discharge of the 12.750% Secured Notes Indenture and the Credit Facility Exchange, (b) the funding of the First Lien Credit Facility on the Effective Date and the consummation of the other transactions contemplated by the First Lien Credit Facility, (c) the execution, delivery and performance by the Note Parties of the Second Lien Credit Facilities and the issuance or deemed issuance or extension of the term loans, the initial revolving loans (if any) and revolving commitments thereunder, (d) the execution, delivery and performance by the Note Parties of the amendment to the Existing Credit Agreement pursuant to which such agreement shall become the Third Lien Credit Agreement, (e) the consummation of any other transactions in connection with the foregoing and (f) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs).
“Treasury Rate” means, as obtained by Holdings, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to August 15, 2022; provided, however, that if the period from such Redemption Date to August 15, 2022 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trustee” means U.S. Bank Trust Company, National Association until a successor replaces it and, thereafter, means any such successor.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means with respect to the Secured Notes, a permanent Global Note, substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Secured Notes that do not bear the Private Placement Legend.
“Unrestricted Subsidiary” means Diamond Sports Finance SPV, LLC.
“U.S. Government Obligations” means securities that are:
(1)     direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)     obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
(1) the sum of the products of the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by
(2) the sum of all such payments.
“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
Section 1.02.    Other Definitions.

Term	Defined in Section

“Acceptable Commitment”	4.10(b)
“Action”	12.08(v)
“Advance Offer”	4.10(c)
“Advance Portion”	4.10(c)
“Affiliate Transaction”	4.11(a)
“Applicable Law”	13.11
“Asset Sale Offer”	4.10(c)
“Asset Sale Proceeds Application Period”	4.10(b)
“Authentication Order”	2.02
“CERCLA”	12.08(q)
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(a)(2)
“Covenant Defeasance”	8.03
“Declined Proceeds”	4.10(d)
“Diamond Sports Group”	Preamble

“DTC”	2.03
“Event of Default”	6.01(a)
“Excess Proceeds”	4.10(c)
“Existing Secured Notes”	Recitals
“First Commitment Application Period”	4.10(b)
“Holdings”	Preamble
“Increased Amount”	4.12(c)
“Independent Directors”	4.16(a)
“Issuers”	Preamble
“LCT Election”	1.06(b)
“LCT Test Date”	1.06(b)
“Legal Defeasance”	8.02
“Material Judgment”	6.01(a)(5)
“MD&A”	4.03(a)
“Note Register”	2.03
“Notes”	Recitals
“Notes Collateral Agent”	Preamble
“Offer Amount”	3.09(b)
“Offer Period”	3.09(b)
“Pari Passu Indebtedness”	4.10(c)
“Paying Agent”	2.03
“Purchase Date”	3.09(b)
“Redemption Date”	3.07(a)
“refinance”	4.09(b)(13)
“Refinancing Indebtedness”	4.09(b)(13)
“Registrar”	2.03
“Related Person”	12.08(b)
“Reserved Indebtedness Amount”	4.09(c)(5)
“Restricted Payments”	4.07(a)
“SBGI DTC Affiliate Transactions”	4.11(a)
“Second Change of Control Payment Date”	4.14(e)
“Second Commitment”	4.10(b)
“Secured Notes”	Recitals
“Security Document Order”	12.08(r)
“Specified DTC Assets”	9.03
“Subject Lien”	4.12(a)
“Successor Company”	5.01(a)(1)
“Successor Guarantor”	5.01(c)(1)(i)
“Treasury Capital Stock”	4.07(b)(2)
“Trustee”	Preamble

Section 1.03.    Relation to Trust Indenture Act.
This Indenture shall not be qualified under or otherwise subject to the Trust Indenture Act, except with respect to provisions of the Trust Indenture Act expressly referred to herein.

The following Trust Indenture Act term used in this Indenture has the following meaning:
“obligor” on the Secured Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Secured Notes and the Note Guarantees, respectively.
All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.
Section 1.04.    Rules of Construction.

Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    words in the singular include the plural, and in the plural include the singular;
(e)    “will” shall be interpreted to express a command;
(f)    provisions apply to successive events and transactions;
(g)    references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(h)    unless otherwise specifically indicated, “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.
(i)    unless the context otherwise requires, any reference to an “Article,” “Section,” “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture; and
(j)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause, other subdivision or Exhibit.
Section 1.05.    Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Secured Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)    The ownership of Secured Notes shall be proved by the Note Register.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Secured Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Secured Note.
(e)    The Issuers may set a Record Date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such Record Date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
(f)    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Secured Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(f) shall have the same effect as if given or taken by separate Holders of each such different part.
(g)    Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(h)    The Issuers may fix a Record Date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a Record Date is fixed, the Holders on such Record Date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such Record Date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such Record Date.
Section 1.06.    Calculations.

(a)    So long as there is a Parent Guarantor that is a Parent Entity of Holdings and does not hold any material assets other than, directly or indirectly, the Equity Interests of Holdings (as determined in good faith by the Board or senior management of such Parent Guarantor), any calculations or measure that is determined with reference to Holdings’ consolidated financial statements (including, without limitation, Applicable Measurement Period, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Second Lien Debt Ratio, Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Fixed Charge Coverage Ratio, Fixed Charges and Permitted Receivables Financing may be determined with reference to such Parent Guarantor’s consolidated financial statements instead.

(b)    When determining compliance with, or inapplicability of, any provision or term of this Indenture in connection with or related to any Limited Condition Transaction and any actions or transactions related or appurtenant thereto, at the option of the Issuers (such election, an “LCT Election”) the date of determination of compliance with, or inapplicability of, such provision or term shall be deemed to be the first date (the “LCT Test Date”) any of the definitive agreements for such Limited Condition Transaction are entered into. If after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related or appurtenant thereto, Holdings or any of its Restricted Subsidiaries would have been permitted or not prohibited to consummate such Limited Condition Transaction and any actions or transactions related or appurtenant thereto on the relevant LCT Test Date in compliance with such term or provision, such term or provision shall be deemed to have been complied with (or satisfied) for all purposes; provided that (a) if financial statements are available for one or more fiscal quarters after such LCT Test Date, Holdings may elect in its sole discretion to determine such compliance or inapplicability of such terms or provisions on the basis of such financial statements, and the LCT Test Date shall be the date of determination of such compliance or inapplicability after the date of availability of such financial statements, (b) no determination of compliance or inapplicability of any such term or provision shall be required at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related or appurtenant thereto and (c) Consolidated Interest Expense for purposes of the Fixed Charge Coverage Ratio will be calculated using an assumed interest rate as reasonably determined by Holdings.
For the avoidance of doubt, if the Issuers have made an LCT Election, (1) if any term or provision of this Indenture for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date otherwise not be complied with for any reason, such terms and provisions will nevertheless continue to be determined to be complied with; (2) no such determination of compliance or inapplicability of any such term or provision of this Indenture shall be affected by any subsequent Default or Event of Default and such Default or Event of Default shall be deemed not to have occurred or be continuing solely for purposes of such compliance or inapplicability; and (3) all determinations of compliance with or inapplicability of any term or provision of this Indenture for any action or inaction that are not comprised within the action or inaction contemplated or related to such Limited Condition Transaction after the LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that such Limited Condition Transaction is terminated, expires or is abandoned, shall be determined after giving pro forma effect to such Limited Condition Transaction.
In the event an action or transaction is undertaken by Holdings or any of its Restricted Subsidiaries that may rely on a ratio basket based on the Fixed Charge Coverage Ratio, Consolidated Secured Debt Ratio or Consolidated Total Debt Ratio or any other basket, each such action and transaction will be deemed to have been taken first, to the extent available, pursuant to the relevant Fixed Charge Coverage Ratio, Consolidated Secured Debt Ratio or Consolidated Total Debt Ratio test.
ARTICLE 2

THE SECURED NOTES

Section 2.01.    Form and Dating; Terms.
(a)    General. The Secured Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture. The Secured Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Secured Notes shall be in denominations of $2,000 and integral multiples of $1,000 thereof.
(b)    Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Secured Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Secured Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Secured Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Secured Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
(c)    Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Secured Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)    Terms. The terms and provisions contained in the Secured Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture (or, any other Guarantor from time to time party hereto, by its execution and delivery of a supplemental indenture to this Indenture) expressly agree to such terms and provisions and to be bound thereby.
The Secured Notes shall be subject to repurchase by the Issuers pursuant to an Asset Sale Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14. The Secured Notes shall not be redeemable, other than as provided in Article 3.
Secured Notes may be created and issued (i) on the Effective Date in an aggregate principal amount of $3,035,937,000 and (ii) after the Effective Date and on or prior to the Final Settlement Date in an aggregate principal amount not exceeding $14,063,000, in each case, in connection with the Exchange Offer.
(e)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02.    Execution and Authentication.

At least one Officer shall execute the Secured Notes on behalf of each of the Issuers by manual, facsimile or electronic (including “.pdf”) signature.
If an Officer whose signature is on a Secured Note no longer holds that office at the time a Secured Note is authenticated, the Note shall nevertheless be valid.

A Secured Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication and delivery and the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Secured Notes for an aggregate principal amount specified in such Authentication Order for the Secured Notes.
In authenticating the Secured Notes, and accepting the additional responsibilities under this Indenture in relation to the Secured Notes, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:
(a)    an Officer’s Certificate delivered in accordance with Sections 13.04 and 13.05; and

(b)    an Opinion of Counsel, delivered in accordance with Sections 13.04 and 13.05, and which shall also state:

(1)    that the form of the Secured Notes has been established in conformity with this Indenture;

(2)    that the terms of the Secured Notes have been established by this Indenture; and

(3)    that the Secured Notes, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of each Issuer, enforceable in accordance with their terms, subject to customary exceptions, limitations, qualifications and other assumptions.
The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.
Section 2.03.    Registrar and Paying Agent.

The Issuers shall maintain with respect to the Secured Notes an office or agency where Secured Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Secured Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register with respect to the Secured Notes (“Note Register”) and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Holdings or any of its Subsidiaries may act as Paying Agent or Registrar.
The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuers initially appoint the Trustee to act as the Paying Agent and Registrar for the Secured Notes and to act as Custodian with respect to the Global Notes.

Section 2.04.    Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of any Secured Notes or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest, if any, on the Secured Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it with respect to the Secured Notes to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it with respect to the Secured Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Holdings or a Subsidiary of Holdings) shall have no further liability for the money. If Holdings or a Subsidiary of Holdings acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Secured Notes.
Section 2.05.    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Secured Notes.
Section 2.06.    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days, (ii) Holdings, at its option, notifies the Trustee that it elects to cause the issuance of Definitive Notes, and any Participant requests a Definitive Note in accordance with the Applicable Procedures or (iii) there shall have occurred and be continuing an Event of Default with respect to the Secured Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(b)(ii)(B) and Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Secured Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;
(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or
(C)    if the transferee will take delivery in the form of a beneficial interest in an IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note , then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) and receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F)    if such beneficial interest is being transferred to an Issuer or any of the Restricted Subsidiaries or any Guarantor, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or
(G)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names the Secured Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and if the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (1)(b) thereof; or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iv)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note , then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names the Secured Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Secured Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note , then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Secured Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (2)(b) thereof;
(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;
(E)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
(F)    if such Restricted Definitive Note is being transferred to an Issuer or any of the Restricted Subsidiaries or any Guarantor, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or
(G)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note and in all other cases, the IAI Global Note.

(ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Secured Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(1)    if the Holder of such Definitive Notes proposes to exchange the Secured Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(c) thereof; or
(2)    if the Holder of such Definitive Notes proposes to transfer the Secured Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Secured Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(i)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:
(A)    if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or
(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications required by item (3) thereof, if applicable.
(ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(1)    if the Holder of such Restricted Definitive Notes proposes to exchange the Secured Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(d) thereof; or
(2)    if the Holder of such Restricted Definitive Notes proposes to transfer the Secured Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer the Secured Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Secured Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR

OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS ONE YEAR (IN THE CASE OF NOTES SOLD PURSUANT TO RULE 144A) OR 40 DAYS (IN THE CASE OF NOTES SOLD PURSUANT TO REGULATION S) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Secured Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR

WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(iii)    Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”
(iv)    OID Legend. Any Secured Notes shall bear a legend in substantially the following form:
“THE EXISTENCE OR RECOGNITION OF ORIGINAL ISSUE DISCOUNT (“OID”), IF ANY, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES SHALL NOT COMPROMISE OR IMPAIR THE AMOUNT OF THE FULL PRINCIPAL OBLIGATION OF THE ISSUERS OR THE GUARANTORS HEREUNDER. FOR THE AVOIDANCE OF DOUBT, IN ANY BANKRUPTCY PROCEEDING INVOLVING ANY ISSUER, ANY OID SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, (A) NOT BE DEEMED TO BE UNMATURED INTEREST AND (B) THUS BE DEEMED AN ALLOWED CLAIM.”
(g)    [Reserved].
(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes , the principal amount of Secured Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note , such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)    General Provisions Relating to Transfers and Exchanges.
(i)    To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(ii)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05).
(iii)    Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Secured Note selected for redemption or tendered (and not withdrawn) for repurchase in whole or in part, except the unredeemed or unpurchased portion of any Secured Note being redeemed or repurchased in part.
(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)    The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Secured Notes during a period beginning at the opening of business 15 days before the day of any selection of Secured Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Secured Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except the unredeemed portion of any Secured Note being redeemed in part or (C) to register the transfer of or to exchange a Secured Note between a Record Date and the next succeeding Interest Payment Date.
(vi)    Prior to due presentment for the registration of a transfer of any Secured Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Secured Note is registered as the absolute owner of such Secured Note for the purpose of receiving payment of principal of (and premium, if any) and interest on the Secured Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.
(vii)    Upon surrender for registration of transfer of any Secured Note at the office or agency of the Issuers designated pursuant to Section 4.02, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Secured Notes of any authorized denomination or denominations of a like aggregate principal amount.
(viii)    At the option of the Holder, Secured Notes may be exchanged for other Secured Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Secured Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.
(ix)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by electronic transmission.

(x)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Secured Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(xi)    Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
Section 2.07.    Replacement Notes.

If any mutilated Secured Note is surrendered to the Trustee, the Registrar or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Secured Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Secured Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Secured Note is replaced. The Issuers may charge for its expenses in replacing a Secured Note.
Every replacement Secured Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Secured Notes duly issued hereunder.
Section 2.08.    Outstanding Secured Notes.

The Secured Notes outstanding at any time are all the Secured Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Secured Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.
If a Secured Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Secured Note is held by a bona fide purchaser.
If the principal amount of any Secured Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or the Maturity, money sufficient to pay Secured Notes payable on that date, then on and after that date the Secured Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09.    Treasury Notes.

In determining whether the Holders of the required principal amount of Secured Notes have concurred in any direction, waiver or consent, Secured Notes owned by the Issuers, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Secured Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Secured Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Secured Notes and that the pledgee is not an Issuer or any obligor upon the Secured Notes or any Affiliate of an Issuer or of such other obligor.

Section 2.10.    Temporary Notes.

Until certificates representing Secured Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Secured Notes. Temporary Secured Notes shall be substantially in the form of certificated Secured Notes but may have variations that the Issuers considers appropriate for temporary Secured Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Secured Notes.
Holders and beneficial holders, as the case may be, of temporary Secured Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Secured Notes under this Indenture.
Section 2.11.    Cancellation.

The Issuers at any time may deliver Secured Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Secured Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Secured Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Secured Notes (subject to the record retention requirement of the Exchange Act). Certification of the disposal of all cancelled Secured Notes shall be delivered to the Issuers upon their written request. The Issuers may not issue new Secured Notes to replace Secured Notes that have been paid or that have been delivered to the Trustee for cancellation.
Section 2.12.    Defaulted Interest.

If the Issuers default in a payment of interest on the Secured Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special Record Date, in each case at the rate provided in the Secured Notes and in Section 4.01. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Secured Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special Record Date and payment date; provided that no such special Record Date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuers of such special Record Date. At least 15 days before the special Record Date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall send or cause to be sent to each Holder of such Secured Notes a notice at his or her address as it appears in the Note Register that states the special Record Date, the related payment date and the amount of such interest to be paid.
Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Secured Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Secured Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Secured Note.
Section 2.13.    CUSIP Numbers.

The Issuers in issuing the Secured Notes may use CUSIP or ISIN numbers or both numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers or both numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Secured Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Secured Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers of any Secured Notes.

ARTICLE 3

REDEMPTION

Section 3.01.    Notices to Trustee.
If the Issuers elect to redeem Secured Notes pursuant to the terms set forth in this Article 3, they shall furnish to the Trustee, at least 5 Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Secured Note and/or Section of this Indenture governing the Secured Notes, as applicable, pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Secured Notes to be redeemed and (iv) the Redemption Price.
Section 3.02.    Selection of Secured Notes to Be Redeemed or Purchased.

If less than all of the Secured Notes are to be redeemed or purchased in an offer to purchase at any time, the Secured Notes shall be selected for redemption or repurchase by lot, pro rata, or by such other method the Trustee considers fair and appropriate; provided that if the Secured Notes are represented by Global Notes, interests in the Secured Notes shall be selected for redemption or repurchase by DTC in accordance with its standard procedures therefor. The Secured Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the Redemption Date from the outstanding Secured Notes not previously called for redemption or purchase.
The Trustee shall promptly notify the Issuers in writing of the Secured Notes selected for redemption or purchase and, in the case of any Secured Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Secured Notes and portions of Secured Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; no Secured Notes of $2,000 or less can be redeemed or repurchased in part, except that if all of the Secured Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Secured Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to the Secured Notes called for redemption or purchase also apply to portions of Secured Notes called for redemption or purchase.
Section 3.03.    Notice of Redemption.

Subject to Section 3.09, the Issuers shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 15 days but, except as set forth in the last paragraph of this Section 3.03, not more than 60 days before the Redemption Date or purchase date to each Holder of Secured Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11. Notices of redemption may be conditional.
The notice shall identify the Secured Notes to be redeemed and shall state:
(a)    the Redemption Date;
(b)    the Redemption Price;

(c)    if any Secured Note is to be redeemed or purchased in part only, the portion of the principal amount of that Secured Note that is to be redeemed or purchased and that, with respect to the Secured Notes represented by Definitive Notes after the Redemption Date upon surrender of such Secured Note, a new Secured Note or Secured Notes in a principal amount equal to the unredeemed or unpurchased portion of the original Secured Note representing the same indebtedness to the extent not redeemed or repurchased will be issued in the name of the Holder of the Secured Notes upon cancellation of the original Secured Note; provided that the new Secured Notes will be only issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
(d)    the name and address of the Paying Agent;
(e)    that Secured Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
(f)    that, unless the Issuers default in making such redemption payment, interest on Secured Notes called for redemption ceases to accrue on and after the Redemption Date;
(g)    the paragraph or subparagraph of the Secured Notes and/or Section of this Indenture governing the Secured Notes, as applicable, pursuant to which the Secured Notes called for redemption are being redeemed;
(h)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Secured Notes; and
(i)    if in connection with a redemption of Secured Notes pursuant to Section 3.07, any condition to such redemption.
A notice of redemption need not set forth the exact Redemption Price but only the manner of calculation thereof.
Notice of any redemption of, or any offer to purchase, the Secured Notes may, at the Issuers’ discretion, be given in connection with an Equity Offering, other transaction (or series of related transactions) or an event that constitutes a Change of Control and prior to the completion or the occurrence thereof, and any such redemption or purchase may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering, transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the redemption or purchase date or by the redemption or purchase date as so delayed, or such notice or offer may be rescinded at any time in the Issuers’ discretion if the Issuers reasonably believe that any or all of such conditions will not be satisfied or waived. In addition, the Issuers may provide in such notice that payment of the redemption or purchase price and performance of the Issuers’ obligations with respect to such redemption or offer to purchase may be performed by another Person.
Section 3.04.    Effect of Notice of Redemption or Purchase.

Once a notice of redemption is sent (including electronically) in accordance with Section 3.03, Secured Notes called for redemption or purchase become irrevocably due and payable on the Redemption Date or purchase date, as applicable, at the Redemption Price or purchase price, as applicable, unless such redemption or purchase is conditioned on the happening of a future event. The notice, if sent in a manner herein provided (including electronically), shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Secured Note designated for redemption or purchase in whole or in part shall not affect the validity of the proceedings for the redemption or purchase of any other Note or portions thereof. Subject to Section 3.05, on and after the Redemption Date or purchase date, as applicable, interest shall cease to accrue on Secured Notes or portions of Secured Notes called for redemption or purchase.
Section 3.05.    Deposit of Redemption or Purchase Price.

Prior to noon (New York City time) on the Redemption Date or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price or purchase price of and accrued and unpaid interest on all Secured Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Secured Notes to be redeemed or purchased.
If the Issuers comply with the provisions of the preceding paragraph, on and after the Redemption Date or purchase date, interest shall cease to accrue on the Secured Notes or the portions of Secured Notes called for redemption or purchase. If a Secured Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date or purchase date shall be paid to the Person in whose name such Secured Note was registered at the close of business on such Record Date. If any Secured Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date or purchase date not paid on such unpaid principal, in each case at the rate provided in the Secured Notes and in Section 4.01.
Section 3.06.    Notes Redeemed or Purchased in Part.

Upon surrender of a Secured Note that is redeemed or purchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be issued in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.07.    Optional Redemption.

(a)    At any time prior to August 15, 2022, the Issuers may, at their option and on one or more occasions, redeem all or a part of the Secured Notes, upon notice as described in Section 3.03, at a redemption price equal to 100% of the principal amount of the Secured Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.
(b)    On and after August 15, 2022, the Issuers may, at their option and on one or more occasions, redeem the Secured Notes, in whole or in part, upon notice as described under Section 3.03, at the redemption prices (expressed as percentages of the principal amount of the Secured Notes to be redeemed) set forth in this Section 3.07(b), plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Percentage
2022	102.688%
2023	101.344%
2024 and thereafter	100.000%

(c)    Prior to August 15, 2022, the Issuers may, at their option, upon notice as described in Section 3.03, on one or more occasions, redeem in an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to an Issuer, up to 40% of the aggregate principal amount of Secured Notes issued under this Indenture at a redemption price (as calculated by Holdings) equal to (i) 105.375% of the aggregate principal amount thereof being redeemed, plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date; provided that (a) at least 50% of the sum of the aggregate principal amount of Secured Notes originally issued under this Indenture on the Final Settlement Date remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.
(d)    Notwithstanding the foregoing, in connection with any tender offer for the Secured Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Secured Notes validly tender and do not withdraw such Secured Notes in such tender offer and the Issuers, or any third party approved in writing by Holdings making such tender offer in lieu of the Issuers, purchases all of the Secured Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 15 nor more than 60 days’ prior notice, given not more than 60 days following any such purchase date, to redeem (with respect to the Issuers) or purchase (with respect to a third party) all Secured Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (which may be less than par) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date or purchase date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date or purchase date.
(e)    The Secured Notes may be redeemed under the circumstances and in accordance with Section 4.14(e).
(f)    Notice of any redemption of the Secured Notes may, at the Issuers’ discretion, be given in connection with an Equity Offering, one or more other transactions or series of related transactions or an event that constitutes a Change of Control and prior to the completion or the occurrence thereof and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction(s) or event(s), as the case may be, in accordance with Section 3.03.
(g)    [Reserved].
(h)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through Section 3.06.
(i)    The Issuers and their affiliates may acquire Secured Notes by means other than a redemption, whether by a tender offer, open market purchases, negotiated transactions or otherwise.
Section 3.08.    Mandatory Redemption.

The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to any Secured Notes.

Section 3.09.    Offers to Repurchase by Application of Excess Proceeds.

(a)    In the event that, pursuant to Section 4.10, the Issuers shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.
(b)    The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of all Secured Notes and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Secured Notes and Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Secured Notes so purchased shall be made in the same manner as interest payments are made.
(c)    If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Secured Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
(d)    Upon the commencement of an Asset Sale Offer, the Issuers shall send, electronically or by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
(1)    that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;
(2)    the Offer Amount, the purchase price and the Purchase Date;
(3)    that any Secured Note not tendered or accepted for payment shall continue to accrue interest;
(4)    that, unless the Issuers default in making such payment, any Secured Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
(5)    that Holders electing to have a Secured Note purchased pursuant to an Asset Sale Offer may elect to have Secured Notes purchased in amounts of $1,000 or whole multiples of $1,000 in excess thereof only;
(6)    that Holders electing to have a Secured Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Secured Note completed, or transfer by book-entry transfer, to the Issuers, the Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(7)    that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, electronic transmission or letter setting forth the name of the Holder, the principal amount of the Secured Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Secured Note purchased;
(8)    that, if the aggregate principal amount of Secured Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Secured Notes and such Pari Passu Indebtedness shall be selected to be purchased on a pro rata basis based on the accreted value or principal amount of the Secured Notes or such Pari Passu Indebtedness tendered (with such adjustments so that only Secured Notes in denominations of $1,000, or integral multiples of $1,000 in excess thereof, shall be purchased; provided that no Secured Notes of $2,000 or less can be redeemed in part, except that if all of the Secured Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Secured Notes of such Holder, even if not a multiple of $1,000, shall be redeemed or purchased); and
(9)    that Holders whose Secured Notes were purchased only in part shall be issued new Secured Notes equal in principal amount to the unpurchased portion of the Secured Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.
(e)    On or before the Purchase Date, the Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Secured Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Secured Notes tendered and (2) deliver or cause to be delivered to the Trustee the Secured Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Secured Notes or portions thereof so tendered.
(f)    The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Secured Notes properly tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Secured Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Secured Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Secured Note) in a principal amount equal to any unpurchased portion of the Secured Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Secured Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Secured Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.
Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through Section 3.06.

ARTICLE 4

COVENANTS

Section 4.01.    Payment of Secured Notes.
The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Secured Notes on the dates and in the manner provided in the Secured Notes; provided that all payments of principal, premium, if any, and interest with respect to the Secured Notes represented by one or more Global Notes registered in the name of or held by DTC or its nominee will be made in accordance with DTC’s applicable procedures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than Holdings or a Subsidiary thereof) holds as of noon (New York City time) on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest on such payment will accrue in respect of the delay.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the interest rate on the Secured Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.
Section 4.02.    Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Secured Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Secured Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuers may also from time to time designate one or more other offices or agencies where Secured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.
Section 4.03.    Reports and Other Information.

(a)    So long as any Secured Notes are outstanding, Holdings shall have its annual consolidated financial statements audited by a nationally recognized firm of independent auditors and its interim consolidated financial statements reviewed by a nationally recognized firm of independent auditors in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants (or any similar replacement standard). In addition, so long as any Secured Notes are outstanding, Holdings shall furnish to the Holders (x) all annual and quarterly financial statements substantially in forms that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of Holdings, if Holdings were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and (y) with respect to the annual financial statements only, a report on the annual financial statements by Holdings’ independent registered public accounting firm; provided, however, that (i) in no event shall such reports be required to comply with Rules 3-09, 3-10 or 3-16 of Regulation S-X promulgated by the SEC from time to time and (ii) in no event shall such reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein; and provided further that Holdings will not be required to furnish to the Holders a separate MD&A of Holdings if and to the extent that the MD&A of any Parent Entity (including Parent) includes a discussion of Holdings (in the form of segment reporting or otherwise), which includes financial information not materially different (in the good faith judgment of Holdings) than the financial information required pursuant to clause (x) above for the relevant period.
(b)    All such annual reports (commencing with the fiscal year ending December 31, 2021) shall be furnished within 120 days after the end of the fiscal year to which they relate, and all such quarterly reports (commencing with the fiscal quarter ending March 31, 2022) shall be furnished within 60 days after the end of the fiscal quarter to which they relate. In addition, the quarterly and annual financial information required by this paragraph will include (whether provided in such reports or in supplemental reports) the percentages of the total assets, total liabilities and total Consolidated EBITDA of Holdings and its Subsidiaries represented by (i) all Subsidiaries of Holdings that are not Guarantors and (ii) all Unrestricted Subsidiaries of Holdings.

(c)    Holdings shall make available such information and such reports to the Trustee under this Indenture, to any Holder of the Secured Notes and, upon request, to any beneficial owner of the Secured Notes, in each case by posting such information on its website, or on Intralinks or any comparable password-protected online data system which shall require a confidentiality acknowledgment, and shall make such information readily available to any Holder of the Secured Notes, any bona-fide prospective investor in the Secured Notes, any securities analyst (to the extent providing analysis of investment in the Secured Notes) or any market maker in the Secured Notes who agrees to treat such information as confidential or accesses such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that Holdings shall post such information thereon and make readily available any password or other login information to any such Holder of the Secured Notes, bona-fide prospective investor, securities analyst or market maker; provided, further, that Holdings may deny access to any competitively-sensitive information otherwise to be provided pursuant to this Section 4.03(c) to any such Holder, bona-fide prospective investor, security analyst or market maker that is a competitor of Holdings and its Subsidiaries to the extent that Holdings determines in good faith that the provision of such information to such Person would be competitively harmful to Holdings and its Subsidiaries.
(d)    To the extent not satisfied by the foregoing, Holdings shall furnish to prospective investors of the Secured Notes, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Secured Notes are not freely transferable under the Securities Act.
(e)    Any Parent Entity may satisfy the obligations of Holdings set forth in this Section 4.03 by providing the requisite financial and other information of such Parent Entity instead of Holdings; provided that to the extent such Parent Entity holds assets (other than its direct or indirect interest in Holdings and its Restricted Subsidiaries) that exceed the lesser of (i) 1.0% of the total assets of such Parent Entity and its Restricted Subsidiaries and (ii) 1.0% of the total revenue for the preceding fiscal year of such Parent Entity and its Restricted Subsidiaries, then such information related to such Parent Entity shall be accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information of such Parent Entity, on the one hand, and the information relating to Holdings and its Subsidiaries on a stand-alone basis, on the other hand.
(f)    Holdings shall be deemed to have furnished the financial statements, the MD&A and such reports on the annual and quarterly financial statements referred to in Section 4.03(a) if Holdings or any Parent Entity of Holdings has filed reports containing such information (or any such information of a Parent Entity in accordance with Section 4.03(e)) with the SEC.
(g)    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 4.04.    Compliance Certificate.

(a)    Holdings shall deliver to the Trustee, within 120 days after the end of each fiscal year of Holdings, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of Holdings and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether Holdings and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge Holdings and its Restricted Subsidiaries have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b)    When any Default has occurred and is continuing under this Indenture Holdings shall promptly (which shall be no more than thirty (30) days) deliver to the Trustee an Officer’s Certificate specifying such Default and what action the Issuers propose to take with respect thereto.
Section 4.05.    Taxes.

Holdings shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Secured Notes.
Section 4.06.    Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07.    Limitation on Restricted Payments.

(a)    From and after the Effective Date, Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(I)    declare or pay any dividend or make any payment or distribution on account of Holdings’, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:
(i)    dividends, payments or distributions by Holdings payable solely in Equity Interests (other than Disqualified Stock) of Holdings or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or
(ii)    dividends, payments or distributions by (x) a Restricted Subsidiary to Holdings or another Restricted Subsidiary that is a Note Party or (y) a Restricted Subsidiary that is not a Note Party to any other Restricted Subsidiary that is not a Note Party, provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary and that is a joint venture, such Restricted Payment may only be made in the form of cash and shall be required to be made to Diamond Sports Group, any Restricted Subsidiary and to all other owners of Equity Interests of such Restricted Subsidiary concurrently and based on their relative ownership interests of the relevant class of Equity Interests;
(II)    purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any Parent Entity, including in connection with any merger, amalgamation or consolidation, in each case, owned by a Person other than Holdings or a Restricted Subsidiary;
(III)    make any principal payment on, or redeem, repurchase, defease, discharge or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Junior Indebtedness, other than:
(a)    Indebtedness permitted to be incurred or issued under any or all of clauses (7), (8) and (9) of Section 4.09(b);

(b)    the redemption, defeasance, purchase, repurchase, discharge or other acquisition of Junior Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of redemption, defeasance, purchase, repurchase, discharge or acquisition;
(c)    exchanges made pursuant to the Exchange Offer or the Credit Facility Exchange; or
(d)    the redemption and/or satisfaction and discharge of the 12.750% Secured Notes in connection with or substantially concurrently with the consummation of the Exchange Offer;
(IV)    make any Restricted Investment; or
(V)    pay any management or similar fees or pay or reimburse any expenses pursuant to any management or other similar agreement, including the Management Agreement

(all such payments and other actions set forth in clauses (I) through (V) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”).
(b)    The foregoing provisions of Section 4.07(a) shall not prohibit:
(1)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if, at the date of declaration or the giving of such notice, such payment would have complied with the provisions of this Indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time);
(2)    the prepayment, redemption, repurchase, defeasance, discharge, retirement or other acquisition of any Equity Interests of Holdings (including any accrued and unpaid dividends thereon), Subordinated Indebtedness or any Equity Interests of any Parent Entity, in exchange for another class of its Equity Interests comprised of Qualified Equity Interests, or with Qualified Equity Proceeds Not Otherwise Applied;
(3)    the prepayment, redemption, defeasance, repurchase, retirement, discharge, exchange or other acquisition of (i) Junior Indebtedness made in exchange for, or out of the proceeds of, a substantially concurrent incurrence of new Indebtedness of an Issuer or a Guarantor or (ii) Disqualified Stock of an Issuer or a Guarantor made in exchange for, or out of the proceeds of, a substantially concurrent incurrence of Disqualified Stock of an Issuer or a Guarantor that, in any case is made in compliance with Section 4.09 so long as:
(a)    the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Junior Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, redeemed, defeased, repurchased, acquired, retired, discharged or exchanged, plus the amount of any premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock and such prepayment, redemption, defeasance, repurchase, acquisition, retirement, discharge or exchange;
(b)    in the case of Subordinated Indebtedness, the amount of such new Indebtedness is subordinated to the Secured Notes or the applicable Note Guarantee at least to the same extent as the amount of such Subordinated Indebtedness so prepaid, redeemed, defeased, repurchased, acquired, retired, discharged or exchanged;

(c)    the amount of such new Indebtedness or Disqualified Stock has a maturity date or mandatory redemption date, as applicable, equal to or later than the maturity date or mandatory redemption date of the amount of Junior Indebtedness or Disqualified Stock being so prepaid, redeemed, defeased, repurchased, acquired, retired, discharged or exchanged (or if earlier, such date that is at least 91 days after the maturity date of the Secured Notes); and
(d)    the amount of such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the amount of Junior Indebtedness or Disqualified Stock being so prepaid, redeemed, defeased, repurchased, acquired, retired, discharged or exchanged (or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the maturity date of the Secured Notes);
(4)    a Restricted Payment in cash to pay for the repurchase, redemption, retirement or other acquisition of Equity Interests (other than Disqualified Stock) of Holdings or any Parent Entity held by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of Holdings, any of its Subsidiaries or any Parent Entity upon the death, disability, retirement, resignation or termination of employment of any such Person or otherwise pursuant to any management, director and/or employee equity plan or equity option plan, stock appreciation rights plan, or any other management, director and/or employee benefit plan or agreement or any equity subscription or equity holder agreement or any employment termination agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by Holdings or any Parent Entity in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management, directors or employees of Holdings, any of its Subsidiaries or any Parent Entity in connection with any corporate transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $10.0 million in the aggregate after the Effective Date; provided, further, that such amount may be increased by an amount not to exceed:
(a)    Qualified Equity Proceeds received after the Effective Date and Not Otherwise Applied; plus
(b)    the cash proceeds of key man life insurance policies received by Holdings or its Restricted Subsidiaries (or any Parent Entity to the extent contributed to Holdings) after the Effective Date; plus
(c)    the amount of any cash bonuses otherwise payable to future, present or former employees, directors, officers, managers, members, partners or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any of its Subsidiaries or any Parent Entity that are foregone in exchange for the receipt of Equity Interests of Holdings or any Parent Entity pursuant to any compensation arrangement, including any deferred compensation plan; less
(d)    the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a), (b) and (c) of this clause (4);
provided that cancellation of Indebtedness owing to Holdings or any Restricted Subsidiary from any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of Holdings, any of its Restricted Subsidiaries or any Parent Entity in connection with a repurchase of Equity Interests of Holdings or any Parent Entity is not a Restricted Payment under this Section 4.07 or any other provision of this Indenture;
(5)    cashless repurchases of Equity Interests in Holdings (or Restricted Payments by Holdings to allow repurchases of Equity Interest in any direct or indirect parent of Holdings) or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants or other incentive interests if such Equity Interests represent a portion of the exercise price of such stock options or warrants or other incentive interest;
(6)    [reserved];
(7)    payments made or expected to be made by Holdings or any Restricted Subsidiary in respect of withholding or similar taxes payable in connection with the exercise or vesting of Equity Interests or any other equity award by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee or any legatee or distributee thereof) of Holdings, any of its Restricted Subsidiaries or any Parent Entity and repurchases or withholdings of Equity Interests in connection with the exercise or vesting of any stock or other equity options, warrants or other incentive interests or the grant, vesting or delivery of equity awards if such Equity Interests represent all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional Equity Interests, or withholding obligations with respect to, such options, warrants or other incentive interests or other Equity Interests or equity awards;
(8)    the declaration and payment of cash dividends or cash distributions on, or the purchase, redemption, defeasance or other acquisition or retirement, in each case for cash of, Holdings’ common equity (or the payment of dividends or distributions to any Parent Entity to fund a payment of dividends or distributions on such entity’s common equity), following consummation of the first public offering of Holdings’ common equity or the common stock of any Parent Entity after the Effective Date, in an amount not to exceed the sum of (A) 6.0% per annum of the net cash proceeds received by or contributed to Holdings in or from any such public offering and Not Otherwise Applied, other than public offerings with respect to Holdings’ common equity registered on Form S-8 (or any successor form thereto) and (B) an aggregate amount per annum not to exceed 7.0% of Market Capitalization;
(9)    so long as no Default or Event of Default has occurred and is continuing, Restricted Payments that are made in cash (a) in an amount not to exceed the amount of Qualified Equity Proceeds received following the Effective Date to the extent Not Otherwise Applied and (b) without duplication with clause (a), in an amount not to exceed the net cash proceeds from any sale or disposition of Investments acquired after the Effective Date, to the extent the acquisition of such Investments was financed with Qualified Equity Proceeds Not Otherwise Applied;
(10)    so long as no Default or Event of Default has occurred and is continuing, other cash Restricted Payments (other than (x) shareholder dividends, (y) Restricted Payments to any Unrestricted Subsidiary and (z) Restricted Payments described in clause (III) of the definition of such term) in an aggregate amount taken together with all other Restricted Payments made under this clause (10) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been converted to, Cash Equivalents)) and the amount of payments or distributions in respect of Junior Indebtedness utilizing clause (11) below, not to exceed $25.0 million (in the case of a Restricted Investment, determined on the date such Investment is made, with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value); provided that (a) Restricted Payments under this clause (10) may not be made to any Unrestricted Subsidiaries or joint ventures and (b) this clause (10) may not be used to directly or indirectly transfer any ownership or other rights in any DTC Assets to any Person that is not Diamond Sports Group or a Subsidiary Guarantor;
(11)    so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, cash prepayments, redemptions, purchases, defeasances and other cash payments in respect of Junior Indebtedness prior to their scheduled maturity in an aggregate amount not to exceed the sum of an amount at the time of making any such prepayment, redemption, purchase, defeasance or other payment and together with any other prepayment, redemption, purchase, defeasance or other payment made utilizing this clause (11) and the amount of Restricted Payments made utilizing clause (10) above, not to exceed $25.0 million;

(12)    the repurchase, redemption, defeasance, acquisition, retirement or discharge of any Junior Indebtedness in accordance with the provisions similar to those described under Section 4.10 and Section 4.14; provided that (x) at or prior to such repurchase, redemption, defeasance, acquisition, retirement or discharge, a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Secured Notes to the extent required as a result of such Change of Control or Asset Sale, as the case may be, has been made and (y) all Secured Notes required to be repurchased, redeemed, defeased, acquired, retired or discharged in connection with the relevant Change of Control Offer or Asset Sale Offer, as applicable, have been so repurchased, redeemed, defeased, acquired, retired or discharged;
(13)    the declaration and payment of dividends or distributions by Holdings to, or the making of loans to, any Parent Entity in amounts required for any Parent Entity to pay or cause to be paid, in each case without duplication,
(a)    franchise, excise and similar taxes and other fees, taxes and expenses, in each case, required to maintain their corporate or other legal existence;
(b)    (i) for any taxable period for which Holdings and any other entities through which such Parent Entity owns an interest in Diamond Sports Group are treated as flow-through entities for U.S. federal and/or applicable state, local, or foreign tax purposes, an amount sufficient for such Parent Entity to make pro rata cash distributions to any direct equity holder of such Parent Entity until each such equity holder receives an amount equal to (x) highest effective marginal combined U.S. federal, state and local income tax rate applicable to a C corporation, taking into account the deductibility of state and local taxes for U.S. federal income tax purposes and any limitation on the deductibility of interest expense under Section 163(j) of the Code, provided that, in the case of any Parent Entity that is classified as a C corporation, the tax rate shall not be in excess of 31 percent (subject, in the event of a Change in Law that increases applicable income tax rates, such percentage shall be increased accordingly (provided that if the Second Lien Credit Facilities are then in effect, such increase shall only be permitted to the extent permitted by the terms thereof)), multiplied by (y) the estimated or actual taxable income of Holdings and its Subsidiaries, as determined for U.S. federal income tax purposes, allocated to such equity holder , and such taxable income shall be reduced by any losses generated by Holdings and its Subsidiaries after the Effective Date, to the extent not previously utilized to reduce Restricted Payments hereunder; and (ii) for any taxable period for which Holdings or any of its Subsidiaries are members of a consolidated, combined unitary or similar income tax group of which a Parent Entity is the common parent, payments to such Parent Entity in amounts sufficient for such Parent Entity to pay the portion of such U.S. federal, state, local or foreign income or similar Taxes imposed on such Parent Entity attributable to the income of Holdings or its applicable Subsidiaries, with such income calculated on a cumulative basis to account for any losses generated by Holdings and its Subsidiaries in any taxable period ending after the Effective Date to the extent such losses were not previously utilized to reduce Restricted Payments hereunder; provided that the amount of such Restricted Payments under this clause (ii) shall not be greater than the amount of taxes that would have been due and payable by Diamond Sports Group and its Subsidiaries had Diamond Sports Group filed a consolidated, combined or similar type income tax return as the parent of a consolidated group that included only Diamond Sports Group and its Subsidiaries; provided, further that, in each case of clause (i) and clause (ii), that any Restricted Payments that are attributable to taxes in respect of income of any Unrestricted Subsidiary will be permitted only to the extent of the amount of cash distributions made by such Unrestricted Subsidiary to Diamond Sports Group or Holdings for the purpose of paying such tax liability;
(c)    customary salary, incentive compensation, bonus, severance and other benefits payable to, and indemnities provided on behalf of, future, current or former officers, employees, directors, managers, independent contractors and consultants of any Parent Entity to the extent such salaries, bonuses, severance and other benefits and indemnities are attributable to the ownership or operation of Holdings and its Restricted Subsidiaries, including (without limitation) Holdings’ or its Restricted Subsidiaries’ proportionate share of such amount relating to such Parent Entity being a public company;
(d)    general corporate, operating and other costs and expenses (including, without limitation, expenses related to the maintenance of corporate or other existence and auditing or other accounting or tax reporting matters) and, following the first public offering of the common stock of Holdings or any Parent Entity after the Effective Date, listing fees and other costs and expenses attributable to being a public company, of Holdings or any Parent Entity;
(e)    fees and expenses related to any equity or debt offering, financing transaction, acquisitions, divestitures, investments or other non-ordinary course transaction (whether or not successful or abandoned) of such Parent Entity on or after the Effective Date; provided that any such transaction was intended to be for the benefit of Holdings and its Restricted Subsidiaries;
(f)    amounts (including fees and expenses) that would otherwise be permitted to be paid directly by Holdings pursuant to Section 4.11 (except transactions described in clause (2) of Section 4.11(b));
(g)    cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities or Indebtedness convertible into or exchangeable for Equity Interests of Holdings or any Parent Entity, and cash interest payments on convertible Indebtedness in accordance with its terms so long as such cash interest payments are agreed to on market terms;
(h)    any Restricted Payments permitted by clause (4) of this Section 4.07(b); and
(i)    reasonably necessary to consummate a Permitted Investment pursuant to clause (3) of the definition of such term; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such Parent Entity shall cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to clause (15) or (16) of the definition of “Permitted Investments”) pursuant to such Investment to be contributed to the capital of Diamond Sports Group or another Note Party (which contribution shall not constitute Qualified Equity Proceeds) or (2) the Person formed or acquired to merge into, or amalgamate or consolidate with, Diamond Sports Group or another Note Party (to the extent not prohibited by Section 5.01);
(14)    the repurchase, redemption, or other acquisition of Equity Interests of Holdings or any Restricted Subsidiary deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of Holdings or any Restricted Subsidiary, in each case, permitted or not prohibited by this Indenture;
(15)    the distribution, by dividend or otherwise, of shares of Capital Stock or other assets of, or Indebtedness owed to Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries;
(16)    [reserved];
(17)    cash payments or distributions to satisfy dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto,

pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 5.01;
(18)    distributions or payments of Receivables Fees and purchases of receivables in connection with any Permitted Receivables Financing or any repurchase obligation in connection therewith;
(19)    [reserved];
(20)    [reserved];
(21)    to the extent constituting Restricted Payments, the acquisition of Equity Interests held by MLB Teams or other joint venture partners pursuant to put and call or similar arrangements under any joint venture or similar agreement (and, with respect to any joint venture entered into after the Effective Date, pursuant to an arrangement approved by all of the Independent Directors);
(22)    payments, distributions or other Restricted Payments made in connection with transactions among Holdings and any of its Restricted Subsidiaries, on the one hand, and Parent and any of its direct or indirect Subsidiaries and/or any joint venture partners, Sports Partners, customers and/or clients, on the other hand, entered into in the ordinary course of business, including, without limitation, any cash management and treasury activities and any shared services, offices or facilities, including back office, accounting, books and records keeping or similar functions, and shared production or other facilities, branch offices and other shared spaces and licensing or similar arrangements related thereto; provided that any such payments, distributions or Restricted Payments shall be made pursuant to an arrangement or arrangements approved by the Independent Directors;
(23)    Senior Notes may be exchanged for Indebtedness permitted to be incurred or issued under clause (16) of Section 4.09(b); and
(24)    payment of the Management Fee Scheduled Amount to STG.
Notwithstanding the foregoing provisions of this Section 4.07 or the definition of “Permitted Investments”, (i) no Investments may be made after the Effective Date in, and no Restricted Payment described in clause (I) or (II) of the definition of such term may be made to, any Restricted Subsidiaries or joint ventures that are non-Note Parties other than bona fide joint ventures that are approved by all of the Independent Directors (or initial Investments (but, for the avoidance of doubt, not any additional Investments unless approved by all of the Independent Directors) for the creation of joint ventures identified or contemplated as of the Effective Date, or additional Investments in such joint ventures that are on such terms as are in effect on the Effective Date, or are on substantially the same economic and legal terms as binding term sheets in effect on the Effective Date (which in no event shall provide for any transfers of any DTC Assets (other than Permitted DTC Licenses; provided that for the avoidance of doubt any such Permitted DTC Licenses shall also be required to comply with Section 4.11), or future Investments in such joint ventures, in each case not otherwise set forth in such binding term sheets as of the Effective Date) without giving effect to any amendments, supplements, waivers or other modifications thereto after the Effective Date); (ii) Note Parties may not make Investments in joint ventures or (other than Equity Interests in such joint ventures as are in effect as of the Effective Date) own interests in joint ventures unless Note Parties own at least 50% of the total voting power and economic interests of shares of Equity Interests of such joint ventures, (iii) no Investment, assignment and/or transfer of any Content Rights or DTC Assets may be made to any joint venture (other than Permitted DTC Licenses; provided that for the avoidance of doubt any such Permitted DTC Licenses shall also be required to comply with Section 4.11) and (iv) except for (X) joint ventures in existence or contemplated on the Effective Date, and (Y) any future bona fide joint venture that has been approved by all of the Independent Directors the documentation of which joint venture prohibits or limits such pledge by the relevant Note Party, no Note Party may participate in, be a party to or permit to exist any joint venture of such Note Party unless 100% of the Equity Interests of such joint venture owned by the Note Parties are pledged as Collateral under to secure the Second Lien Notes Obligations.

(c)    For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment or Permitted Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (24) of Section 4.07(b) and/or is entitled to be made pursuant to one or more of the clauses contained in the definition of “Permitted Investments,” Holdings will be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in their sole discretion) such Restricted Payment or Investment (or a portion thereof) among such clauses (1) through (24) of Section 4.07(b) and/or one or more of the clauses contained in the definition of “Permitted Investments,” in a manner that otherwise complies with this Section 4.07; provided that fees under the Management Agreement or any other similar management agreement shall only be payable pursuant to the preceding clause (24) above. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuers or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
(d)    In addition, notwithstanding anything to the contrary in this Section 4.07 or in the definition of “Permitted Investment”, except as permitted by clause (24) of the definition of “Permitted Investments” and the parentheticals referring to Permitted DTC Licenses in clauses (i) and (iii) of this paragraph, in no event shall this Section 4.07 or the definition of “Permitted Investment” permit Holdings or any of its Subsidiaries to directly or indirectly sell, transfer, lease, license or otherwise dispose of any DTC Asset to any Person other than Diamond Sports Group or a Subsidiary Guarantor by means of any Restricted Payment or Investment.
(e)    For the avoidance of doubt, this Section 4.07 shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of Holdings or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.
Section 4.08.    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)    From and after the Effective Date, Holdings shall not, and shall not permit any of its Restricted Subsidiaries that is not an Issuer or a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor to:
(1)    (A) pay dividends or make any other distributions to an Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to an Issuer or any Guarantor;
(2)    make loans or advances to an Issuer or any Guarantor; or
(3)    sell, lease or transfer any of its properties or assets to an Issuer or a Guarantor.
(b)    The restrictions in Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:
(1)    contractual encumbrances or restrictions in effect on the Effective Date, including pursuant to the Senior Credit Facilities and the Senior Notes and, in each case, related documentation and related Hedging Obligations;
(2)    this Indenture, the Secured Notes, the Note Guarantees related thereto and the Security Documents;
(3)    Purchase Money Obligations for property acquired in the ordinary course of business, and Financing Lease Obligations that at the relevant time otherwise would not be permitted by clause (3) of Section 4.08(a) on the property so acquired;
(4)    applicable law or any applicable rule, regulation or order;

(5)    (i) any agreement, arrangement or Indebtedness of any Person or its affiliates that is acquired by or merged, consolidated or amalgamated with or into any of Holdings or any Restricted Subsidiary that applies to such Person or its affiliates or any assets acquired in any such acquisition, merger, consolidation or amalgamation or acquisition of assets in existence at the time thereof, or assumed in connection therewith (unless and to the extent created in contemplation thereof), which encumbrance or restriction is not applicable to Holdings or any of its Restricted Subsidiaries or its properties or assets, other than any such Person or its affiliates or such assets, or any Unrestricted Subsidiary;
(6)    contracts, including sale-leaseback agreements, for the sale or disposition of assets, including customary restrictions with respect to a Subsidiary of Holdings pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Subsidiary;
(7)    Secured Indebtedness permitted to be incurred pursuant to Section 4.09 and Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;
(8)    restrictions on cash, Cash Equivalents or other deposits under contracts or customary net worth provisions contained in real property leases, in each case, entered into in the ordinary course of business and restrictions on cash, Cash Equivalents or other deposits permitted under Section 4.12 or arising in connection with any Permitted Liens;
(9)    restrictions or conditions contained in other Indebtedness of Restricted Subsidiaries that are not Guarantors or Issuers permitted to be incurred or issued subsequent to the Effective Date pursuant to the provisions of Section 4.09 which are not materially more disadvantageous, taken as a whole, to the Holders than is ordinary or customary at the time and under the circumstances for financings for similarly situated borrowers or issuers or available to Holdings and its Subsidiaries (as determined by Holdings);
(10)    provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture (including, without limitation, provisions in joint venture agreements, rights agreements and similar arrangements with Sports Partners as in effect on the Effective Date, as they may be amended from time to time in accordance with clause (16) below);
(11)    restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Holdings or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Holdings or such Restricted Subsidiary party thereto, the payment rights arising thereunder or the proceeds thereof;
(12)    any restrictions or conditions set forth in any agreement in effect at any time any Person is or becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to Diamond Sports Group or any Restricted Subsidiary;
(13)    other Indebtedness permitted to be incurred subsequent to the Effective Date pursuant to Section 4.09; if (A) in the judgment of Holdings, such incurrence will not materially impair the Issuers’ ability to make payments on the Secured Notes when due and (B) the encumbrances and restrictions in such Indebtedness either are not materially more restrictive taken as a whole than those contained in the Senior Credit Facilities, the Senior Notes or the Secured Notes as in effect on the Effective Date or are not materially more disadvantageous, taken as a whole, to the Holders than is ordinary or customary at the time and under the circumstances for financings for similarly situated borrowers or issuers (as determined by Holdings);

(14)    restrictions contained in any documentation relating to, or otherwise required or necessary to consummate, any Permitted Receivables Financing;
(15)    customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment or other transfer thereof (or the assets subject thereto), including with respect to intellectual property; and
(16)    any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) of this Section 4.08(b) if such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the judgment of Holdings, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
(c)    For purposes of determining compliance with this Section 4.08, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans and advances made to Holdings or a Restricted Subsidiary to other Indebtedness incurred by Holdings or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Section 4.09.    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)    From and after the Effective Date, Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Holdings shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Note Parties may incur unsecured Indebtedness (including Acquired Indebtedness), if either (i) the Fixed Charge Coverage Ratio of Holdings for the Applicable Measurement Period would have been at least 2.0 to 1.0 or (ii) the Consolidated Total Debt Ratio of Holdings for the Applicable Measurement Period would have been equal to or less than 5.50 to 1.0, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional unsecured Indebtedness had been incurred, and the application of proceeds therefrom had occurred at the beginning of the Applicable Measurement Period; provided the Issuers shall have delivered an Officer’s Certificate to the Trustee certifying that the requirements this paragraph have been complied with, including reasonably detailed calculations thereof.
(b)    The provisions of Section 4.09(a) shall not apply to:
(1)    so long as at the time of incurrence of such Indebtedness, no Default or Event of Default has occurred and is continuing or would result therefrom, Indebtedness of any Note Party secured only by a Lien on the Third Lien Collateral that ranks junior to the Lien securing the Second Lien Notes Obligations and ranks pari passu with, or junior to, the Liens on the Collateral securing the Third Lien Credit Agreement if after giving pro forma effect to the incurrence of such additional amount and the application of the proceeds therefrom, the Consolidated Second Lien Debt Ratio of Holdings for the Applicable Measurement Period would be no greater than either (a) 4.25 to 1.00 or (b) if such Indebtedness is utilized to fund an Acquisition Transaction permitted under this Indenture, 4.75 to 1.00; provided the Issuers shall have delivered an Officer’s Certificate to the Trustee certifying that the requirements this clause (1) have been complied with, including reasonably detailed calculations thereof;

(2)    the incurrence by an Issuer and any Guarantor of Indebtedness represented by the Secured Notes issued on the Effective Date or the Final Settlement Date, in each case, pursuant to the Exchange Offer and any Note Guarantee thereof;
(3)    Indebtedness, Disqualified Stock and Preferred Stock (other than Indebtedness described in clause (2) of this Section 4.09(b)) of Holdings and its Restricted Subsidiaries in existence on, and in an amount not to exceed the amount outstanding on (or, in the case of subclause (w) below, committed on), the Effective Date (after giving effect to the Exchange Offer and the Credit Facility Exchange), including (v) Indebtedness under the First Lien Credit Facility in an aggregate principal amount not to exceed $635.0 million at any time outstanding, as such amount may be reduced by any mandatory or optional prepayments of principal made thereunder (other than an optional prepayment with the proceeds of a refinancing made in reliance of clause (13) below), (w) Indebtedness under Second Lien Credit Facilities in an aggregate principal amount not to exceed the aggregate principal amount of loans outstanding and revolving commitments committed thereunder on the Effective Date after giving effect to the Credit Facility Exchange, (x) the Third Lien Notes in an aggregate principal amount not to exceed the aggregate principal amount outstanding on the Effective Date (for the avoidance of doubt, after giving effect to the exchange for Secured Notes pursuant to the Exchange Offer occurring on the Effective Date), less the aggregate principal amount of Third Lien Notes, if any, exchanged for Secured Notes on the Final Settlement Date pursuant to the Exchange Offer, (y) Indebtedness under the Third Lien Credit Agreement in an aggregate principal amount not to exceed the aggregate principal amount of loans outstanding and revolving commitments committed thereunder on the Effective Date after giving effect to the Credit Facility Exchange, and (z) the Senior Notes in an aggregate principal amount not to exceed the aggregate principal amount outstanding on the Effective Date;
(4)    so long as at the time of incurrence of such Indebtedness no Default or Event of Default has occurred and is continuing or would result therefrom, Indebtedness (including Financing Lease Obligations and Purchase Money Obligations) incurred by Holdings or any of its Restricted Subsidiaries, to finance the acquisition, construction, expansion, development, maintenance, upgrade, installation, improvement or replacement of property (real or personal), equipment or any other asset, including through the direct purchase of assets but not the Capital Stock of any Person owning such assets, so long as such Indebtedness exists at the date of such acquisition, construction, expansion, development, maintenance, upgrade, installation, improvement or replacement or is created within 30 days thereafter if the aggregate amount of Indebtedness outstanding under this clause (4), when aggregated with all Indebtedness outstanding under clause (13) of this Section 4.09(b) incurred to refinance such Indebtedness, does not at the time of any incurrence under this clause (4) exceed $30.0 million;
(5)    (a) Indebtedness incurred by Holdings or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business, including letters of credit in favor of suppliers or trade creditors or in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance and (b) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Indebtedness of Holdings or any of its Restricted Subsidiaries as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, customers or other creditors issued in the ordinary course of business if the aggregate amount outstanding under this subclause (b) of this clause (5) does not exceed $20.0 million;
(6)    Indebtedness arising from agreements of Holdings or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary or Investment, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(7)    Indebtedness, Disqualified Stock and Preferred Stock of Holdings owing to a Restricted Subsidiary; provided that (i) Restricted Subsidiaries that are not Note Parties may not hold Disqualified Stock or Preferred Stock of Holdings and (ii) any such Indebtedness owing to a Restricted Subsidiary that is not a Note Party, excluding any Indebtedness in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business (and not in connection with the borrowing of money), is expressly subordinated in right of payment to the Note Guarantee of Holdings; provided, further, that if any such Restricted Subsidiary ceases to be a Restricted Subsidiary or any such Indebtedness, Disqualified Stock and Preferred Stock is not held by a Restricted Subsidiary, thereupon the then outstanding principal amount of such Indebtedness, Disqualified Stock and Preferred Stock shall no longer be permitted by this clause (7);
(8)    Indebtedness of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary; provided that if a Note Party incurs such Indebtedness owing to a Restricted Subsidiary that is not a Note Party, excluding any Indebtedness in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business (and not in connection with the borrowing of money), such Indebtedness is expressly subordinated in right of payment to the Secured Notes or the Note Guarantee of the Secured Notes of such Guarantor; provided, further, that if any such Restricted Subsidiary ceases to be a Restricted Subsidiary or any such Indebtedness is not owned by Holdings or another Restricted Subsidiary, thereupon the then outstanding principal amount of such Indebtedness shall no longer be permitted by this clause (8);
(9)    shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that Restricted Subsidiaries that are not Note Parties may not hold Preferred Stock or Disqualified Stock issued by a Note Party; provided, further, that if any such Restricted Subsidiary ceases to be a Restricted Subsidiary or any such Preferred Stock or Disqualified Stock is not held by Holdings or another Restricted Subsidiary, thereupon the then outstanding amount of such capital stock shall no longer be permitted by this clause (9); and provided, further, that any shares of Preferred Stock or Disqualified Stock issued by a Restricted Subsidiary that is not a Note Party to a Note Party shall be permitted by Section 4.07;
(10)    Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);
(11)    obligations in respect of self-insurance and obligations in respect of stays, customs, performance, indemnity, bid, appeal, judgment, surety and other similar bonds or instruments and performance, bankers’ acceptance facilities and completion guarantees and similar obligations provided by Holdings or any of its Restricted Subsidiaries, in each case in the ordinary course of business;
(12)    (a) so long as at the time of the incurrence thereof no Default or Event of Default has occurred and is continuing or would result therefrom, additional Indebtedness of Note Parties in an aggregate principal amount or liquidation preference then outstanding under this subclause (a) of this clause (12) of up to 100.0% of the aggregate Qualified Equity Proceeds to the extent Not Otherwise Applied and (b) Indebtedness of the Note Parties if the aggregate principal amount of outstanding Indebtedness under this subclause (b) of this clause (12), when aggregated with and all outstanding Indebtedness under clause (13) of this Section 4.09(b) incurred to refinance such Indebtedness, does not exceed at the time of such incurrence or issuance $100.0 million; provided that, if such Indebtedness incurred pursuant to this clause (12) is secured, such Indebtedness may only be secured by a Lien on Third Lien Collateral that ranks pari passu with or junior in priority to the Lien securing the Third Lien Credit Agreement;

(13)    the incurrence or issuance by Holdings or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, refinance, replace, renew, extend or defease (collectively, “refinance” with “refinances,” “refinanced” and “refinancing” having a correlative meaning) any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under Section 4.09(a) and clauses (1), (2), (3), (4) and (12) of this Section 4.09(b), this clause (13) and clauses (14), (16), (18), (19), (24), (28) and (31) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so refinance such Indebtedness, Disqualified Stock or Preferred Stock in an amount not in excess of the principal amount (or accreted value or liquidation preference, if applicable) of such Indebtedness, Disqualified Stock or Preferred Stock that is then outstanding plus an additional amount of Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including upfront fees, original issue discount (in lieu of customary upfront fees) or similar fees) in connection with such refinancing (the “Refinancing Indebtedness”) on or prior to its respective maturity; provided, however, that immediately after giving effect thereto, no Event of Default shall have occurred and be continuing and such Refinancing Indebtedness:
(A)    has a final stated maturity date equal to or later than the final stated maturity date of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced,
(B)    to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated in right of payment to the Secured Notes or any Note Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Secured Notes or such Note Guarantee at least to the same extent as the Indebtedness being refinanced or (ii) Disqualified Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, or (iii) Preferred Stock, such Refinancing Indebtedness is Preferred Stock,
(C)    if the Refinancing Indebtedness refinances Indebtedness permitted pursuant to Section 4.09(a), or clauses (1) or (31) of this Section 4.09(b), the Refinancing Indebtedness shall be on market terms at the time of issuance,
(D)     shall have a primary obligor, issuer and guarantors, as applicable, that at all times are the primary obligor, issuer and guarantors of the Indebtedness being refinanced, as applicable,
(E)    may not be secured if it refinances Disqualified Stock, Preferred Stock or Indebtedness that is unsecured, and
(F)    shall not include:
(i)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not a Note Party that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Note Party; or
(ii)    Indebtedness, Disqualified Stock or Preferred Stock of Holdings or a Restricted Subsidiary of Holdings that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;
(14)    unsecured Indebtedness of (x) a Note Party or (y) any Person that is acquired by or merged or consolidated with or into Holdings or a Restricted Subsidiary and is becoming a Note Party in connection with such transaction, in each case which is incurred to finance an Acquisition Transaction; provided that after giving pro forma effect thereto, either:

(a)    Holdings could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or
(b)    (i) Holdings could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Total Debt Ratio test set forth in Section 4.09(a) or (ii) the Consolidated Total Debt Ratio of Holdings for the Applicable Measurement Period is no more than such ratio immediately prior to giving effect to such event, including such Acquisition Transaction and the incurrence of such Indebtedness;
(15)    (a) Cash Management Obligations and (b) Indebtedness in respect of netting services, overdraft protections and similar arrangements and other Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds (including Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of Holdings and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of Holdings and its Restricted Subsidiaries);
(16)    following the consummation of the Exchange Offer and the Credit Facility Exchange, Indebtedness issued by a Note Party in exchange for Senior Notes that complies with the Required Additional Debt Terms, except that (a) such Indebtedness may only be secured by a Lien on the Third Lien Collateral that ranks junior to the Lien securing the Second Lien Notes Obligations and ranks pari passu with, or junior to, the Liens on the Collateral securing the Third Lien Credit Agreement and (b) the per annum interest rate and the amount of annual cash payments payable by the Note Parties in respect of such Indebtedness may not exceed the per annum interest rate and the amount of cash payments payable of the Senior Notes so exchanged;
(17)    guarantees in respect of Indebtedness of Holdings or a Restricted Subsidiary otherwise permitted under this Indenture; provided that (A) no guarantee by any Restricted Subsidiary of any Junior Indebtedness shall be permitted unless such Restricted Subsidiary is a Subsidiary Guarantor, (B) no Guarantee by any Note Party of any Indebtedness incurred pursuant to clause (18) or (28) of this Section 4.09(b) shall be permitted and (C) if the Indebtedness being guaranteed is subordinated to the Second Lien Notes Obligations, such guarantee shall be subordinated to the Second Lien Notes Obligations of the relevant guarantor on terms at least as favorable to the Holders as those contained in the subordination of such Indebtedness;
(18)    so long as at the time of the incurrence thereof no Default or Event of Default has occurred and is continuing or would result therefrom, Indebtedness of Foreign Subsidiaries of Holdings; provided that the aggregate principal amount of such Indebtedness, together with any other outstanding Indebtedness outstanding under this clause (18), when aggregated with all outstanding Indebtedness under clause (13) of this Section 4.09(b) incurred to refinance such Indebtedness, shall not, at the time of incurrence of Indebtedness under this clause (18), exceed $10.0 million;
(19)    so long as at the time of the incurrence thereof no Default or Event of Default has occurred and is continuing or would result therefrom, Indebtedness of any Note Party or any person that becomes a Note Party (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Note Party) assumed in connection with an acquisition or Investment (provided that such Indebtedness is not incurred in contemplation of such acquisition or Investment) in an aggregate amount, outstanding under this clause (19), when aggregated with all Indebtedness outstanding under clause (13) of this Section 4.09(b) incurred to refinance such Indebtedness, not to exceed $75.0 million;
(20)    Indebtedness of Holdings or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(21)    Indebtedness consisting of Indebtedness issued by Holdings or any of its Restricted Subsidiaries to future, current or former officers, directors, employees, managers, consultants or independent contractors thereof (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of Holdings, any Restricted Subsidiary or any Parent Entity, in each case to finance the purchase or redemption of Equity Interests of Holdings or any Parent Entity to the extent described in clause (4) of Section 4.07(b);
(22)    so long as at the time of the incurrence thereof no Default or Event of Default has occurred and is continuing or would result therefrom, Indebtedness in respect of Permitted Receivables Financings;
(23)    Indebtedness incurred by Holdings or any of its Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Secured Notes in accordance with Article 11 or exercise the Issuers’ legal defeasance or covenant defeasance option in accordance with Article 8;
(24)    so long as at the time of the incurrence thereof no Default or Event of Default has occurred and is continuing or would result therefrom, Indebtedness in the form of Financing Lease Obligations arising out of any Sale and Lease-Back Transactions in an aggregate amount outstanding under this clause (24), when aggregated with all Indebtedness outstanding under clause (13) of this Section 4.09(b) incurred to refinance such Indebtedness, not to exceed $35.0 million at any time outstanding;
(25)    Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case with respect to any acquisition (by merger, consolidation or amalgamation or otherwise) permitted or not prohibited by the terms of this Indenture;
(26)    Indebtedness representing deferred compensation or stock-based compensation to directors, employees, consultants or independent contractors of any Parent Entity, Holdings or any Restricted Subsidiary incurred in the ordinary course of business;
(27)    Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in connection with any Investment or any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Indenture;
(28)    so long as at the time of the incurrence thereof no Default or Event of Default has occurred and is continuing or would result therefrom, Indebtedness of any Restricted Subsidiary that is not a Note Party if the aggregate principal amount of such Indebtedness outstanding under this clause (28), when aggregated with all outstanding Indebtedness under clause (13) of this Section 4.09(b) incurred to refinance such Indebtedness, shall not exceed, at the time of incurrence thereof $25.0 million;
(29)    to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(30)    unfunded pension fund and other employee benefits plan obligations and liabilities incurred in the ordinary course of business;
(31)    so long as at the time of the incurrence thereof, no Default or Event of Default has occurred and is continuing or would result therefrom, Indebtedness in an aggregate principal amount outstanding under this clause (31), when aggregated with all outstanding Indebtedness under clause (13) of this covenant incurred to refinance such Indebtedness, not to exceed $350.0 million, so long as such Indebtedness (a) is incurred solely to acquire assets that constitute

Collateral and Persons that become Note Parties and (b) complies with the Required Additional Debt Terms;
(32)    any deferred sports rights payments to Sports Partners with respect to any agreements entered into in the ordinary course of business between such Sports Partners and any non-Significant Subsidiary that is, constitutes or owns any equity interests in a Subsidiary that owns an RSN, to the extent approved by all of the Independent Directors, and only so long the obligations resulting from such deferred sports rights payments are unsecured; and
(33)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (32) of this Section 4.09(b).
(c)    For purposes of determining compliance with this Section 4.09:
(1)    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (33) of Section 4.09(b) or is entitled to be incurred pursuant to Section 4.09(a), Holdings, in its sole discretion, may divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.09 and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or portion thereof) in one or more of the clauses in Section 4.09(b) or under Section 4.09(a);
(2)    at the time of incurrence, Holdings will be entitled to divide or classify (or later divide, classify or reclassify in whole in part in its sole discretion) an item of Indebtedness in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in clauses (a) and (b) above of this Section 4.09; provided that all Indebtedness represented by term loans outstanding under the Senior Credit Facilities on the Effective Date will be treated as incurred on the Effective Date under clause (3) of Section 4.09(b);
(3)    the principal amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding under any clause of this Section 4.09 shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness; and
(4)    the principal amount of any Disqualified Stock of Holdings or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof.
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09. If Indebtedness, Disqualified Stock or Preferred Stock originally incurred in reliance upon the Consolidated Second Lien Debt Ratio, the Consolidated Total Debt Ratio or the Fixed Charge Coverage Ratio under this Section 4.09(b) is being refinanced under clause (13) of Section 4.09(b) and such refinancing would cause the maximum amount of Indebtedness, Disqualified Stock or Preferred Stock thereunder to be exceeded at such time, then such refinancing shall nevertheless be permitted thereunder and such additional Indebtedness, Disqualified Stock or Preferred Stock shall be deemed to have been incurred under the original clause the refinanced Indebtedness, Disqualified Stock or Preferred Stock was incurred under so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed the principal amount of Indebtedness, Disqualified Stock or Preferred Stock being refinanced plus amounts permitted by the next sentence. Any Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to Section 4.09 shall be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including upfront fees, original issue discount (in lieu of upfront fees) or similar fees) incurred in connection with such refinancing.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was deemed to be incurred, in the case of term debt, or first committed, in the case of revolving credit debt, for purposes of this Section 4.09; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed the principal amount of such Indebtedness, Disqualified Stock or Preferred Stock being refinanced plus the aggregate amount of accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including upfront fees, original issue discount (in lieu of upfront fees) or similar fees) incurred in connection with such refinancing.
The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
For the purposes of this Indenture, Indebtedness that is unsecured is deemed to not be subordinated or junior to Secured Indebtedness merely because such Indebtedness is unsecured, and Indebtedness is deemed not to be subordinated or junior to any other Indebtedness solely because such Indebtedness has a junior priority with respect to any collateral or because it is guaranteed by other obligors.
Section 4.10.    Asset Sales.

(a)    From and after the Effective Date, Holdings shall not, and shall not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale unless no Default or Event of Default shall be continuing and would result therefrom, and:
(1)    Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (measured at the time of agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and
(2)    at least 75% of the consideration (measured at the time of agreeing to such Asset Sale) for such Asset Sale, together with all other Asset Sales since the Effective Date (on a cumulative basis), received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.
(b)    Within 365 days after the later of (A) the date of any Asset Sale and (B) the receipt of any Net Proceeds from any Asset Sale (the “Asset Sale Proceeds Application Period”), Holdings or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale,
(1)    to repay (i) First Lien Obligations, (ii) Second Lien Notes Obligations, and/or (iii) Second Lien Obligations under any other Secured Indebtedness (including Second Lien Credit Facility Obligations) , and in each case, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto; provided that if Holdings or any Restricted Subsidiary shall so reduce any Second Lien Obligations other than the Secured Notes pursuant to clause (iii), Holdings or such Restricted Subsidiary will either (A) reduce Obligations under the Secured Notes on a pro rata basis with such other Second Lien Obligations by, at its option, (x) redeeming Secured Notes pursuant to Section 3.07 or (y) purchasing Secured Notes through open market purchases or in privately negotiated transactions at market prices (which may be below par), or (B) make an offer (in accordance with the procedures for an Asset Sale Offer set forth in Section 3.09 and this Section 4.10) to all Holders to purchase their Secured Notes on a ratable basis with such other Second Lien Obligations for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Secured Notes to be repurchased;
(2)    [reserved];
(3)    to invest in replacement assets or long-term assets useful in the business of Holdings and its Subsidiaries; provided that to the extent such Net Proceeds are from an Asset Sale of Collateral, such Net Proceeds shall be invested in replacement assets or long-term assets that are substantially concurrently added to the Collateral in the manner and to the extent required under this Indenture and the Security Documents;
(4)    to the extent such Net Proceeds are from an Asset Sale that does not constitute Collateral, to repay Indebtedness of any Restricted Subsidiary that is not a Guarantor (excluding the Issuers), other than Indebtedness owed to an Issuer or a Guarantor, and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto; or
(5)    any one or more combinations of the foregoing;
provided that, in the case of clause (3) above, any agreement shall be treated as a permitted application of the Net Proceeds from the date of such agreement so long as Holdings or such Restricted Subsidiary enters into such agreement with the good faith expectation that such Net Proceeds will be applied to satisfy such agreement within 180 days of the expiration of the Asset Sale Proceeds Application Period (an “Acceptable Commitment”) and such Net Proceeds are actually applied substantially in such manner within 180 days of the expiration of the Asset Sale Proceeds Application Period, and, in the event any Acceptable Commitment is later cancelled or terminated for any reason after the expiration of the Asset Sale Proceeds Application Period and before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds.
(c)    Any Net Proceeds from the Asset Sale covered by this Section 4.10 that are not invested or applied as provided and within the time period set forth in Section 4.10(b) will be deemed to constitute “Excess Proceeds”; provided that any amount of Net Proceeds offered to Holders of the Secured Notes pursuant to clause (1) of Section 4.10(b) shall not be deemed to be Excess Proceeds without regard to whether such offer is accepted by any Holders. No later than 30 Business Days after the date that the aggregate amount of Excess Proceeds, after giving effect to the operation of the immediately following sentence, exceeds $50.0 million, the Issuers shall make an offer to purchase to all Holders and, if required by the terms of other Indebtedness that has Pari Passu Lien Priority with the Secured Notes, to repay or offer to repay such Indebtedness (an “Asset Sale Offer”) the maximum aggregate principal amount (or accreted value, as applicable) of the Secured Notes and such Indebtedness (in the case of the Secured Notes only, equal to $1,000 or an integral multiple thereof) that may be purchased or repaid out of the Excess Proceeds (at an offer price in cash in the case of the Secured Notes in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the repurchase of the Secured Notes pursuant to such offer) in accordance with the procedures set forth in this Indenture and, if applicable, the documents governing the applicable Indebtedness having Pari Passu Lien Priority. Notwithstanding the foregoing, the Issuers shall only be required to make an Asset Sale Offer with (i) 50% of the Excess Proceeds if the Consolidated Secured Debt Ratio (calculated after giving effect to the Addback Cap) of Holdings for the Applicable Measurement Period is less than or equal to 3.25 to 1.0 but greater than 2.25 to 1.0 or (ii) 0% of the Excess Proceeds if the Consolidated Secured Debt Ratio (calculated after giving effect to the Addback Cap) of Holdings for the Applicable Measurement Period is less than or equal to 2.25 to 1.0, in each case after giving effect to any application of any Net Proceeds as set forth in this Section 4.10, including making an offer to repurchase a portion of the Secured Notes. With respect to the Secured Notes only, the Issuers shall commence an Asset Sale Offer by sending the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligation with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer in advance of being required to do so by this Indenture (an “Advance Offer”) with respect to all or part of the available Net Proceeds (the “Advance Portion”).
(d)    To the extent that the aggregate principal amount (or accreted value, as applicable) of Secured Notes and, if applicable, Indebtedness having Pari Passu Lien Priority tendered, purchased or repaid pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Issuers may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) (“Declined Proceeds”) in any manner permitted or not prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of Secured Notes or such other Indebtedness tendered, purchased or repaid, pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Trustee shall select the Secured Notes (subject to applicable DTC procedures as to Global Notes) and the Issuers or the representative of such Indebtedness having Pari Passu Lien Priority shall select such Indebtedness to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Secured Notes and such Indebtedness tendered, purchased or repaid, with adjustments as necessary so that no Secured Notes or Indebtedness, as the case may be, will be repurchased in an unauthorized denomination; provided that no Secured Notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the Advance Portion shall be excluded in subsequent calculations of Excess Proceeds.
(e)    An Asset Sale Offer or an Advance Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Secured Notes, the Security Documents and/or Guarantees (but the Asset Sale Offer or Advance Offer may not condition tenders on the delivery of such consents).
(f)    Pending the final application of an amount equal to the Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply any Net Proceeds to reduce indebtedness outstanding under a revolving credit facility (including under the Senior Credit Facilities, but not including any Third Lien Debt, unsecured Indebtedness of the Issuers or any Guarantors or Subordinated Indebtedness) or invest such Net Proceeds in Cash Equivalents.
(g)    For purposes of this Section 4.10 only, the following shall be deemed to be cash or Cash Equivalents:
(1)    [reserved];
(2)    any securities, notes or other obligations or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and
(3)    any Designated Non-cash Consideration received by Holdings or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value (with the fair market value of such item of Designated Non-cash Consideration being measured at the date of agreement for the related Asset Sale) and without giving effect to subsequent changes in value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed $75.0 million.
(h)    The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Secured Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 or this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 or this Section 4.10, as the case may be, by virtue of such compliance.

(i)    The provisions of Section 3.09 and this Section 4.10 relating to the Issuers’ obligation to make an offer to repurchase the Secured Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Secured Notes.
(j)    Notwithstanding anything to the contrary in this Section 4.10 or in the definition of “Asset Sale”, except in the case of Permitted DTC Licenses, in no event shall Section 4.10 or the definition of “Asset Sale” permit Holdings or any of its Subsidiaries to directly or indirectly sell, transfer, lease, license or otherwise dispose of (for the avoidance of doubt, whether or not such disposition constitutes an Asset Sale) any DTC Asset to any Person other than Diamond Sports Group or a Subsidiary Guarantor.
Section 4.11.    Transactions with Affiliates.

(a)    From and after the Effective Date, Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an “Affiliate Transaction”) (including any transaction or agreement to which both (a) Parent or any of its Affiliates other than Holdings or a Subsidiary thereof, on the one hand, and (b) Holdings or any of its Subsidiaries, on the other hand, are a party (whether negotiating against each other or in concert), as to which Parent or such Affiliate (other than Holdings or a Subsidiary thereof) directly or indirectly receives value for or otherwise benefits or avoids costs therefrom (such transactions “SBGI DTC Affiliate Transactions”)) involving aggregate payments or consideration in respect of such Affiliate Transaction in excess of $5.0 million, unless such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis or, if in the good faith judgment of Holdings, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to Holdings or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety, in each case, with respect to transactions involving aggregate payments in respect of such transaction or consideration of $5.0 million or more, as determined and approved by all of the Independent Directors, including the Lender Independent Directors; provided, that no license or sublicense permitted under this paragraph shall (a) have the effect of, or be structured in a manner that could be considered to be, whether under applicable law or otherwise, a sale, transfer, assignment, encumbrance, conveyance, contribution, or other disposition of any DTC Asset, (b) not preserve the Lien of the Second Lien Notes Secured Parties on such DTC Assets granted pursuant to the Security Documents, and/or (c) result in any lien or other encumbrance being placed on any DTC Asset (other than a lien or other encumbrance in favor of the Second Lien Notes Secured Parties and the parties secured by the same assets as contemplated under the First/Second/Third Lien Intercreditor Agreement); and provided, further, that if the Lender Independent Directors determine that obtaining the determination and approval of all of the Independent Directors in compliance with this clause (a) with respect to any specific and individual (or series of related specific and individual) SBGI DTC Affiliate Transactions is unduly burdensome for Holdings, Diamond Sports Group and the Restricted Subsidiaries, then Holdings, Diamond Sports Group and the Restricted Subsidiaries shall no longer be required to obtain such determination and approval of all of the Independent Directors solely with respect to such specific and individual (or series of related specific and individual) SBGI DTC Affiliate Transactions (but, for the avoidance of doubt, such SBGI DTC Affiliate Transactions shall still be required to otherwise comply with all other provisions of this clause (a) other than obtaining the determination and approval of all of the Independent Directors); provided that (x) any renewal of the Charter Agreement or (y) to the extent constituting an SBGI DTC Affiliate Transaction, the renewal or other entry into carriage agreements by any Note Party with any other MVPD shall in each case be required to comply with the provisions of this clause (a), except that if any such renewal or other entry into such carriage agreements occurs prior to the appointment of the Independent Directors as required by this Indenture, any requirement of the determination and approval of all the Independent Directors shall be deemed satisfied if such determination and approval are provided by David Dunn.

(b)    The provisions of Section 4.11(a) shall not apply to the following:
(1)    (a) transactions between or among Holdings and a Restricted Subsidiary or between or among Restricted Subsidiaries or, in any case, any entity that becomes a Restricted Subsidiary as a result thereof and (b) any merger, amalgamation or consolidation of Holdings into any Parent Entity; provided that such merger, amalgamation or consolidation is otherwise consummated in compliance with the terms of this Indenture and effected for a bona fide business purpose as determined by the Issuers;
(2)    Restricted Payments permitted by Section 4.07 (other than pursuant to clause (13)(f) of Section 4.07(b));
(3)    the Transactions and the payment of fees and expenses related to the Transactions, including Transaction Costs;
(4)    the payment or settlement of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment, consulting, compensation and severance benefit arrangements provided to or on behalf of, or for the benefit of, former, current or future employees, directors, officers, managers, members, partners, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any Restricted Subsidiary or any Parent Entity;
(5)    transactions in which Holdings or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person on an arm’s length basis;
(6)    any agreement or arrangement as in effect or disclosed as of the Effective Date, including the Management Agreement, or any amendment, modification, waiver, consent or replacement (so long as the totality of all such amendments, modifications, waivers, consents or replacements is not materially more disadvantageous in the judgment of all of the Independent Directors to the Holders when taken as a whole as compared to the totality of such agreements or arrangements as in effect on the Effective Date), provided that the Management Agreement may only be amended to the extent to the extent permitted by Section 4.16;
(7)    the existence of, or the performance or satisfaction by Holdings or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders, investor rights or similar agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it (or any Parent Entity) is a party as of the Effective Date and any similar agreements which it (or any Parent Entity) may enter into thereafter; provided, however, that the existence of, or the performance or satisfaction by Holdings or any of its Restricted Subsidiaries (or such Parent Entity) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Effective Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not materially more disadvantageous in the judgment of all of the Independent Directors to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Effective Date;
(8)    transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services or providers of employees or other labor that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that in the determination of all of the Independent Directors are on terms, taken as a whole, that are not materially less favorable as reasonably could have been obtained at such time from an unaffiliated party;

(9)    the issuance or transfer of (a) Equity Interests (other than Disqualified Stock) of Holdings and the granting and performing of customary registration rights to any Parent Entity or to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or their respective Controlled Investments Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of Holdings or any of its Subsidiaries or any Parent Entity and (b) directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;
(10)    transactions related to or in connection with Permitted Receivables Financings;
(11)    customary payments by Holdings or any of its Restricted Subsidiaries made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures if approved or ratified by all of the Independent Directors, including the Lender Independent Directors;
(12)    payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, current or former employees, directors, officers, managers, members, partners, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of Holdings, any of its Subsidiaries or any Parent Entity and employment agreements, stock option plans and other compensatory or severance arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or similar arrangements with any such future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) (including salary or guaranteed payments and bonuses) if approved or ratified by all of the Independent Directors;
(13)    (A) investments by Affiliates in securities or loans of Holdings or any of its Restricted Subsidiaries (and any payment of out-of-pocket expenses incurred by such Affiliate in connection therewith) so long as the investment is being offered generally to other investors on the same or more favorable terms, and (B) payments to Affiliates in respect of securities or loans of Holdings or any of its Restricted Subsidiaries contemplated in the foregoing subclause (A) or that were acquired from Persons other than Holdings and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;
(14)    [reserved];
(15)    any lease entered into between Holdings or any Restricted Subsidiary, on the one hand, and any Affiliate of Holdings, on the other hand, if approved or ratified by all of the Independent Directors in good faith;
(16)    intellectual property licenses entered into in the ordinary course of business;
(17)    transactions between Holdings or any Restricted Subsidiary and any other Person that would constitute an Affiliate Transaction solely because a director of such other Person is also a director of Holdings or any Parent Entity; provided, however, that such director abstains from voting as a director of Holdings or such Parent Entity, as the case may be, on any matter including such other Person;
(18)    [reserved];
(19)    payment or satisfaction of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equity holders of Holdings or any direct or indirect parent thereof pursuant to any equity holders, registration rights or similar agreements;

(20)    intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Holdings and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;
(21)    pledges of Equity Interests of Unrestricted Subsidiaries; and
(22)    the College Sports Transaction.
Section 4.12.    Liens.

(a)    From and after the Effective Date, Holdings shall not, and shall not permit any Issuer or any other Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien that is not a Permitted Lien (each, a “Subject Lien”) that secures Obligations under any Indebtedness on any asset or property of an Issuer or any Guarantor.
(b)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
(c)    Notwithstanding anything to the contrary in this Indenture, in no event shall any obligations in respect of Disqualified Stock or Preferred Stock be secured by Liens on any asset of Holdings or any Restricted Subsidiary.
Section 4.13.    Corporate Existence.

Subject to Article 5, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate, partnership or other existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Holdings or such Restricted Subsidiary, as applicable, and (ii) the rights (charter and statutory), licenses and franchises of Holdings and its Restricted Subsidiaries; provided that Holdings shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries (other than the Issuers), if Holdings in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries, taken as a whole.
Section 4.14.    Change of Control.

(a)    If a Change of Control occurs with respect to the Secured Notes, unless, prior to the time the Issuers are required to make a Change of Control Offer, the Issuers have previously or concurrently mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all of the outstanding Secured Notes pursuant to Section 3.07 or Section 11.01, the Issuers shall make an offer to purchase all of the Secured Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date. Within 60 days following any Change of Control, the Issuers shall send notice of such Change of Control Offer by electronic delivery or first-class mail, with a copy to the Trustee, to each Holder of the Secured Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)    that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Secured Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;
(2)    the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”); provided that the Change of Control Payment Date may be delayed, in the Issuers’ discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions referred to in clause (8) below shall be satisfied;
(3)    that any Secured Note not properly tendered will remain outstanding and continue to accrue interest;
(4)    that unless the Issuers default in the payment of the Change of Control Payment, all Secured Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
(5)    that Holders electing to have any Secured Notes purchased pursuant to a Change of Control Offer will be required to surrender the Secured Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Secured Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third (3rd) Business Day preceding the Change of Control Payment Date;
(6)    that Holders shall be entitled to withdraw their tendered Secured Notes and their election to require the Issuers to purchase the Secured Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, an electronic transmission or letter setting forth the name of the Holder of the Secured Notes, the principal amount of Secured Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Secured Notes and its election to have the Secured Notes purchased;
(7)    that if the Issuers are redeeming less than all of the Secured Notes, the Holders of the remaining Secured Notes will be issued new Secured Notes and such new Secured Notes will be equal in principal amount to the unpurchased portion of the Secured Notes surrendered (the unpurchased portion of the Secured Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof);
(8)    if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control or such other conditions specified therein and shall describe each such condition and, if applicable, shall state that in the Issuers’ discretion the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied or that such purchase shall not occur and such notice shall be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed, unless such conditions are waived by the Issuers in their discretion; and
(9)    the other instructions, as determined by the Issuers, consistent with this Section 4.14, that a Holder must follow.
The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Secured Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.
(b)    On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,

(1)    accept for payment all Secured Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,
(2)    deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Secured Notes or portions thereof so tendered, and
(3)    deliver, or cause to be delivered, to the Trustee for cancellation the Secured Notes so accepted together with an Officer’s Certificate to the Trustee stating that the Secured Notes or portions thereof have been tendered to and purchased by the Issuers.
(c)    The Issuers shall not be required to make a Change of Control Offer if a third party approved by Holdings makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuers and purchases all Secured Notes validly tendered and not withdrawn under such Change of Control Offer. In addition, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control or such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(d)    A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the provisions of this Indenture, the Secured Notes and/or the Note Guarantees; provided that such Change of Control Offer shall not include the delivery of such consents as a condition precedent.
(e)    If Holders of not less than 90% in aggregate principal amount of the outstanding Secured Notes validly tender and do not withdraw the Secured Notes in a Change of Control Offer and the Issuers, or any third party approved in writing by Holdings making a Change of Control Offer in lieu of the Issuers as set forth in clause (c) of this Section 4.14, purchases all of the Secured Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party shall have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 60 days following such purchase pursuant to the Change of Control Offer as set forth in this Section 4.14, to redeem (with respect to the Issuers) or purchase (with respect to a third party) all Secured Notes that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the Change of Control Payment in respect of the Second Change of Control Payment Date.
(f)    Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.
(g)    The provisions of this Section 4.14 relating to the Issuers’ obligation to make a Change of Control Offer with respect to the Secured Notes upon a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Secured Notes.
Section 4.15.    Additional Note Guarantees. From and after the Effective Date, Holdings shall not permit any of its Domestic Subsidiaries that is a Restricted Subsidiary (other than the Issuers, the Guarantors and any Receivables Subsidiary), to become an obligor with respect to any Indebtedness owed and outstanding for the Obligations under the Senior Credit Facilities or any capital markets debt securities in an aggregate principal amount in excess of $50.0 million unless such Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture providing for a Note Guarantee by such Subsidiary and joinders to the Security Documents or new Security Documents together with any other filings and agreements required by the Security Documents to create or perfect the security interests for the benefit of the Holders of the Secured Notes in the Collateral of such Subsidiary.

Section 4.16.    Certain Additional Requirements and Restrictions.
(a)    The Board of Diamond Sports Group shall at all times from and after the latest of (i) the date that is (i) 45 days after the Effective Date, (ii) the date that is 15 days after Diamond Sports Group is provided by Gibson, Dunn & Crutcher, LLP on behalf of the lenders under the First Lien Credit

Agreement with a written proposed list of Independent Directors (as defined below) (each of which, prima facie, meet the requirements of Section 5.19 of the First Lien Credit Agreement and is willing to serve on the Board of Directors) or (iii) such later date as shall be agreed by the Priority Lien Agent, consist of a majority of independent directors (in accordance with the applicable standards for independent directors for companies listed on the New York Stock Exchange) (the “Independent Directors”), including, so long as, and to the extent, required pursuant to the terms of the First Lien Credit Facility or the Second Lien Credit Facilities, two Lender Independent Directors; provided that the requirements of this Section 4.16(a) shall not be deemed to be violated to the extent that the Board of Diamond Sports Group ceases to consist of a majority of Independent Directors solely because of the death, retirement, resignation or incapacity of any Independent Director, provided that the relevant parties are diligently pursuing the appointment of a successor Independent Director in accordance with Diamond Sports Group’s organizational documents.
(b)    Except as expressly contemplated by Section 9.03, any DTC Assets and any Intellectual Property developed as part of or derived from the DTC Application (including any “watch and play” and/or other applications relevant to the DTC Application) shall be developed at and at all times remain owned by a Note Party; provided that this Section 4.16(b) shall not prohibit Holdings or any other Note Party from engaging a third party to assist in the development of the DTC Application as a “work for hire” on its behalf in a bona fide transaction entered into in the ordinary course of business so long as such DTC Application and any other DTC Assets remain owned by a Note Party.
(c)    Holdings and Diamond Sports Group will not materially amend, modify or otherwise change the Management Agreement (which, for the avoidance of doubt, shall include any modification to the incentive provisions) without the consent of the Supermajority Original Second Lien Secured Parties.
(d)    Notwithstanding anything to the contrary in this Indenture, except (x) in connection with the Effective Date Receivables Financing as in effect on the Effective Date (as it may be amended, amended and restated, modified, refinanced, renewed or extended) or (y) as expressly permitted by the provisions of this Indenture described in Section 9.03 as in effect on the Effective Date, none of the Issuers or any Restricted Subsidiary shall directly or indirectly transfer assets to any Unrestricted Subsidiary by means of any transaction not prohibited by the negative covenants set forth in Article 4, including, without limitation, by means of an incurrence of Indebtedness, an incurrence of Liens, Investments, Restricted Payments, Asset Sales or any dispositions or transfers that do not constitute Asset Sales. Except as (x) expressly permitted by the provisions of this Indenture as contemplated by the Effective Date Receivables Financing as in effect on the Effective Date or (y) as expressly permitted by the provisions of Section 9.03 as in effect on the Effective Date, no Unrestricted Subsidiary shall (i) own or otherwise hold any assets other than as contemplated by the Effective Date Receivables Financing as in effect on the Effective Date (as it may be amended, amended and restated, modified, refinanced, renewed or extended), (ii) make any transfer of value (including dividends and distributions in cash or assets) to the Parent Group, (iii) enter into any contract, management agreement, or similar arrangement with the Parent Group or (iv) exchange for, acquire, hold, own or otherwise be a transferee of any Indebtedness of Holdings or any of its Restricted Subsidiaries (which for the avoidance of doubt shall not include trade payables incurred in the ordinary course of business), and any such exchange, acquisition or transfer of Indebtedness of Holdings or any of its Restricted Subsidiaries shall be null and void.
(e)    Notwithstanding anything to the contrary in this Indenture, except as expressly permitted by Section 9.03 and any licenses or sublicenses that are Permitted DTC Licenses, none of Holdings or any of its Subsidiaries shall directly or indirectly sell, transfer, lease, license or otherwise dispose of any DTC Asset, to any Person that is not a Subsidiary Guarantor by means of any transaction not prohibited by the negative covenants set forth in Article 4, including, without limitation, by means of an incurrence of Indebtedness, an incurrence of Liens, Investments, Restricted Payments, Asset Sales or any dispositions or transfers that do not constitute Asset Sales. Except as expressly permitted by the provisions of Section 9.03, no Person that is not Diamond Sports Group or a Subsidiary Guarantor shall own or otherwise hold any ownership interest in any DTC Asset.
(f)    Notwithstanding anything to the contrary in this Indenture, (i) except for (X) joint ventures in existence or contemplated on the Effective Date (and as permitted by the terms of the Second Lien Credit Agreement), and (Y) any future bona fide joint venture that has been approved by all of the

Independent Directors the documentation of which such joint venture prohibits or limits such pledge by the relevant Note Party, no Note Party may participate in, be a party to or permit to exist any joint venture of such Note Party unless 100% of the Equity Interests of such joint venture owned by the Note Parties are pledged as Collateral to secure the Second Lien Notes Obligations and (ii) no Note Party shall, or permit any Restricted Subsidiary to, cause or permit any joint venture to make any transfer of value (including dividends and distributions in cash or assets) to the Parent Group except pursuant to clause (I)(ii) of Section 4.07(a).
(g)    Holdings and Diamond Sports Group will not, and will not permit any Subsidiary (including, for the avoidance of doubt, any Unrestricted Subsidiary) to, amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to Article 3 of the Effective Date Receivables Financing or any other terms of the Effective Date Receivables Financing or any other applicable purchase and sale agreement related to eligibility criteria, reserve requirements, early amortization events, the purchase price for receivables, deposit accounts, control agreements or cash management mechanics that would be materially adverse to the Holders.
Section 4.17.    [Reserved].
Section 4.18.    [Reserved].
Section 4.19.    After-Acquired Property.

From and after the Effective Date, and subject to the applicable limitations set forth in the Security Documents and this Indenture (including with respect to Excluded Assets), if any Issuer or Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations, it must concurrently grant a first priority perfected security interest (subject to Permitted Liens and the terms of the Intercreditor Agreements) upon any such Collateral, as security for the Second Lien Notes Obligations.
ARTICLE 5

SUCCESSORS

Section 5.01.    Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets.

(a)    From and after the Effective Date, the Issuers, Holdings and any Subsidiary of Holdings that is a Parent Guarantor, shall not merge, consolidate or amalgamate with or into or wind up into (whether or not an Issuer, Holdings or such Parent Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Holdings and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:
(1)    an Issuer, Holdings or a Subsidiary of Holdings that is a Parent Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than such Issuer, Holdings or a Subsidiary of Holdings that is a Parent Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Issuer, Holdings, such Subsidiary of Holdings that is a Parent Guarantor or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company of such Issuer is not a corporation, a co-issuer of the Secured Notes is a corporation;
(2)    the Successor Company, if other than an Issuer, Holdings or a Subsidiary of Holdings that is a Parent Guarantor, expressly assumes, in the case of Holdings or a Subsidiary of Holdings that is a Parent Guarantor, all the obligations of Holdings or such Parent Guarantor, as the case may be, under this Indenture, its Note Guarantee and the applicable Security Documents and, in the case of an Issuer, all of the obligations of such Issuer under this Indenture, the Secured Notes and the applicable Security Documents, in each case, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee (provided that, in making such determination, the Trustee may rely on, and shall be fully protected in relying on an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indentures and other documents or instruments, if any, comply with this Indenture);
(3)    immediately after such transaction, no Event of Default exists;
(4)    immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period,
(i)    the Successor Company could incur at least $1.00 of additional Indebtedness pursuant to either (x) the Fixed Charge Coverage Ratio test or (y) the Consolidated Total Debt Ratio test, in each case, set forth in Section 4.09(a), or
(ii)    either (x) the Fixed Charge Coverage Ratio of the Successor Company for the Applicable Measurement Period would be no less than the Fixed Charge Coverage Ratio of Holdings for the Applicable Measurement Period immediately prior to such transaction or (y) the Consolidated Total Debt Ratio of the Successor Company for the Applicable Measurement Period would be no more than the Consolidated Total Debt Ratio of Holdings for the Applicable Measurement Period immediately prior to such transaction;
(5)    Holdings shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indentures, and/or other documents or instruments, if any, comply with this Indenture;
(6)    to the extent any assets of the Person which is merged, consolidated or amalgamated with or into an Issuer, Holdings or a Subsidiary of Holdings that is a Parent Guarantor, as applicable, are assets of the type which would constitute Collateral under the Security Documents, such Issuer, Holdings, such Parent Guarantor or the Successor Company, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents; and
(7)    the Collateral owned by or transferred to the Successor Company shall: (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Secured Notes, and (iii) not be subject to any Lien other than Permitted Liens.
(b)    The Successor Company shall succeed to, and be substituted for an Issuer, Holdings or a Subsidiary of Holdings that is a Parent Guarantor, as the case may be, under this Indenture, the Note Guarantees, the Secured Notes and the Security Documents, as applicable, and such Issuer, Holdings or such Parent Guarantor, as applicable, shall automatically be released and discharged from its obligations under this Indenture, the Note Guarantees, the Secured Notes and the Security Documents, as applicable. Notwithstanding Sections 5.01(a)(3) and 5.01(a)(4),
(1)    any Restricted Subsidiary that is a Note Party may merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to any other Note Party, and
(2)    an Issuer, Holdings or a Subsidiary of Holdings that is a Parent Guarantor may merge, consolidate or amalgamate with or into an Affiliate of such Issuer, Holdings or such Parent Guarantor, as the case may be, solely for the purpose of reincorporating such Issuer,

Holdings or such Parent Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof.
(c)    From and after the Effective Date and other than as permitted or not prohibited by the provisions of this Indenture governing release of a Note Guarantee upon the sale, disposition or transfer of Capital Stock of a Subsidiary Guarantor, no Subsidiary Guarantor shall, and Holdings shall not permit a Subsidiary Guarantor to, merge, consolidate or amalgamate with or into or wind up into (whether or not an Issuer or a Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(1)    (i) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);
(ii)    the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s related Note Guarantee and the applicable Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee (provided that, in making such determination, the Trustee may rely on, and shall be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indentures and/or other documents or instruments, if any, comply with this Indenture);
(iii)    immediately after such transaction, no Event of Default exists;
(iv)    to the extent any assets of the Person which is merged, consolidated or amalgamated with or into such Subsidiary Guarantor are assets of the type which would constitute Collateral under the Security Documents, such Subsidiary Guarantor or the Successor Person will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture or the applicable Security Documents and shall take all reasonably necessary action so that such Lien in perfected to the extent required by the applicable Security Documents; and
(v)    the Collateral owned by or transferred to the Successor Guarantor shall: (A) continue to constitute Collateral under this Indenture and the Security Documents, (B) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Secured Notes, and (C) not be subject to any Lien other than Permitted Liens; or
(2)    the transaction is permitted or not prohibited by Section 4.10 and any other applicable covenant under this Indenture.
(d)    The Successor Guarantor shall succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s Note Guarantee, and the applicable Security Documents and such Subsidiary Guarantor shall automatically be released and discharged from its obligations under this Indenture, such Subsidiary Guarantor’s Note Guarantee, and the applicable Security Documents. Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge, consolidate or amalgamate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor, Holdings, any Subsidiary of Holdings that is a Parent Guarantor or an Issuer, (ii) [reserved], (iii) convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or a jurisdiction in the United States or (iv) liquidate or dissolve or change its legal form if the Board of Holdings or the senior management of Holdings determines in good faith that such action is in the best interests of Holdings and is not materially disadvantageous to the Holders, in each case, without regard to the requirements set forth in Section 5.01(c).
Section 5.02.    Successor Corporation Substituted.

Upon any consolidation, merger or amalgamation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Holdings or an Issuer in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which Holdings or such Issuer is merged or amalgamated or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, amalgamation, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to Holdings or such Issuer shall refer instead to the successor corporation and not to Holdings or such Issuer), and may exercise every right and power of Holdings or such Issuer under this Indenture with the same effect as if such Successor Guarantor had been named as Holdings or such Issuer herein; provided that Holdings or Issuer shall not be relieved from the obligation to pay the principal of and interest, if any, on the Secured Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of Holdings’ or such Issuer’s assets that meets the requirements of Section 5.01.
ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.01.    Events of Default.

(a)    An “Event of Default” wherever used herein with respect to the Secured Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)    the failure to pay the principal of (or premium, if any, on) the Secured Notes when due and payable and such failure remains uncured;
(2)    the failure to pay any interest installment on the Secured Notes when due and payable, which failure continues for more than 30 days and remains uncured;
(3)    the failure by any Issuer or any Guarantor to comply with or remedy a breach of any covenant in this Indenture applicable to the Secured Notes for more than 60 consecutive days after receipt of written notice given to Holdings by the Trustee or the Holders of not less than 30% in principal amount of the outstanding Secured Notes (other than those described in clauses (1) through (2) above);
(4)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any existing or future Indebtedness for money borrowed or owed by Holdings or any of its Restricted Subsidiaries or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries (other than Indebtedness owed to Holdings or a Subsidiary, or any default under any Permitted Receivables Financing resulting from a failure to comply with any requirement that is administrative or ministerial in nature (excluding, for the avoidance of doubt, any default in payment, any default arising from any bankruptcy or insolvency event or any default arising from a failure to comply with any negative covenant)) if both:

(i)    such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and is not rescinded; and
(ii)    the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has become due, aggregate $50.0 million (or its foreign currency equivalent) or more at any one time outstanding;
(5)    failure by Holdings, either Issuer or any Significant Subsidiary or any combination thereof to pay final judgments aggregating in excess of $50.0 million (net of (x) amounts covered by insurance policies issued by reputable insurance companies as determined by Holdings and (y) amounts covered by valid third party indemnification obligations from a third party that is solvent and has been notified of the claim under such indemnification obligation and has not disputed that it is liable for such claim) (in each case, a “Material Judgment”), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; provided that, to the extent any Material Judgment is entered against any Restricted Subsidiary (regardless of whether such Restricted Subsidiary constitutes a Significant Subsidiary under this Indenture) and such Material Judgment results in an “event of default” under any other Material Indebtedness of Holdings, Diamond Sports Group, or any Restricted Subsidiary, it shall constitute an immediate Event of Default (regardless of whether such “event of default” has been waived, cured, or otherwise consented to) under this clause (5);
(6)    Holdings, any Issuer or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences proceedings to be adjudicated bankrupt or insolvent;
(ii)    consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
(iii)    consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
(iv)    makes a general assignment for the benefit of its creditors; or
(v)    generally is not paying its debts as they become due;
(7)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against Holdings, any Issuer or any Significant Subsidiary, in a proceeding in which Holdings, any Issuer or any Significant Subsidiary , is to be adjudicated bankrupt or insolvent;
(ii)    appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Holdings, any Issuer or any Significant Subsidiary, or for all or substantially all of the property of Holdings, any Issuer or any Significant Subsidiary; or

(iii)    orders the liquidation of Holdings, any Issuer or any Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days; provided that, to the extent any involuntary petition filed against a Restricted Subsidiary that constitutes a “Significant Subsidiary” under any other Material Indebtedness of Holdings, Diamond Sports Group, or any Restricted Subsidiary results in an “event of default” under such Material Indebtedness, it shall constitute an immediate Event of Default (regardless of whether such “event of default” has been waived, cured, or otherwise consented to) under this clause (7), regardless of whether such Restricted Subsidiary constitutes a Significant Subsidiary under this Indenture.
(8)    any Note Guarantee of any Subsidiary Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or any such Subsidiary Guarantor denies or disaffirms its obligations under its Note Guarantee (other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or the release of such Note Guarantee in accordance with the terms of this Indenture);
(9)    (i) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Indenture or the Security Documents) other than (A) in accordance with the terms of the relevant Security Document and this Indenture, (B) the satisfaction in full of all Obligations under this Indenture or (C) any loss of perfection that results from the failure of the Notes Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Security Documents and (ii) if such default is susceptible of cure, such default continues for 30 days;
(10)    any Issuer or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any Security Document on any material portion of the Collateral is invalid or unenforceable;
(11)    except as a result of a non-renewal at the end of its term as in effect as of the Effective Date, the Management Agreement or Management Side Letter is terminated or any party thereto shall assert that the Management Agreement or Management Side Letter has been breached or terminated or is unenforceable, or its obligations thereunder are no longer binding or in full force and effect, except to the extent any of the foregoing arise from a failure by Diamond Sports Group or any Subsidiary to make any payment under the Management Agreement or Management Side Letter, which failure is approved by all of the Independent Directors;
(12)    termination of the Management Agreement or Management Side Letter by STG following the exercise by the Board of Diamond Sports Group of its right to elect that 100% of the Management Fee payable to STG under the Management Agreement for any calendar year shall accrue and not be paid in cash as a result of Liquidity of Diamond Sports Group being less than $100.0 million at any time during such calendar year, regardless of whether any portion of the Management Fee is permitted to be paid in cash under the definition of “Management Fee Scheduled Amount”; or
(13)    any Sports Partner obtains a judgment in excess of $10.0 million against Diamond Sports Group, any Note Party that is a Significant Subsidiary or any other Significant Subsidiary as a result of non-payment of amounts owing to such Sports Partner by a Subsidiary that is not a Significant Subsidiary under any applicable joint venture agreement, rights agreement, or similar arrangement, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed.
(b)    In the event of any Event of Default specified in clause (4) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Secured Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after the Issuers become aware of such Event of Default:
(1)    the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
(2)    holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(3)    the default that is the basis for such Event of Default has been cured or waived.
Section 6.02.    Acceleration.

If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a) with respect to Holdings or either Issuer) with respect to the Secured Notes at the time outstanding occurs and is continuing under this Indenture, then either the Trustee or the Holders of at least 30% in aggregate principal amount of the then total outstanding Secured Notes may by a notice in writing to the Issuers (and to the Trustee if given to the Holders) declare the principal, together with the applicable Redemption Fee, if any, other premium (without duplication of any applicable Redemption Fee), if any, accrued but unpaid interest and any other monetary obligations on all the then outstanding Secured Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, together with the applicable Redemption Fee, if any, other premium (without duplication of any applicable Redemption Fee), if any, accrued but unpaid interest and any other monetary obligations on all the then outstanding Secured Notes shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Secured Notes if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of the Secured Notes.
Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a) that has occurred and is continuing under this Indenture with respect to either Issuers or Holdings, all outstanding Secured Notes, together with the applicable Redemption Fee, if any, other premium (without duplication of any applicable Redemption Fee), if any, accrued but unpaid interest and any other monetary obligations on all the then outstanding Secured Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Without limiting the generality of the foregoing in this section, it is understood and agreed that if the Secured Notes are accelerated as a result of an Event of Default (including an acceleration upon the occurrence of an Event of Default described in clause (6) or clause (7) of Section 6.01(a)), the Secured Notes that become due and payable shall include the Redemption Fee determined as of such date, which shall become immediately due and payable by the Note Parties and shall constitute part of the Second Lien Notes Obligations as if the Secured Notes were being voluntarily redeemed as of such date, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits and actual damages as a result thereof. The Redemption Fee, if any, shall also be automatically and immediately due and payable if the Secured Notes are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means, or if any acceleration of the Second Lien Notes Obligations is “decelerated” by the Issuers, or the Issuers otherwise reinstate the Second Lien Notes Obligations, including, without limitation, under a plan of reorganization or similar manner in any bankruptcy, insolvency or similar proceeding. The Redemption Fee, if any, payable pursuant to this Indenture shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption or repayment of the Loans (and not unmatured interest or a penalty) and each of the Issuers and the other Note Parties agrees that it is reasonable under the circumstances currently existing. EACH OF THE ISSUERS AND THE OTHER NOTE PARTIES EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE REDEMPTION FEE IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Issuers and the other Note Parties expressly agree (to the fullest extent they may lawfully do so) that: (A) the Redemption Fee, if any, is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Redemption Fee, if any, shall each be payable notwithstanding the then prevailing market rates at the time payment or redemption is made; (C) there has been a course of conduct between Holders, the Issuers and the other Note Parties giving specific consideration in this transaction for such agreement to pay the Redemption Fee; (D) any such Note Party shall not challenge or question, or support any other Person in challenging or questioning, the validity or enforceability of the Redemption Fee or any similar or comparable Redemption Fee, and such Note Party shall be estopped from raising or relying on any judicial decision or ruling questioning the validity or enforceability of any redemption fee similar or comparable to the Redemption Fee, and (E) the Issuers and the other Note Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Issuers and the other Note Parties expressly acknowledge that its agreement to pay or guarantee the payment of the Redemption Fee to the Holders as herein described are individually and collectively a material inducement to Holders to tender their Existing Secured Notes in the Exchange Offer in exchange for the Secured Notes. In addition, for the avoidance of doubt, to the extent that the Redemption Fee is due and payable, in no event shall any premium pursuant to Section 3.07(c) also be payable.
Section 6.03.    Other Remedies.

If an Event of Default occurs and is continuing with respect to the Secured Notes at the time outstanding, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Secured Notes or to enforce the performance of any provision of the Secured Notes or this Indenture with respect to the Secured Notes.
The Trustee may maintain a proceeding even if it does not possess any Secured Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Secured Note in exercising any right or remedy accruing upon an Event of Default with respect to the Secured Notes shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04.    Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then total outstanding Secured Notes by notice to the Trustee may on behalf of the Holders of all of the Secured Notes waive any existing Default with respect to the Secured Notes and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Secured Note held by a non-consenting Holder of the Secured Notes (including in connection with an Asset Sale Offer or a Change of Control Offer); provided, subject to Section 6.02, that in the event of a declaration of acceleration with respect to the Secured Notes but before a judgment or decrease for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the then total outstanding Secured Notes by written notice to the Issuers and the Trustee may on behalf of all of the Holders of the Secured Notes rescind and annul a declaration of acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission and annulment would not conflict with any judgment or decree and if all existing Events of Default with respect to the Secured Notes (except nonpayment of principal, interest, if any, or premium, if any, that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default with respect to the Secured Notes shall cease to exist, and any Event of Default with respect to the Secured Notes arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05.    Control by Majority.

Subject to the terms of the applicable Intercreditor Agreements and Section 6.06, the Holders of a majority in principal amount of the outstanding Secured Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent with respect to the Secured Notes and the Trustee and the Notes Collateral Agent may act at the direction of the Holders without liability. The Trustee and the Notes Collateral Agent, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee or the Notes Collateral Agent, as the case may be, determines is unduly prejudicial to the rights of any other Holder of a Secured Note or that would involve the Trustee or the Notes Collateral Agent, as the case may be, in personal liability.
Section 6.06.    Limitation on Suits.

Subject to the terms of the applicable Intercreditor Agreements and Section 6.07, no Holder of a Secured Note shall have any right to institute any proceeding with respect to this Indenture or the Secured Notes or for any remedy thereunder unless:
(1)    such Holder has previously given the Trustee written notice that an Event of Default with respect to the Secured Notes is continuing with respect to the Secured Notes;
(2)    Holders of at least 30% in aggregate principal amount of the total outstanding Secured Notes have requested that the Trustee to pursue the remedy in writing;
(3)    Holders of the Secured Notes have offered and, if requested, provided to the Trustee for the Secured Notes indemnity or security reasonably satisfactory to the Trustee against any cost, loss, liability or expense;
(4)    the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(5)    Holders of a majority in aggregate principal amount of the total outstanding Secured Notes have not given the Trustee a direction inconsistent with such request within such 60-day period;
provided that the foregoing limitation shall not apply to a suit instituted by a Holder of a Secured Note for the enforcement of payment of the principal of, premium, if any, or interest on such Secured Note on or after the respective due date expressed in such Secured Note.
A Holder of Secured Notes may not use this Indenture to prejudice the rights of another Holder of Secured Notes or to obtain a preference or priority over another Holder of Secured Notes.
Section 6.07.    Rights of Holders of Secured Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Secured Note to receive payment of principal, premium, if any, and interest on such Secured Note, on or after the respective due dates expressed in such Secured Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08.    Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01(a) with respect to the Secured Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Secured Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09.    Restoration of Rights and Remedies.

If the Trustee or any Holder of Secured Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Guarantors, the Trustee and the Holders of Secured Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Secured Notes shall continue as though no such proceeding has been instituted.
Section 6.10.    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Secured Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Secured Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12.    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Secured Notes allowed in any judicial proceedings relative to Holdings or an Issuer (or any other obligor upon the Secured Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.13.    Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
(i)    to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
(ii)    to Holders of the Secured Notes for amounts due and unpaid on the Secured Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Secured Notes for principal, premium, if any, and interest, respectively; and
(iii)    to Holdings, an Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.
The Trustee may fix a Record Date and payment date for any payment to Holders of Secured Notes pursuant to this Section 6.13.
Section 6.14.    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Secured Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Secured Notes.

ARTICLE 7

TRUSTEE
Section 7.01.    Duties of Trustee.

(a)    If an Event of Default with respect to the Secured Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default with respect to the Secured Notes:
(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this Section 7.01(c) does not limit the effect of Section 7.01(b);
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
(iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)    The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Secured Notes unless the Holders of the Secured Notes have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.    Rights of Trustee.

(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.
(f)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Secured Notes and this Indenture.
(g)    In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Notes Collateral Agent.
(i)    The Trustee may request that the Issuers and any Guarantor deliver an Officer's Certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officer's Certificate may be signed by any person specified as so authorized in any certificate previously delivered and not superseded.
Section 7.03.    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Secured Notes and may otherwise deal with the Issuers or any Affiliate of any Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign as Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04.    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Secured Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Secured Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Secured Notes or any other document in connection with the sale of the Secured Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05.    Notice of Defaults.

If a Default with respect to the Secured Notes occurs and is continuing and if it is known to the Trustee, the Trustee shall send to Holders of Secured Notes a notice of the Default within 90 days after it occurs; provided, however, that except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Secured Note, the Trustee may withhold from the Holders of Secured Notes notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of Secured Notes. The Trustee shall not be deemed to know of any Default unless written notice of any event which is such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee.
Section 7.06.    [Reserved].
Section 7.07.    Compensation and Indemnity.
The Issuers and any Guarantors shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and any Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in addition to the compensation for its services.
The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against any Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, any Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense determined to have been caused by the Trustee’s own willful misconduct, negligence or bad faith.
The obligations of the Issuers and the Guarantors, if any, under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Secured Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Secured Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.01(a) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.
Section 7.08.    Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign with respect to the Secured Notes in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then total outstanding Secured Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing with 31 days prior written notice. The Issuers may remove the Trustee with respect to the Secured Notes if:
(a)    the Trustee fails to comply with Section 7.10;
(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    a custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed with respect to the Secured Notes or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee . Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then total outstanding Secured Notes may appoint a successor Trustee with respect to the Secured Notes to replace the successor Trustee appointed by the Issuers.
If a successor Trustee with respect to the Secured Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in aggregate principal amount of the then total outstanding Secured Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder of Secured Notes for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee with respect to the Secured Notes and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Secured Notes. The successor Trustee shall send a notice of its succession to Holders of Secured Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
Section 7.09.    Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.    Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).
Section 7.11.    Preferential Collection of Claims Against Issuer.
The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.
Section 7.12.    [Reserved].
Section 7.13.    Security Documents; Intercreditor Agreements.
By their acceptance of the Secured Notes, the Holders hereby authorize and direct the Trustee and Notes Collateral Agent, as the case may be, to execute and deliver the applicable Intercreditor Agreements and any other Security Documents in which the Trustee or the Notes Collateral Agent, as applicable, is named as a party, including any Security Documents executed after the Effective Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Intercreditor Agreements or any other Security Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuers may, at their option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Secured Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02.    Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Secured Notes, the related Note Guarantees or the Security Documents on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Secured Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, to have the Liens on the Collateral released and to have satisfied all their other obligations under the Secured Note, this Indenture and the Security Documents, including the obligations of the Guarantors (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same, in each case, with respect to the Secured Notes) except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a)    the rights of Holders of Secured Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on the Secured Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;
(b)    the Issuers’ obligations with respect to the Secured Notes concerning issuing temporary Notes, registration of the Secured Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)    the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and
(d)    this Section 8.02.
Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.
Section 8.03.    Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 (solely with respect to Restricted Subsidiaries (other than the Issuers)), 4.14, 4.15, 4.16, 4.19 and Section 5.01(a)(4), Section 5.01(c) and Section 5.01(d) with respect to the Secured Notes and to have the Liens on the Collateral released on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and Secured Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of Secured Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that Secured Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Secured Notes , the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to the Secured Notes under Section 6.01, but, except as specified above, the remainder of this Indenture and Secured Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3) (with respect to the covenants contained in the sections of this Indenture specified in this Section 8.03), Section 6.01(a)(4), Section 6.01(a)(5), Section 6.01(a)(6) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries), Section 6.01(a)(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries) and Section 6.01(a)(8), Section 6.01(a)(9), Section 6.01(a)(10), Section 6.01(a)(11), Section 6.01(a)(12) and Section 6.01(a)(13) shall not constitute Events of Default with respect to the Secured Notes.
Section 8.04.    Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or Section 8.03 to the Secured Notes:
(1)    the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Secured Notes, cash in U.S. dollars, U.S. Government Obligations (that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount), or a combination thereof, in such amounts as will be sufficient, in the opinion of an Independent Financial Advisor (insofar as any U.S. Government Obligations are so included), to pay the principal of, premium (including, in the case of a redemption, any applicable Redemption Fee due and payable on the Redemption Date), if any, and interest due on the Secured Notes on the final Stated Maturity date or on the Redemption Date, as the case may be, of such principal, premium (including, in the case of a redemption, any applicable Redemption Fee due and payable on the Redemption Date), if any, or interest on the Secured Notes, and the Issuers must specify whether the Secured Notes are being defeased to Maturity or to a particular Redemption Date;
(2)    in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)    the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or
(b)    since the issuance of the Secured Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of Secured Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of Secured Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
(5)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);
(6)    the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and
(7)    the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Section 8.05.    Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the Secured Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Secured Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of Secured Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Secured Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance of the Secured Notes.
Section 8.06.    Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or interest on any Secured Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Secured Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.
Section 8.07.    Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Secured Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuers make any payment of principal of, premium or interest on any Secured Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of the Secured Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.    Without Consent of Holders of Secured Notes.
Notwithstanding Section 9.02, the Issuers, any Guarantor (with respect to a Note Guarantee), the Trustee and/or the Notes Collateral Agent may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreements, the Secured Notes and any related Note Guarantee without the consent of any Holder:
(1)    to cure any ambiguity or omission or correct any defect or inconsistency;
(2)    to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture, in each case as shall not adversely affect the interests of any Holders of the Secured Notes in any material respect;
(3)    to evidence the succession of another Person to an Issuer or any Guarantor and the assumption by any such successor of the covenants, agreements and obligations of such Issuer or Guarantor, as the case may be, under the Secured Notes, the Note Guarantees, the Security Documents or this Indenture, pursuant to Section 5.01;
(4)    to surrender any right or power conferred upon the Issuers or to add further covenants, restrictions, conditions or provisions relating to the Issuers or the Guarantors for the protection of the Holders of Secured Notes, and to add any additional defaults or Events of Default for an Issuer’s or any Guarantor’s failure to comply with any such further covenants, restrictions, conditions or provisions;

(5)    to modify or amend this Indenture in such a manner to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act;
(6)    to add Note Guarantees with respect to any or all of the Secured Notes or to release any Guarantor or Note Guarantee when permitted or required by this Indenture;
(7)    to add Collateral with respect to any or all the Secured Notes or to release Collateral from the Lien securing the Secured Notes when permitted or required by the Security Documents, this Indenture and, as applicable, the Intercreditor Agreements;
(8)    to release and discharge any Lien securing the Secured Notes when permitted or required by this Indenture (including pursuant to Section 9.03);
(9)    [reserved];
(10)    to modify or amend the terms of this Indenture in a manner that does not adversely affect the rights of any Holder of Secured Notes;
(11)    to evidence and provide for the acceptance of appointment by a successor or separate Trustee or Notes Collateral Agent with respect to the Secured Notes;
(12)    to comply with the rules of any applicable securities depositary;
(13)    to provide for uncertificated Secured Notes in addition to or in place of certificated Secured Notes;
(14)    to conform the text of this Indenture, the Secured Notes, any related Note Guarantee or the Security Documents to any provision of the “Description of Exchange Second Lien Secured Notes” section or the “Description of the Intercreditor Agreements” section of the Offering Memorandum to the extent that such provisions in the “Description of Exchange Second Lien Secured Notes” section or the “Description of the Intercreditor Agreements” section, as the case may be, of the Offering Memorandum were intended to be a verbatim recitation of a provision in this Indenture, the Secured Notes, such Note Guarantee or the Security Documents;
(15)    to modify or amend any of the provisions of this Indenture relating to the transfer and legending of any Secured Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in the Secured Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of Holders to transfer the Secured Notes;
(16)    in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to the Intercreditor Agreements or to modify any such legend as required by the Intercreditor Agreements;
(17)    to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the First/Second/Third Lien Intercreditor Agreement or the Second Lien Pari Passu Intercreditor Agreement, taken as a whole, or any joinder thereto; or
(18)    with respect to the Security Documents, as provided in the relevant Security Document and the Intercreditor Agreements (including to add or replace First Lien Secured Parties, Second Lien Secured Parties or Third Lien Secured Parties and/or to provide for the succession of any parties to the Security Documents and other amendments that are administrative or ministerial in nature, including in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Senior Credit Facilities, the Third Lien Credit Agreement, the Third Lien Notes or any other agreement that is not prohibited by this Indenture).

For the avoidance of doubt, the Holders will be deemed to have consented for purposes of the Second Lien Pari Passu Intercreditor Agreement, First/Second/Third Lien Intercreditor Agreement and the other Security Documents to any amendments, waivers or other modifications to the Second Lien Pari Passu Intercreditor Agreement, First/Second/Third Lien Intercreditor Agreement and the other Security Documents, as applicable, (1) to add other parties (or any authorized agent thereof or trustee therefor) holding Obligations that have First Lien Priority, Pari Passu Lien Priority or Junior Lien Priority, as applicable that are incurred in compliance with this Indenture and the Security Documents and (2) to establish that the Liens on any Collateral securing such Obligations shall rank equally under the Second Lien Pari Passu Intercreditor Agreement with the Liens on such Collateral securing the obligations under this Indenture and the Secured Notes, or to establish that the Liens on any Collateral securing such Obligations shall have the ranking contemplated to be provided for such Obligations in the First/Second/Third Lien Intercreditor Agreement in compliance with the terms of this Indenture, as applicable, all on the terms provided for in the Second Lien Pari Passu Intercreditor Agreement or the First/Second/Third Lien Intercreditor Agreement, as applicable, as in effect immediately prior to such amendment. Any such additional party and the Trustee and the Notes Collateral Agent shall be entitled to rely upon an Officer’s Certificate certifying that such Obligations having First Lien Priority, Pari Passu Lien Priority or Junior Lien Priority, as applicable, were issued or borrowed in compliance with this Indenture and the Security Documents.
Upon the request of the Issuers, accompanied by a resolution of their Boards authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.06, the Trustee and/or the Notes Collateral Agent shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture or Security Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained; provided that the Trustee and/or the Notes Collateral Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or Security Documents that affect its own rights, duties or immunities under this Indenture or otherwise. The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Section 9.02.    With Consent of Holders of Secured Notes.

Except as provided below in this Section 9.02 with respect to the Secured Notes, the Issuers, any Guarantor (with respect to a Note Guarantee), the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Secured Notes, the Note Guarantees, the Intercreditor Agreements and the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Secured Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Secured Notes) and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default with respect to the Secured Notes (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Secured Notes, except a payment default resulting from an acceleration that has been rescinded or annulled) or compliance in respect of the Secured Notes with any provision of this Indenture, the Security Documents, the Intercreditor Agreements, the Note Guarantees or the Secured Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Secured Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Secured Notes). Section 2.08 and Section 2.09 shall determine which Secured Notes are considered to be “outstanding” for the purposes of this Section 9.02.
Upon the request of the Issuers, accompanied by a resolution of their Boards authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Secured Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.06, the Trustee and/or the Notes Collateral Agent shall join with the Issuers in the execution of such amended or supplemental indenture, Intercreditor Agreements or Security Documents unless such amended or supplemental indenture, Intercreditor Agreements or Security Documents directly affects the Trustee’s and/or the Notes Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or the Notes Collateral Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture, Intercreditor Agreement or Security Document.

It shall not be necessary for the consent of the Holders of Secured Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall deliver to the Holders of Secured Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
Without the consent of each Holder of Secured Notes affected thereby, an amendment or waiver under this Section 9.02 may not (with respect to any Secured Notes held by a non-consenting Holder):
(1)    change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Secured Note;
(2)    reduce the principal amount of, or the rate of interest on, any such Secured Note;
(3)    reduce any premium, if any, or alter the time at which Secured Notes may be redeemed or the Redemption Price payable upon the redemption of any such Secured Note pursuant to Article 3 of this Indenture;
(4)    reduce the amount of the principal of an original discount Secured Note that would be due and payable upon a declaration of acceleration of the Maturity thereof;
(5)    change any place of payment where, or the coin or currency in which, the principal of, premium, if any, or interest on any such Secured Note is payable;
(6)    eliminate or impair the contractual right expressly set forth in this Indenture or any Secured Note of any Holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on such Secured Note on or after the Stated Maturity or Redemption Date of any such Secured Note;
(7)    reduce the percentage in principal amount of the outstanding Secured Notes, the consent of whose Holders is required to approve any such modification or amendment or for any waiver of compliance with, or Defaults under, this Indenture;
(8)    modify or amend any of the provisions of Sections 6.04 or this Section 9.02, except to increase any percentage vote required or to provide that certain other provisions of this Indenture may not be modified or waived without the consent of the Holder of each Note affected thereby;
(9)    waive a Default in the payment of principal of or premium, if any, or interest on any Secured Note (except a rescission or annulment of acceleration of such Secured Note by the Holders of at least a majority in aggregate principal amount of the Secured Notes and a waiver of the payment default that resulted from such acceleration), or in respect of a covenant or provision contained in this Indenture or any Note Guarantee which cannot be amended or modified without the consent of all affected Holders of such Secured Note;
(10)    modify or amend the ranking of any Secured Note in a manner that would adversely affect the Holders of such Secured Note;
(11)    except as expressly permitted by this Indenture, modify or amend the Note Guarantees of Holdings or any Significant Subsidiary in any manner materially adverse to the Holders of any Secured Note;

(12)    except as expressly permitted by Section 9.03, change or effectively change any provision of this Indenture described in clause (d) or (e) of Section 4.16, or in any other manner permit any Investment in, Restricted Payment to or Asset Sale to, or any disposition or transfer that does not constitute an Asset Sale to, any Unrestricted Subsidiary or (in respect of any DTC Asset) to any Person that is not a Note Party, or permit any agreement with or transfer of value from an Unrestricted Subsidiary to the Parent Group, or any acquisition by an Unrestricted Subsidiary of Indebtedness of Holdings or any of its Restricted Subsidiaries, or the participation in any joint venture, that is not permitted as of the Effective Date;
(13)    modify or amend Section 10.06 or Section 12.02 in a manner that would adversely affect the Holders;
(14)    make any change in any Security Document, the Intercreditor Agreements or the provisions in this Indenture dealing with Collateral or application of proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Obligations in respect of the Secured Notes;
(15)    except (x) with respect to any subordination of the Liens granted to secure the Second Lien Note Obligations by operation of law, (y) in accordance with a financing to one or more Note Parties pursuant to Section 364 of the Bankruptcy Code or any similar bankruptcy or insolvency law or (z) as provided under the terms of this Indenture, the Security Documents or the Intercreditor Agreements, change or alter the priority of the Liens securing the Obligations in respect of the Secured Notes in any material portion of the Collateral in any way adverse to the Holders of the Secured Notes in any material respect, it being understood that an increase in the aggregate principal amount of Indebtedness permitted to be incurred under clause (3)(v) of Section 4.09(b) in an aggregate principal amount greater than may be incurred on the Effective Date and having a senior priority in right of payment or Lien as compared with the Second Lien Notes Obligations shall constitute such a change or alteration referred to in this clause;or
(16)    modify or amend any of the above provisions of this Section 9.02 or Section 9.03.
Notwithstanding the foregoing, without the consent of the Supermajority Original Second Lien Secured Parties, no amendment or waiver may change or effectively change any provision of clause (d), (e) or (f) of Section 4.16, or in any other manner permit (i) any Investment in, Restricted Payment to or Asset Sale, or any disposition or transfer that does not constitute an Asset Sale, to any joint venture that is not permitted as of the Effective Date or (ii) any agreement with or transfer of value from a joint venture to the Parent Group that is not permitted as of the Effective Date.
Section 9.03.    With Consent of Supermajority Original Second Lien Secured Parties.

Notwithstanding anything in this Indenture or any other Indenture Document to the contrary, including Sections 9.01 and 9.02, if, in accordance with Section 4.10 of the First/Second/Third Lien Intercreditor Agreement, the Supermajority Original Second Lien Secured Parties consent to the direct or indirect transfer by a Note Party to any Person that is not a Note Party, whether by means of Investments, Restricted Payments, Asset Sales or any dispositions or transfers that do not constitute Asset Sales, of ownership of or other rights in (i) the development and ownership of the DTC Application to a Person other than a Note Party (for the avoidance of doubt no such consent of the Supermajority Original Second Lien Secured Parties is needed for any temporary license to a third party to assist in the development of the DTC Application as a “work for hire” on its behalf in a bona fide transaction entered into in the ordinary course of business so long as such DTC Application and any other DTC Assets remain owned by a Note Party), (ii) any “watch and play” and/or other applications relevant to the DTC Application or (iii) any other DTC Asset (the assets described in clauses (i) through (iii) to which the Supermajority Original Second Lien Secured Parties have consented to so transfer, the “Specified DTC Assets”), the Holders shall be deemed to automatically and irrevocably consent to any such transfer of the Specified DTC Assets and the Liens on any such Specified DTC Assets securing the Second Lien Notes Obligations shall be automatically, unconditionally and simultaneously released without further action or consent on the part of the Holders and the Trustee and the Notes Collateral Agent shall execute and deliver to the Issuers, at the Issuers’ expense, all documents that such Note Party shall reasonably request to evidence such release of Liens with respect to the Specified DTC Assets.
Section 9.04.    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Secured Note is a continuing consent by the Holder of a Secured Note and every subsequent Holder of a Secured Note or portion of a Secured Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Secured Note. However, any such Holder of a Secured Note or subsequent Holder of a Secured Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
The Issuers may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 120 days after such Record Date unless the consent of the requisite number of Holders has been obtained.
Section 9.05.    Notation on or Exchange of Secured Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Secured Note thereafter authenticated. The Issuers in exchange for all Secured Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Secured Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Secured Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06.    Trustee and Notes Collateral Agent to Sign Amendments, Etc..

The Trustee and the Notes Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Notes Collateral Agent. The Issuers may not sign an amendment, supplement or waiver until their Boards approve it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
ARTICLE 10

NOTE GUARANTEES

Section 10.01.    Note Guarantee.

Subject to this Article 10, each of (i) the Guarantors party hereto as of the Effective Date hereby, and (ii) any other Guarantors from time to time, upon the execution and delivery of a supplemental indenture to this Indenture, hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Secured Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Secured Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of, premium, if any, or interest on the Secured Notes shall be promptly paid in full when due, whether at Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Secured Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee and the Notes Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Secured Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Secured Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Secured Notes with respect to any provisions hereof or thereof, the recovery of any judgment against any Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Secured Notes and this Indenture.
Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Notes Collateral Agent, the Trustee or any Holder in enforcing any rights under this Section 10.01.
If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against an Issuer for liquidation or reorganization, should such Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Secured Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Note Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor (including its guarantee of all Obligations under the Senior Credit Facilities, the Secured Notes and any other Senior Indebtedness).
Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
Section 10.02.    Limitation on Guarantor Liability.

Subject to this Article 10, each of (i) the Guarantors party hereto as of the Effective Date, and (ii) any other Guarantors from time to time, upon the execution and delivery of a supplemental indenture to this Indenture, and, by its acceptance of Secured Notes, each Holder, confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
Section 10.03.    Execution and Delivery.

To evidence its Note Guarantee set forth in Section 10.01, (i) each Guarantor party hereto as of the Effective Date shall execute and deliver this Indenture on the Effective Date, and (ii) each other Guarantor from time to time shall execute and deliver a supplemental indenture to this Indenture (which may be substantially in the form of the supplemental indenture set forth in Exhibit D).
Upon the execution and delivery of this Indenture or any other supplemental indenture to this Indenture, each Guarantor who executes this Indenture or such supplemental indenture agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Secured Notes.
If an Officer whose signature is on a supplemental indenture to this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.
The delivery of any Secured Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
If required by Section 4.15, Holdings shall cause any of its Domestic Subsidiaries that is a Restricted Subsidiary (other than the Issuers or the Guarantors) to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.
Section 10.04.    Subrogation.

Upon the execution and delivery of this Indenture or any supplemental indenture to this Indenture, as applicable, each Guarantor shall be subrogated to all rights of Holders of Secured Notes against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section

10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Secured Notes shall have been paid in full.
Section 10.05.    Benefits Acknowledged.

Upon the execution and delivery of this Indenture, each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
Upon the execution and delivery of the Execution Date Supplemental Indenture or any other supplemental indenture to this Indenture, each RSN Guarantor and each other Guarantor, as applicable, acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
Section 10.06.    Release of Note Guarantees.

Each Note Guarantee of Secured Notes by a Guarantor shall provide by its terms that its Obligations under this Indenture with respect to such Note Guarantee shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee is required for the release of such Guarantor’s Note Guarantee, upon:
(1)    in the case of a Subsidiary Guarantor, any sale, exchange, transfer or other disposition (by merger, consolidation, amalgamation, dividend, distribution or otherwise) of (i) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Subsidiary Guarantor to a non-Affiliate, in each case, if such sale, exchange, transfer or other disposition is permitted or not prohibited by the applicable provisions of this Indenture;
(2)    in the case of a Subsidiary Guarantor, the release or discharge of the guarantee by (or direct obligation of) such Subsidiary Guarantor of the Senior Credit Facilities and all Third Lien Obligations or the release or discharge of such other guarantee or direct obligation that resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such guarantee or payment of such obligation after the occurrence of a payment default or acceleration thereunder (it being understood that a release subject to a contingent reinstatement is still a release) or as a result of the payment in full of the Senior Credit Facilities, Third Lien Obligations or such other obligations, as applicable;
(3)    [reserved];
(4)    with respect to the Secured Notes, the Issuers exercising the legal defeasance option or covenant defeasance option with respect to the Secured Notes in accordance with Article 8 or a satisfaction and discharge of this Indenture with respect to the Secured Notes in accordance with Article 11; or
(5)    the merger, amalgamation or consolidation of any Subsidiary Guarantor with and into an Issuer or another Subsidiary Guarantor that is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation of a Subsidiary Guarantor.
ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01.    Satisfaction and Discharge of Indenture.

This Indenture shall upon the Issuers’ request cease to be of further effect with respect to the Secured Notes specified by the Issuers and any related Note Guarantees (except as to any surviving rights of registration of transfer or exchange of Secured Notes herein expressly provided for), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to the Secured Notes, when:
(1)    either (A) all Secured Notes theretofore authenticated and delivered (other than (i) Secured Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Secured Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers or the Guarantors and thereafter repaid to the Issuers or the Guarantors or discharged from such trust), have been delivered to the Trustee for cancellation; or
(B)     (w)    all Secured Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the making of a notice of redemption or otherwise, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers;
(x)     the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Secured Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Secured Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Secured Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
(y)     no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or the grant of any Lien securing such borrowing or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Secured Notes or this Indenture in respect of the Secured Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture) to which the Issuers or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith); and
(z)     the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Secured Notes at Maturity or the Redemption Date, as the case may be;
(2)    the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers with respect to the Secured Notes; and
(3)    the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture as to the Secured Notes have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (1)(B) of this Section 11.01, the obligations of the Trustee under Section 11.02 and Section 8.06 shall survive.
Section 11.02.    Application of Trust Money.

Subject to the provisions of Section 8.06, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Secured Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto as set forth in the Registrar, of the principal, premium and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, any Issuer’s and any Guarantor’s obligations under this Indenture and the Secured Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuers have made any payment of principal of, premium or interest on any Secured Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of the Secured Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12

COLLATERAL

Section 12.01.    Security Documents. Upon the execution and delivery of the Security Documents, the due and punctual payment of the principal of, premium (including if applicable, the Redemption Fee), if any, or interest on the Secured Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (including if applicable, the Redemption Fee), if any, or interest on the Secured Notes and performance of all other Obligations of the Issuers and the Guarantors to the Holders or the Trustee under this Indenture, such Secured Notes, the related Note Guarantees and the Security Documents with respect to the Secured Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure First Lien Notes Obligations. The Trustee, the Issuers and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Security Documents. Each Holder, by accepting a Secured Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents on the Effective Date, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Secured Notes secured hereby, according to the intent and purposes herein expressed. The Issuers and Holdings shall, and shall cause the Guarantors (other than Holdings) to, take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) required to cause the Security Documents to create and maintain, as security for the Obligations of the Issuers and the Guarantors to the secured parties under this Indenture, the Secured Notes, the Note Guarantees and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Security Documents), in favor of the Notes Collateral Agent for the benefit of the Holders and the Trustee subject to no Liens other than Permitted Liens. It is further understood and agreed that there shall be no Security Document (or other security agreements or pledge agreements) governed under the laws of any non-U.S. jurisdiction.

Section 12.02.    Release of Collateral.
(a)    Collateral may be released from the Lien and security interest created by the Security Documents at any time and from time to time with respect to the Secured Notes in accordance with the provisions of the Security Documents and this Indenture. Notwithstanding anything to the contrary in the Security Documents and this Indenture, the Issuers and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Secured Notes and the First Lien Notes Obligations under any one or more of the following circumstances:
(1)    to enable any Issuer or Guarantor to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under Section 4.10 hereof or not otherwise prohibited under this Indenture;
(2)    in the case of a Guarantor that is released from its Note Guarantee with respect to the Secured Notes pursuant to the terms of this Indenture with respect to the property and other assets of such Guarantor, upon the release of such Guarantor from such Note Guarantee;
(3)    with respect to Collateral that is Capital Stock, upon (i) the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture or (ii) [reserved];
(4)    [reserved];
(5)    [reserved];

(6)    [reserved];
(7)    to the extent the Liens on the Collateral securing all Senior Credit Facility Obligations are released by the Priority Lien Agent and the Second Lien Bank Collateral Agent, as applicable, in compliance with the terms of the Senior Credit Facilities (other than any release by, or as a result of, payment of the Senior Credit Facility Obligations), upon the release of such Liens;
(8)    in connection with any enforcement action taken by the Priority Lien Agent in accordance with the terms of the First/Second/Third Lien Intercreditor Agreement or by the Second Lien Controlling Collateral Agent in accordance with the terms of the Second Lien Pari Passu Intercreditor Agreement; or
(9)    pursuant to Article 9 hereof (including, without limitation, pursuant to Section 9.03).
(b)    The Liens on the Collateral securing the Secured Notes and the related Note Guarantees also will be terminated and released:
(1)    upon payment in full of the principal of, together with accrued and unpaid interest on, the Secured Notes and all other Obligations under this Indenture, the related Note Guarantees and the Security Documents with respect to the Secured Notes that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid;
(2)    upon a Legal Defeasance or Covenant Defeasance under this Indenture pursuant to Sections 8.02 and 8.03, respectively, or a satisfaction and discharge of this Indenture pursuant to Section 11.01; or
(3)    pursuant to the Intercreditor Agreements and the Security Documents with respect to the Secured Notes.
(c)    Any Lien on any Collateral may be released or subordinated to the holder of any Lien on such Collateral securing any Financing Lease Obligations or any Lien on such Collateral that is permitted by clause (12) (but solely to the extent Liens under such clause secure Indebtedness permitted to be incurred pursuant to clauses (4) and (24) of Section 4.09(b)),(16) or (26) of the definition of “Permitted Liens” to the extent required by the terms of the Obligations secured by such Liens.
(d)    With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Security Documents, as applicable, to such release have been met and that it is permitted for the Trustee or Notes Collateral Agent to execute and deliver the documents requested by the Issuers in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuers, the Trustee and the Notes Collateral Agent shall, execute, deliver or acknowledge (at the Issuers’ expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents or the Intercreditor Agreements.
Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.
Section 12.03.    Suits to Protect the Collateral. Subject to the provisions of Article 7 and the Security Documents, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:
(a)    enforce any of the terms of the Security Documents; and

(b)    collect and receive any and all amounts payable in respect of the Obligations hereunder.
Subject to the provisions of the Security Documents, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral, as applicable. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.
Section 12.04.    Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 12.05.    Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the authority of the applicable Issuer or Guarantor to make any such sale or other transfer.

Section 12.06.    Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon an Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of an Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 12; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 12.07.    Release Upon Termination of the Issuers’ Obligations. In the event that the Issuers deliver to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Secured Notes and all other Obligations under this Indenture, such Secured Notes, the related Note Guarantees and the Security Documents that were due and payable at or prior to the time such principal, together with accrued and unpaid interest, were paid or (ii) the Issuers shall have either (x) exercised their Legal Defeasance option or their Covenant Defeasance option, in each case in compliance with the provisions of Article 8 or (y) satisfied and discharged this Indenture in compliance with the provisions of Article 11, and in each case of (i) and (ii), an Opinion of Counsel stating that all conditions precedent to the release of such Lien in the Collateral by the Trustee have been satisfied, the Trustee and the Notes Collateral Agent shall deliver to the Issuers a release of Lien in the Collateral without recourse, representations or warranties and shall do or cause to be done (at the expense of the Issuers) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable.

Section 12.08.    Notes Collateral Agent.
(a)    The Issuers and each of the Holders by acceptance of the Secured Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture and the Security Documents and the Issuers and each of the Holders by acceptance of the Secured Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent with respect to such Holder’s Secured Notes by the terms of this Indenture and the Security Documents, and consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 12.08. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture and the

Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein with respect to such Holder’s Secured Notes and therein shall be authorized and binding upon such Holder. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Issuer or Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    The Notes Collateral Agent may perform any of its duties under this Indenture or the Security Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.
(c)    None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuers or a Guarantor or Affiliate of any Issuer or Guarantor, or any Officer or Related Person thereof, contained in this Indenture or the Security Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Security Documents, or for any failure of any Issuer or Guarantor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Security Documents or to inspect the properties, books, or records of any Issuer or Guarantor or any Issuer or Guarantor’s Affiliates.
(d)    The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuers or any Guarantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Security Documents unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Secured Notes as it determines and, if it so requests, it shall first be offered security or indemnity to its satisfaction by the Holders of such Secured Notes against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Security Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Secured Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders of such Secured Notes.
(e)    The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Issuers referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Secured Notes (subject to this Section 12.08).
(f)    The Notes Collateral Agent may resign at any time by notice to the Trustee and the Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Issuers shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of Secured Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Issuers (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 12.08 (and Section 7.07) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.
(g)    The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
(h)    The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Effective Date, (ii) make the representations of the Holders set forth in the Security Documents, (iii) bind the Holders on the terms as set forth in the Security Documents and (iv) perform and observe its obligations under the Security Documents.
(i)    If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture and the Security Documents.
(j)    The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuers, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.
(k)    The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of such Issuer or Guarantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture or any Security Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of Secured Notes or as otherwise provided in the Security Documents.
(l)    If the Issuers or any Guarantor (i) incurs any obligations in respect of First Lien Obligations or Second Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations or Second Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the applicable Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations or Second Lien Obligations so incurred, together with an Opinion of Counsel, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuers, including legal fees and expenses of the Notes Collateral Agent), bind the Holders of Secured Notes secured as provided in the Security Documents and this Article 12 on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officer’s Certificate nor an Opinion of Counsel shall be required in connection with the applicable Intercreditor Agreements to be entered into by the Notes Collateral Agent on the Effective Date.
(m)    No provision of this Indenture or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) if it shall have received indemnity satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuers or the Holders to be sufficient.
(n)    The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuers (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.
(o)    Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts caused by, directly or indirectly, forces beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.
(p)    The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuers or any Guarantor under this Indenture and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture and any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture and the Security Documents.
(q)    The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Issuers, Holdings, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Issuers, Holdings or the Guarantors, Holders of a majority in aggregate principal amount of the then outstanding Secured Notes affected thereby shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.
(r)    Upon the receipt by the Notes Collateral Agent of a written request of the Issuers signed by an Officer (a “Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document or amendment or supplement thereto, to be executed after the Effective Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.08(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document or amendment or supplement thereto. Any such execution of a Security Document or amendment or supplement thereto, shall be at the direction and expense of the Issuers, upon delivery to the Notes Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document or amendment or supplement thereto, have been satisfied. The Holders, by their acceptance of the Secured Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents or amendment or supplement thereto.
(s)    Subject to the provisions of the applicable Security Documents and the Intercreditor Agreements, each Holder, by acceptance of the Secured Notes, agrees that the Notes Collateral Agent shall execute and deliver the Security Documents and Intercreditor Agreements to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Secured Notes or the Trustee, as applicable.
(t)    After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the then outstanding Secured Notes, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.
(u)    The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.13 and the other provisions of this Indenture.
(v)    In each case that the Notes Collateral Agent may or is required hereunder or under any Security Document to take any action (an “Action”) with respect to the Secured Notes, including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Secured Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Secured Notes. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding

Secured Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Secured Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.
(w)    Notwithstanding anything to the contrary in this Indenture or in any Security Document, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.
(x)    Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuers or the Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 12.08. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(y)    Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral.

Section 12.09.    Other Limitations. Notwithstanding anything to the contrary in this Indenture or any Security Document:
(a)    Liens required to be granted from time to time pursuant to this Indenture, and the requirements with respect to perfecting the same, shall be subject to exceptions and limitations set forth in the Security Documents;
(b)    control agreements or other control or similar arrangements shall not be required with respect to Excluded Accounts;
(c)    no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of any Foreign Subsidiary and foreign intellectual property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no Security Document (or other security agreements or pledge agreements) governed under the laws of any non-U.S. jurisdiction);
(d)    no actions shall be required to perfect a security interest in Vehicles or other assets subject to certificates of title with an individual fair market value of less than $200,000 so long as the aggregate fair market value of all such Vehicles and other assets subject to certificates of title the pledge of which is not perfected does not exceed $1.0 million;
(e)    no actions shall be required to perfect a security interest with respect to commercial tort claims with a value less than $200,000 and no actions shall be required to perfect a security interest with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $200,000;
(f)    no actions shall be required to perfect a security interest in letter of credit rights with a face amount of less than $200,000 (other than the filing of a UCC financing statement) so long as the aggregate face amount of letters of credit underlying such letter of credit rights the pledge of which is only perfected by the filing of UCC financing statements does not exceed $1.0 million; and

(g)    no actions shall be required to perfect a security interest in (x) leased real property or (y) owned real property with a fair market value of less than $200,000 so long as the aggregate fair market value of all such owned real property in respect of which no actions to perfect are taken pursuant to this clause (y) does not exceed $1.0 million.
It is further understood and agreed that, to the extent that the Second Lien Bank Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the Collateral or makes any determination in respect of any matters relating to the Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by the Second Lien Credit Facilities), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents, and the judgment of the Second Lien Bank Collateral Agent in respect of any such matters under the Second Lien Credit Facilities shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Security Documents.

ARTICLE 13

MISCELLANEOUS

Section 13.01.    [Reserved].
Section 13.02.    Notices.
Any notice or communication by an Issuer, any Guarantor, the Trustee or the Notes Collateral Agent to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the others’ address, or given electronically:
If to an Issuer and/or any Guarantor:
Diamond Sports Group, LLC
10706 Beaver Dam Road
Hunt Valley, Maryland 21030
Attention: David Gibber
Email: dbgibber@sbgtv.com

If to the Trustee or the Notes Collateral Agent:
U.S. Bank Trust Company, National Association
Global Corporate Trust Services
Three James Center
1051 East Cary Street, Suite 600
Richmond, Virginia 23219
Attention: Melody Scott
Email: melody.scott@usbank.com

Any Issuer, any Guarantor, the Trustee or the Notes Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first day on which publication is made, if given by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; at the time delivered, if sent by overnight air courier guaranteeing next day delivery, and at the time sent, if given electronically; provided that any notice or communication delivered to the Trustee or the Notes Collateral Agent shall be deemed effective upon actual receipt thereof. Notice otherwise given in accordance with the procedures of DTC will be deemed given on the date sent to DTC.
Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notwithstanding anything to the contrary contained herein, as long as the Secured Notes are in the form of a Global Note, notice to the Holders may be made electronically in accordance with procedures of the Depositary for such Secured Note.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If an Issuer delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and the Notes Collateral Agent at the same time.
The Trustee and the Notes Collateral Agent agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail or other similar unsecured electronic methods. If the Issuers, any Guarantor or any Holder elects to give the Trustee or the Notes Collateral Agent e-mail (or instructions by a similar electronic method) and the Trustee or the Notes Collateral Agent in its discretion elects to act upon such instructions, the Trustee’s or the Notes Collateral Agent’s understanding of such instructions shall be deemed controlling. Neither the Trustee nor the Notes Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Notes Collateral Agent’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Notes Collateral Agent, including without limitation the risk of the Trustee or the Notes Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 13.03.    Communication by Holders of Notes with Other Holders of Notes.
Holders of Secured Notes may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders of Secured Notes with respect to their rights under this Indenture or the Secured Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
Section 13.04.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by an Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, such Issuer or such Guarantor, as the case may be, shall furnish to the Trustee or, if such action relates to a Security Document or an Intercreditor Agreement, the Notes Collateral Agent:
(a)    An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as applicable (which shall include the statements set forth in Section 13.05), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)    An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as applicable (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 13.05.    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) and shall include:

(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 13.06.    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07.    No Personal Liability of Directors, Managers, Officers, Employees and Stockholders.
No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of an Issuer or any Guarantor or any of their parent companies or entities (other than each Issuer in respect of the Secured Notes and each Guarantor in respect of its Note Guarantee) shall have any liability for any obligations of the Issuers or the Guarantors under the Secured Notes, the Note Guarantees, this Indenture or the Security Documents (including any Intercreditor Agreements) or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Secured Notes.
Section 13.08.    Governing Law; Submission to Jurisdiction.
THIS INDENTURE, THE SECURED NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan of the City of New York or any federal court sitting in the Borough of Manhattan of the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, any Note Guarantee and the Secured Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 13.09.    Waiver of Jury Trial.
EACH OF THE ISSUERS, THE GUARANTORS, THE TRUSTEE AND EACH HOLDER OF A SECURED NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURED NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 13.10.    Force Majeure.
In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 13.11.    Foreign Account Tax Compliance Act (FATCA).
In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Issuers agree (i) to use commercially reasonable efforts to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions related to this Indenture (including any modification to the terms of such transactions) so that the Trustee can determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this Section 13.11 shall survive the termination of this Indenture.
Section 13.12.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of an Issuer or a Guarantor or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.13.    Successors.
All agreements of the Issuers in this Indenture and the Secured Notes shall bind their respective successors. All agreements of the Trustee and the Notes Collateral Agent in this Indenture shall bind each of their respective successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.
Section 13.14.    Severability.
In case any provision in this Indenture or in the Secured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 13.15.    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 13.16.    Table of Contents, Headings, Etc..
The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 13.17.    No Adverse Interpretation of Other Agreement.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers, Holdings, any Guarantor or any other Restricted Subsidiary or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.18.    Intercreditor Agreements.
Reference is made to the Intercreditor Agreements. Each Holder, by its acceptance of a Secured Note, (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (b) authorizes and instructs the Trustee and the Notes Collateral Agent to enter into the Intercreditor Agreements as Trustee and as Notes Collateral Agent, as the case may be, and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein. The foregoing provisions are intended as an inducement to the lenders under the Senior Credit Facilities to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreements.
[Signatures on following page]

DIAMOND SPORTS GROUP, LLC, as an Issuer

By:/s/ Steve Rosenberg
Name:Steve Rosenberg
Title: President, Treasurer

DIAMOND SPORTS FINANCE COMPANY, as an Issuer
By:/s/ Steve Rosenberg
Name:Steve Rosenberg
Title: President, Treasurer

DIAMOND SPORTS INTERMEDIATE HOLDINGS LLC, as Holdings
By:/s/ Steve Rosenberg
Name:Steve Rosenberg
Title: President, Treasurer

[Signature Page to Indenture]

GUARANTORS:

ARC HOLDING, LTD.
By:    Sports Holding, LLC, General Partner

DIAMOND-BRV SOUTHERN SPORTS HOLDINGS, LLC
By:    Diamond Southern Holdings, LLC, Sole Member

DIAMOND OHIO HOLDINGS II, LLC
By:    Diamond Ohio Holdings, LLC, Sole Member

DIAMOND SPORTS SUN, LLC
By:    Sunshine Holdco, LLC, Sole Member

DIAMOND SPORTS NET ARIZONA, LLC
By:    Diamond Sports Net Arizona Holdings, LLC, Sole Member

DIAMOND SPORTS NET DETROIT, LLC
By:    FRSM Holdings LLC, Sole Member

DIAMOND ST. LOUIS HOLDINGS LLC
By:    ARC Holding, Ltd., Sole Member

FASTBALL SPORTS PRODUCTIONS, LLC
DIAMOND SPORTS NET OHIO, LLC
By:    Diamond Ohio Holdings II, LLC, Sole Member

SPORTSOUTH NETWORK, LLC
SPORTSOUTH NETWORK II, LLC
By:    Diamond-BRV Southern Sports Holdings, LLC, Sole Member

DIAMOND SPORTS NET FLORIDA 2, LLC
By:    Diamond Sports Net Florida, LLC

[Signature Page to Indenture]

DIAMOND MOBILE HOLDINGS, LLC
DIAMOND OHIO HOLDINGS, LLC
DIAMOND SPORTS NET WEST 2, LLC
DIAMOND SPORTS NET NORTH, LLC
DIAMOND COLLEGE SPORTS, LLC
DIAMOND SPORTS NET ARIZONA HOLDINGS, LLC
FRSM HOLDINGS LLC
DIAMOND SAN DIEGO HOLDINGS, LLC
DIAMOND WEST HOLDINGS, LLC
DIAMOND SPORTS NET FLORIDA, LLC
DIAMOND SOUTHERN HOLDINGS, LLC
SUNSHINE HOLDCO, LLC
SPORTS HOLDING, LLC
By:    Diamond Sports Net, LLC, Sole Member

DIAMOND SPORTS NET, LLC
DIAMOND DIGITAL GROUP, LLC
SPORTS NETWORK, LLC
SPORTS NETWORK II, LLC
By:    Diamond Sports Group, LLC, Sole Member

By:/s/ Steve Rosenberg
Name:Steve Rosenberg
Title: President, Treasurer
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent
By:/s/ Melody Scott
Name:Melody Scott
Title: AVP
[Signature Page to Indenture]

EXHIBIT A
[Face of Secured Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [ ]
ISIN [ ]
[RULE 144A][REGULATION S] [INSTITUTIONAL ACCREDITED INVESTOR] [GLOBAL] NOTE
representing up to
$______________]
5.375% Senior Secured Second Lien Notes due 2026
No. ___     [$______________]
DIAMOND SPORTS GROUP, LLC
and
 DIAMOND SPORTS FINANCE COMPANY
promise to pay to CEDE & CO. or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on August 15, 2026.
Interest Payment Dates: February 15 and August 15, commencing on August 15, 2022

Record Dates: February 1 and August 1

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.
Dated:
DIAMOND SPORTS GROUP, LLC
By:            Name:
    Title:
DIAMOND SPORTS FINANCE COMPANY
By:            Name:
    Title:

This is one of the 5.375% Senior Secured Second Lien Notes due 2026 referred to in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
Dated:
By:
Authorized Signatory

[Back of Note]
5.375% Senior Secured Second Lien Notes due 2026
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. Diamond Sports Group, LLC, a Delaware limited liability company (the “Diamond Sports Group”) and Diamond Sports Finance Company, a Delaware corporation (together with Diamond Sports Group, the “Issuers”, and each, an “Issuer”), promise to pay interest on the principal amount of this Note at 5.375% per annum from February 15, 2022 until Maturity. The Stated Maturity is August 15, 2026. The Issuers shall pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Secured Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 15, 2022; provided that the first Interest Payment Date shall be August 15, 2022. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium (including if applicable, the Redemption Fee), if any, from time to time on demand at the interest rate on the Secured Notes to the extent lawful; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the interest rate on the Secured Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. This note is one of the series designated on the face hereof (individually, a “Secured Note” and, collectively, the “Secured Notes”).
2.    METHOD OF PAYMENT. The Issuers will pay interest on the Secured Notes to the Persons who are registered Holders of the Secured Notes at the close of business (if applicable) on the February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Secured Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of principal of, premium, if any, and interest on the Secured Notes shall be payable at the office or agency of the Paying Agent maintained for such purpose as provided in Section 2.03 of the Indenture or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Secured Notes at their addresses set forth in the register of Holders or by wire transfer, provided that all payments of principal of and interest and premium, if any, with respect to the Secured Notes represented by one or more Global Notes will be made in accordance with DTC’s applicable procedures. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Holdings or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Issuers issued the Secured Notes under the Indenture, dated as of March 1, 2022 (the “Indenture”), among the Issuers, the Guarantors party thereto, the Trustee and U.S. Bank Trust Company, National Association, as collateral agent (the “Notes Collateral Agent”). This Secured Note is one of a duly authorized issue of Secured Notes of the Issuers designated as their 5.375% Senior Secured Second Lien Notes due 2026. The terms of the Secured Notes include those stated in the Indenture. The Secured Notes are subject to all such terms, and Holders of the Secured Notes are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    REDEMPTION AND REPURCHASE. The Secured Notes are subject to optional redemption, and may be the subject of a Change of Control Offer and an Asset Sale Offer, as

further described in the Indenture. The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Secured Notes.
6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Secured Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Secured Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Secured Note or portion of a Secured Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Secured Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Secured Notes for a period of 15 days before a selection of Secured Notes to be redeemed.
7.    PERSONS DEEMED OWNERS. The registered Holder of a Secured Note may be treated as its owner for all purposes.
8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Secured Notes or the related Note Guarantees may be amended or supplemented as provided in the Indenture.
9.    DEFAULTS AND REMEDIES. The Events of Default relating to the Secured Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default relating to the Secured Notes, the rights and obligations of the Issuers, the Guarantors, the Trustee and the Holders of the Secured Notes shall be as set forth in the applicable provisions of the Indenture.
10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
11.    GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE SECURED NOTES AND THE NOTE GUARANTEES.
12.    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers and/or similar numbers to be printed on the Secured Notes and the Trustee may use CUSIP and ISIN numbers and/or similar numbers in notices of redemption as a convenience to Holders of the Secured Notes. No representation is made as to the accuracy of such numbers either as printed on the Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
13.    SECURITY. The Secured Notes and the related Note Guarantees shall be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, shall hold the Collateral in trust for the benefit of the Holders of the Secured Notes, in each case pursuant to the Security. Each Holder of the Secured Notes, by accepting this Secured Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Security Documents on the Effective Date, and at any time after the Effective Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:
Diamond Sports Group, LLC
10706 Beaver Dam Road
Hunt Valley, Maryland 21030
Attention: Lucy Rutishauser
Email: LRutisha@sbgtv.com

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:* __________________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
[   ] Section 4.10    [   ] Section 4.14
If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee:* __________________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

__________________
*    This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Diamond Sports Group, LLC
10706 Beaver Dam Road
Hunt Valley, Maryland 21030
Attention: David Gibber

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
Three James Center
1051 East Cary Street, Suite 600
Richmond, Virginia 23219
Attention: Melody Scott
Re: 5.375% Senior Secured Second Lien Notes due 2026
Reference is hereby made to the Indenture, dated as of March 1, 2022 (as amended or supplemented from time to time with respect to the Secured Notes, the “Indenture”), among the Issuers, the Trustee and the Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Secured Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Secured Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
2.    [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.    [  ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    [  ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    [  ] such Transfer is being effected to an Issuer, a Restricted Subsidiary or a Guarantor ;
or
(c)    [  ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.
or
(d)    [  ] such Transfer is being effected to an Institutional Accredited Investor or any corporate parent of Diamond Sports Group, and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) if such Transfer is being effected to an Institutional Accredited Investor, a certificate executed by the Transferee in the form of Exhibit H to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of less than $250,000 aggregate principal amount of Notes, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4.    [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
(a)    [  ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    [  ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    [  ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.
[Insert Name of Transferor]
By:
    Name:
    Title:
Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    [  ] a beneficial interest in the:
(i)    [  ] 144A Global Note (CUSIP [ ]), or
(ii)    [  ] Regulation S Global Note (CUSIP [ ]), or
(iii)    [  ] IAI Global Note (CUSIP [ ]), or
(b)    [  ] a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    [  ] a beneficial interest in the:
(i)    [  ] 144A Global Note (CUSIP [ ]), or
(ii)    [  ] Regulation S Global Note (CUSIP [ ]), or
(iii)    [  ] IAI Global Note (CUSIP [ ]), or
(iv)    [  ] Unrestricted Global Note (CUSIP [ ]); or
(b)    [  ] a Restricted Definitive Note; or
(c)    [  ] an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Diamond Sports Group, LLC
10706 Beaver Dam Road
Hunt Valley, Maryland 21030
Attention: David Gibber

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
Three James Center
1051 East Cary Street, Suite 600
Richmond, Virginia 23219
Attention: Melody Scott
Re: 5.375% Senior Secured Second Lien Notes due 2026
Reference is hereby made to the Indenture, dated as of March 1, 2022 (as amended or supplemented from time to time with respect to the Secured Notes, the “Indenture”), among the Issuers, the Trustee and the Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________ (the “Owner”) owns and proposes to exchange the Secured Note[s] or interest in such Secured Note[s] specified herein, in the principal amount of $__________ in such Secured Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
(1)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
(a)    [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)    [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)    [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)    [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(2)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
(a)    [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)    [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note, [ ] IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
By:
    Name:
    Title:

Dated: _______________________

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
SUPPLEMENTAL INDENTURE NO. [ ] (this “Supplemental Indenture”), dated as of [__________], by and between [__________________] (the “Guaranteeing Subsidiary”), a subsidiary of Holdings, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent (the “Notes Collateral Agent”).
W I T N E S S E T H
WHEREAS, Diamond Sports Group, LLC, a Delaware limited liability company (“Diamond Sports Group”), Diamond Sports Finance Company, a Delaware corporation (together with Diamond Sports Group, the “Issuers”, and each, an “Issuer”), Diamond Sports Intermediate Holdings LLC, a Delaware limited company and the direct parent of the Issuers (“Holdings”), the other parties that are signatories thereto as Guarantors, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture, dated as of March 1, 2022, as amended, supplemented or otherwise modified to date (the “Initial Indenture” and, together with this Supplemental Indenture, and as further amended, supplemented or otherwise modified, the “Indenture”) providing for the issuance of their 5.375% Senior Secured Second Lien Notes due 2026 (the “Secured Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuers’ Obligations under the Secured Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder of Secured Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Secured Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor, including Article 10 thereof.
(3)    Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Secured Notes.
(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(5)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GUARANTOR:
[GUARANTEEING SUBSIDIARY]
By:
    Name:
    Title:
By:
    Name:
    Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent
By:
    Name:
    Title:
Exhibit E
FORM OF SECURITY AGREEMENT

EXHIBIT F
FORM OF FIRST/SECOND/THIRD LIEN INTERCREDITOR AGREEMENT

EXHIBIT G
FORM OF SECOND LIEN PARI PASSU INTERCREDITOR AGREEMENTEXHIBIT H
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Diamond Sports Group, LLC
10706 Beaver Dam Road
Hunt Valley, Maryland 21030
Attention: David Gibber

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
Three James Center
1051 East Cary Street, Suite 600
Richmond, Virginia 23219
Attention: Melody Scott
Re: 5.375% Senior Secured Second Lien Notes due 2026
Reference is hereby made to the Indenture, dated as of March 1, 2022 (as amended or supplemented from time to time with respect to the Secured Notes, the “Indenture”), among the Issuers, the Trustee and the Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $____________ aggregate principal amount of:
(a) a beneficial interest in a Global Note, or
(b) a Definitive Note,
we confirm that:
1. We understand that any subsequent transfer of the Secured Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Secured Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities law.
2. We understand that the offer and sale of the Secured Notes have not been registered under the Securities Act or any applicable securities law, and that the Secured Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Secured Notes or any interest therein, we will do so only (A) to either Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, and, if such transfer is in respect of an aggregate principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3. We understand that, on any proposed resale of the Secured Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Secured Notes purchased by us will bear a legend to the foregoing effect.
4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Secured Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5. We are acquiring the Secured Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion, in each case for investment only, and not with a view to, or for the offer or sale in connection with, any distribution thereof in violation of the Securities Act.
You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Institutional Accredited Investor]
By:
    Name:
    Title:

Dated: _______________________